                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 AMENDMENT NO. 3

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

    / / Preliminary Proxy Statement               / / Confidential, for Use of the Commission
                                                  Only (as permitted by Rule 14a-6(e)(2))
    /X/ Definitive Proxy Statement
    / / Definitive Additional Materials
    / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               KEMPER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     /X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         Common Stock, par value $5.00 per share ("Common Stock"), of the Registrant
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
        42,387,026 (which includes shares of Common Stock issuable upon exercise of options and conversion of convertible
                   preferred stock issued by the Registrant)
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         $49.80 in cash for each share of Common Stock
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction: $2,110,873,895.00
--------------------------------------------------------------------------------

     (5) Total fee paid: $422,174.78
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $422,174.78
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.: Schedule 14A
--------------------------------------------------------------------------------

     (3) Filing Party: Kemper Corporation
--------------------------------------------------------------------------------

     (4) Date Filed: October 12, 1995, September 21, 1995 and July 12, 1995
--------------------------------------------------------------------------------

                                                                            LOGO
                               KEMPER CORPORATION
                                One Kemper Drive
                           Long Grove, Illinois 60049
                                 (708) 320-4700

                                                                October 17, 1995

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of the Stockholders of Kemper Corporation (the "Company"), which will be held at 3:30 p.m. on November 15, 1995 in Meeting Room 3-A at the Company's corporate headquarters, One Kemper Drive, Building 3, Long Grove, Illinois.

     At the Special Meeting, holders of the Company's common stock will be asked to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated as of May 15, 1995 and amended as of September 6, 1995 (the "Amended Merger Agreement") among Zurich Insurance Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., ZIP Acquisition Corp., a subsidiary of Zurich and Insurance Partners (the "Purchaser"), and the Company. A copy of the Amended Merger Agreement is included as Annex 1 to the attached Proxy Statement. On the terms and subject to the conditions of the Amended Merger Agreement, the Purchaser will be merged with and into the Company (the "Merger").

     Upon consummation of the Merger, (i) each outstanding share of the Company's common stock will be converted into the right to receive $49.80 in cash and (ii) each outstanding share of the Company's preferred stock will remain outstanding as one duly authorized, validly issued, fully paid and nonassessable share of preferred stock of the surviving corporation.

     Approval and adoption of the Amended Merger Agreement requires the affirmative vote of a majority of the outstanding shares of common stock of the Company. Detailed information concerning the Merger is set forth in the Proxy Statement, which we urge you read carefully.

     YOUR BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE AMENDED MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE AMENDED MERGER AGREEMENT.

     Whether or not you plan to attend the Special Meeting in person and regardless of the number of shares of common stock you own, please complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope.

                                          Sincerely,

                                          DAVID B. MATHIS
                                          Chairman of the Board and
                                          Chief Executive Officer

     THE TRANSACTION TO BE CONSIDERED AT THE SPECIAL MEETING INVOLVES A MATTER OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THE ATTACHED PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE PROMPTLY.

                               KEMPER CORPORATION                           LOGO
                                One Kemper Drive
                           Long Grove, Illinois 60049
                                 (708) 320-4700

                         ------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 15, 1995
                         ------------------------------

To Our Stockholders:

     Notice is hereby given that a Special Meeting of Stockholders of Kemper Corporation, a Delaware corporation (the "Company"), will be held at 3:30 p.m. on November 15, 1995 in Meeting Room 3-A at the Company's corporate headquarters, One Kemper Drive, Building 3, Long Grove, Illinois. The meeting is called for the purpose of considering and voting upon:

     1. A proposal to approve and adopt the Agreement and Plan of Merger dated as of May 15, 1995 and amended as of September 6, 1995 (the "Amended Merger Agreement") among Zurich Insurance Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., ZIP Acquisition Corp., and the Company. A copy of the Amended Merger Agreement is included as Annex 1 to the attached Proxy Statement.

     2. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The proposed merger and other related matters are more fully described in the attached Proxy Statement and the Annexes thereto.

     The close of business on September 22, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on the record date are entitled to vote at the meeting.

     In connection with the proposed merger, appraisal rights will be available to those stockholders of the Company who meet and comply with the requirements of Section 262 of the Delaware General Corporation Law (the "DGCL"), a copy of which is included as Annex 3 to the Proxy Statement. Reference is made to the section entitled "The Merger -- Dissenters' Rights" in the Proxy Statement for a discussion of the procedures to be followed in asserting appraisal rights in connection with the proposed merger under Section 262 of the DGCL.

     Whether or not you plan to attend the Special Meeting in person and regardless of the number of shares of common stock you own, please complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. You may revoke your proxy at any time before the authority granted by it is exercised. If you attend the Special Meeting, you may vote in person even if you have previously returned an executed proxy.

                                          By Order of the Board of Directors

                                          KATHLEEN A. GALLICHIO
                                          Corporate Secretary

                                -- IMPORTANT --

If your shares are held in "street name," only your bank or broker can vote your shares. Please contact the person responsible for your account and instruct him or her to vote the proxy card as soon as possible.

If you have any questions or need further assistance in voting your shares, please call Kemper Corporation's proxy solicitor,

                            GEORGESON & COMPANY INC.
                         (toll free) at 1-800-223-2064.

                                                                            LOGO
                               KEMPER CORPORATION
                                One Kemper Drive
                           Long Grove, Illinois 60049
                                 (708) 320-4700

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 15, 1995

     This proxy statement (the "Proxy Statement") is being furnished to the stockholders of Kemper Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at a Special Meeting of Stockholders to be held at 3:30 p.m. on November 15, 1995 in Meeting Room 3-A at the Company's corporate headquarters, One Kemper Drive, Building 3, Long Grove, Illinois, and at any adjournments or postponements thereof (the "Special Meeting").

     At the Special Meeting, the holders of common stock, par value $5.00 per share, of the Company will consider and vote upon the approval and adoption of the Agreement and Plan of Merger dated as of May 15, 1995 (the "Merger Agreement") among Zurich Insurance Company ("Zurich"), Insurance Partners, L.P. ("IP"), Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda" and, together with IP, "Insurance Partners"), ZIP Acquisition Corp. (the "Purchaser"), a special purpose acquisition corporation owned approximately 80% by Zurich and 20% by Insurance Partners, and the Company, as amended by that certain Amendment Agreement dated as of September 6, 1995, among Zurich, Insurance Partners, the Purchaser and the Company (the "Amendment Agreement"; the Merger Agreement as amended by the Amendment Agreement is, as the context requires, hereinafter referred to as the "Amended Merger Agreement"). On the terms and subject to the conditions of the Amended Merger Agreement, the Purchaser will be merged with and into the Company (the "Merger"), and the Company will be the surviving corporation (the "Surviving Corporation").

     Upon the consummation of the Merger, (i) each outstanding share of common stock, par value $5.00 per share, of the Company (the "Common Stock") will be converted into the right to receive $49.80 in cash, and (ii) each share of (a) Series A Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), (b) Series C Cumulative Preferred Stock of the Company ("Series C Preferred Stock"), (c) Series D Index Exchangeable Preferred Stock of the Company ("Series D Preferred Stock") and (d) Series E Cumulative Convertible Preferred Stock of the Company ("Series E Preferred Stock") issued and outstanding shall remain outstanding as one duly authorized, validly issued, fully paid and nonassessable share of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, of the Surviving Corporation. As a result of the Merger, all common stockholders of the Company will cease to have an equity interest in, or possess any rights as common stockholders of, the Surviving Corporation. See "The Merger -- General." Pursuant to the terms of the Amended Merger Agreement, notwithstanding the satisfaction or waiver of the conditions to the obligations of the Purchaser, Zurich and Insurance Partners to effect the Merger, Zurich and Insurance Partners may delay the consummation of the Merger to a date not later than January 4, 1996, provided that certain conditions to the closing of the Merger will lapse at an earlier date. Zurich and Insurance Partners have informed the Company that they currently expect to delay the consummation of the Merger until January 4, 1996. See "The

Merger -- Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants -- Satisfaction of Closing Conditions."

     A copy of the Merger Agreement and the Amendment Agreement is attached hereto as Annex 1. The summaries of the portions of the Amended Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Amended Merger Agreement.

     YOUR BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE AMENDED MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF THE COMPANY, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE AMENDED MERGER AGREEMENT. In reaching its determination, the Board of Directors considered, among other things, the opinion of Goldman, Sachs & Co. ("Goldman Sachs"), the Company's financial advisor, as to the fairness of the consideration to be received by the holders of Common Stock pursuant to the Merger. The opinion of Goldman Sachs is included as Annex 2 hereto and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety for further information respecting the assumptions made, matters considered and limits of the review undertaken by Goldman Sachs. See "The Merger -- Reasons for the Merger; Recommendation of the Board of Directors; Opinion of Financial Advisor."

     In connection with the Merger, appraisal rights will be available to those stockholders of the Company who meet and comply with the requirements of Section 262 of the Delaware General Corporation Law (the "DGCL"), a copy of which is attached as Annex 3 hereto. For a discussion of the procedures to be followed in asserting appraisal rights under Section 262 of the DGCL in connection with the Merger, see "The Merger -- Dissenters' Rights."

                         ------------------------------

          This Proxy Statement is first being mailed to the Company's stockholders on or about October 17, 1995.
                         ------------------------------

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      -----
SUMMARY..............................................................................     1
VOTING AND PROXIES...................................................................     9
  Record Date; Solicitation of Proxies...............................................     9
  Vote Required......................................................................     9
THE MERGER...........................................................................    11
  General............................................................................    11
  Related Transactions...............................................................    12
  Background of the Merger...........................................................    12
  Other Relationships Between the Company and Zurich, Insurance Partners and the
     Purchaser.......................................................................    16
  Reasons for the Merger; Recommendation of the Board of Directors; Opinion of
     Financial Advisor...............................................................    16
  No Solicitation....................................................................    22
  Fiduciary Duties...................................................................    23
  Interests of Certain Persons in the Merger.........................................    23
  Effective Time of the Merger.......................................................    25
  Payment for Shares of Common Stock.................................................    25
  Certain Other Effects of the Merger................................................    26
  Government and Regulatory Approvals and Filings....................................    26
  Benefit Plans......................................................................    26
  Anticipated Accounting Treatment...................................................    27
  Terms of the Merger................................................................    27
  Conditions to Consummation of the Merger...........................................    28
  Representations and Warranties.....................................................    31
  Certain Covenants..................................................................    32
  Termination; Fees and Expenses.....................................................    35
  Plans of the Company in the Event the Merger is not Consummated....................    36
  Certain Tax Consequences of the Merger.............................................    36
  Dissenters' Rights.................................................................    36
SELECTED FINANCIAL INFORMATION CONCERNING THE COMPANY................................    39
MARKET PRICES........................................................................    40
CERTAIN PROJECTIONS..................................................................    40
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS..........................    41
CERTAIN PENDING LITIGATION...........................................................    43
ADDITIONAL INFORMATION...............................................................    44
  Independent Accountants............................................................    44
  Incorporation by Reference.........................................................    44
OTHER MATTERS........................................................................    45
STOCKHOLDER PROPOSALS................................................................    45
ANNEX 1 Agreement and Plan of Merger dated as of May 15, 1995 among Zurich Insurance
        Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda),
        L.P., ZIP Acquisition Corp. and Kemper Corporation............................  A1-1
        Amendment Agreement dated as of September 6, 1995 among Zurich Insurance
        Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda),
        L.P., ZIP Acquisition Corp. and Kemper Corporation........................... A1-55
ANNEX 2 Fairness Opinion of Goldman, Sachs & Co. ....................................  A2-1
ANNEX 3 Section 262 of the Delaware General Corporation Law..........................  A3-1

                                       (i)

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement, in the attached Annexes and in the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement in its entirety.

                              THE SPECIAL MEETING

PURPOSE OF THE MEETING; DATE, TIME AND PLACE

     The Special Meeting of Stockholders of the Company will be held at 3:30 p.m. on November 15, 1995 in Meeting Room 3-A at the Company's corporate headquarters, One Kemper Drive, Building 3, Long Grove, Illinois. At the Special Meeting, the holders of Common Stock will consider and vote upon the approval and adoption of the Amended Merger Agreement.

     In the Merger, (i) each share of Common Stock issued and outstanding at the Effective Time (defined herein), other than shares owned by the Company (except for shares held in trust accounts, custodial accounts and the like, shares that are beneficially owned by third parties and shares held in the ordinary course of business by subsidiaries of the Company that are insurance companies or broker-dealers (collectively, "Company Fiduciary Shares")), Zurich, Insurance Partners, the Purchaser or any of their respective subsidiaries and shares held by common stockholders who perfect their statutory dissenters' rights (see "The Merger -- Dissenters' Rights"), will be cancelled and extinguished and converted automatically into the right to receive $49.80 in cash (the "Merger Consideration"); and (ii) each share issued and outstanding at the Effective Time, other than those held by preferred stockholders who perfect their statutory dissenters' rights (see "The Merger -- Dissenters' Rights"), of (a) Series A Preferred Stock, (b) Series C Preferred Stock, (c) Series D Preferred Stock and (d) Series E Preferred Stock (collectively, the "Preferred Stock") shall remain outstanding as one duly authorized, validly issued, fully paid and nonassessable share of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, of the Surviving Corporation.

VOTE REQUIRED; VOTING PROCEDURES; RECORD DATE

     The close of business on September 22, 1995 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. All holders of record of Common Stock and Preferred Stock at the close of business on the Record Date will be entitled to notice of the Special Meeting, but only holders of record of Common Stock on the Record Date will be entitled to vote at the meeting.

     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Special Meeting. Approval and adoption of the Amended Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date. At the Record Date, 34,898,767 shares of Common Stock were issued and outstanding and entitled to vote at the Special Meeting. See "Voting and Proxies -- Record Date; Solicitation of Proxies."

     Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Amended Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter which may properly come before the Special Meeting and of which the Company is not presently aware. Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), while brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Amended Merger Agreement absent instructions. Brokers who do not receive instructions but who are present, in person or by proxy, at the Special

Meeting will be counted as present for quorum purposes. Under applicable Delaware law, a broker non-vote will have the effect of a negative vote on the approval of the Amended Merger Agreement.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting.

     Any stockholder may revoke a proxy at any time before it is voted by filing with the Corporate Secretary of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be made to the attention of Kathleen A. Gallichio, Corporate Secretary, Kemper Corporation, One Kemper Drive, C-3, Long Grove, Illinois 60049. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

     In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor, including the cost of printing and mailing this Proxy Statement and related materials.

     The current directors and executive officers of the Company and their respective affiliates presently beneficially own a total of 2,622,943 shares of Common Stock, constituting approximately 7.5% of the outstanding shares of Common Stock entitled to vote at the Special Meeting (including 1,007,130 shares underlying presently exercisable stock options). See "Stock Ownership of Management and Certain Beneficial Owners." Such directors and executive officers of the Company have indicated that they intend to vote the 123,715 shares as to which they presently have sole voting power (approximately 0.4% of the outstanding shares of Common Stock entitled to vote at the Special Meeting) FOR the approval and adoption of the Amended Merger Agreement.

                                   THE MERGER

PARTIES TO THE AMENDED MERGER AGREEMENT

     The following entities are parties to the Amended Merger Agreement:

     Kemper Corporation. The Company is a financial services holding company with continuing operations in three business segments: asset management, life insurance and real estate. At June 30, 1995, the Company's consolidated assets totalled more than $11 billion, its asset management subsidiaries managed more than $63 billion of assets, and its life insurance subsidiaries had more than $98 billion of life insurance in force and $10 billion of assets. The Company's executive offices are located at One Kemper Drive, Long Grove, Illinois 60049, and its telephone number is (708) 320-4700.

     Zurich Insurance Company. Zurich is an internationally recognized market leader in life and non-life insurance and reinsurance and is increasingly involved in the financial services industry. Headquartered in Zurich, Switzerland, Zurich has branch offices and subsidiaries in more than 40 countries throughout the world. Zurich had worldwide premium writings of approximately $19.3 billion in 1994 and over $7.3 billion in capital and surplus at year-end 1994.

     Insurance Partners. Insurance Partners are parallel investment partnerships formed in February 1994 to sponsor acquisitions and other structured transactions in the property-casualty and life insurance industries in the U.S. and abroad. The committed capital of Insurance Partners and related partnerships is $540 million.

     ZIP Acquisition Corp. The Purchaser is a special-purpose Delaware corporation owned approximately 80% by Zurich and 20% by Insurance Partners. The principal executive offices of the Purchaser are located at Zurich Towers, 1400 American Lane, Schaumburg, Illinois 60196, and its telephone number is (708) 605-6000.

BACKGROUND OF THE MERGER

     In November 1994, following the termination of a merger agreement among the Company, Conseco, Inc., an Indiana corporation ("Conseco"), and a wholly owned subsidiary of Conseco, pursuant to which the Company would have been acquired by Conseco (the "Conseco Merger Agreement"), the Board of Directors of the Company directed management and the Company's advisors to take all appropriate actions to maximize value for the Company's stockholders. Thereafter, the Company and its advisors began to investigate the possible sale of the Company and to explore other alternatives for maximizing stockholder value, including various restructuring alternatives involving the divestiture of the Company's various business segments. During the months of January and February 1995, a number of parties, including Insurance Partners, which had manifested a serious interest in bidding for the entire Company or certain of its business segments were invited to conduct an extensive due diligence review of the Company in preparation for the submission of bids.

     On March 15, 1995, Company management and Goldman Sachs reviewed bids submitted by various parties with respect to the Company or its various business segments, including a proposed non-binding letter of intent submitted by Zurich and Insurance Partners that contemplated an acquisition of the entire Company in a merger transaction for a price of $49.50 per share, consisting of $46.50 of cash and $3.00 of adjustable preferred stock. The Board of Directors of the Company, at a special meeting held on March 15 and 16, 1995, in consultation with its legal and financial advisors, authorized management of the Company to pursue negotiation of a letter of intent with Zurich and Insurance Partners.

     In late March and early April, representatives of the Company, Zurich and Insurance Partners, together with their legal and financial advisors, negotiated the provisions of a letter of intent. On April 10, 1995, the Board approved the letter of intent at a special meeting, and the letter of intent was executed by the Company, Zurich and Insurance Partners later that evening.

     Through May 15, 1995, representatives of the Company and its advisors negotiated the terms of the Merger Agreement and related agreements with representatives of Zurich and Insurance Partners and their respective advisors. During this period, Zurich and Insurance Partners continued to conduct business and legal due diligence with respect to the Company. On May 15, 1995, the Board of Directors, at a special meeting at which it received presentations from its legal and financial advisors, recommended and approved the Merger Agreement and the Merger, and the Merger Agreement was executed by the Company, Zurich, Insurance Partners and the Purchaser.

     On September 6, 1995, the Company, Zurich, Insurance Partners and the Purchaser entered into the Amendment Agreement which, among other things, increased the merger consideration $.30 per share, to $49.80 per share from $49.50 per share. The parties entered into the Amendment Agreement because of increased benefits that would inure to Zurich and Insurance Partners as a result of certain modifications that had been made to the transactions planned to effect the divestiture of the Company's securities brokerage segment. See "The Merger -- Related Transactions; Background of the Merger."

RELATED TRANSACTIONS

     In connection with the Merger and, at the election of the Purchaser, as a condition precedent to the consummation of the Merger, the Company's asset management operations, consisting of Kemper Financial Services, Inc. ("KFS"), an indirectly owned subsidiary of the Company, and KFS's various subsidiaries, are to be acquired by KFS Acquisition Corp., a wholly-owned subsidiary of Zurich ("KFS Acquisition"), through a merger of KFS with KFS Acquisition (the "KFS Merger") pursuant to an Agreement and Plan of Merger dated as of May 15, 1995 among Zurich, KFS Acquisition, KFS, Kemper Financial Companies, Inc. ("KFC") and the Company (the "KFS Agreement"). KFC owns all of the 1,000 issued and outstanding shares of KFS common stock. Pursuant to the KFS Agreement, each issued and outstanding share of common stock of KFS in the KFS Merger shall be cancelled and converted into the right to receive $900,000 per share, without interest, subject to increase at Zurich's election. The KFS Agreement contains substantially the same representations, warranties, covenants and conditions as the Merger Agreement with respect to the asset management subsidiaries of the Company. The KFS Merger will not be consummated in the event the Merger is not consummated. Also, the Purchaser may elect to delay the KFS Merger until after the Merger has been consummated.

     In addition, satisfying a condition precedent to the Merger, on September 13, 1995, the Company sold its common equity interest in its securities brokerage segment, EVEREN Capital Corporation ("EVEREN"), to an employee stock ownership plan (the "ESOP") for $71.4 million in cash and distributed approximately $30.1 million aggregate liquidation preference of Series A Exchangeable Preferred Stock of EVEREN (the "EVEREN Preferred Stock") to the holders of Common Stock (with a liquidation preference per share of EVEREN Preferred Stock distributed of $0.80 per share of Common Stock) as a taxable distribution (such transactions are collectively referred to herein as the "ESOP Sale and related EVEREN Distribution"). Although consummation of the ESOP Sale and related EVEREN Distribution was a condition precedent to the consummation of the Merger, it is separate from the Merger, and the EVEREN Preferred Stock received by the holders of Common Stock does not constitute a part of the Merger Consideration.

     On May 15, 1995, the Company entered into a letter agreement (the "Lumbermens Agreement") with KFS, the Purchaser, Zurich, Insurance Partners and Lumbermens Mutual Casualty Company ("Lumbermens") pursuant to which Lumbermens consented to certain matters relating to the Merger and the Company and Lumbermens confirmed and clarified the scope of certain contractual relationships existing between the parties as more fully described herein under "The Merger -- Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants -- Additional Covenants." Virtually all material provisions of the Lumbermens Agreement become effective or operative at the Effective Time or when all material conditions to the Merger have been satisfied or waived. If for any reason (including failure of the Company's common stockholders to approve and adopt the Amended Merger Agreement), either the Amended Merger Agreement terminates without the Merger having been consummated or the Merger is not consummated by June 30, 1996, then the Lumbermens Agreement shall terminate and be of no further force and effect.

     See "The Merger -- Conditions to Consummation of the Merger;
Representations and Warranties; Certain Covenants," "The Merger -- Related Transactions," and "The Merger -- Plans of the Company in the Event the Merger is not Consummated."

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     The Board of Directors of the Company, at special meetings held on May 15, 1995 and August 31, 1995, unanimously approved and adopted the Merger Agreement and the Amendment Agreement, respectively, and directed that the Amended Merger Agreement be submitted to the common stockholders of the Company for their approval and adoption. The Board of Directors has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and recommends that the common stockholders vote FOR approval and adoption of the Amended Merger Agreement. In reaching its decision to approve the Merger Agreement, the Company's Board of Directors considered a number of factors. For a discussion of the factors considered by the Board in reaching its determination, see "The Merger -- Reasons for the Merger; Recommendation of the Board of Directors; Opinion of Financial Advisor."

OPINION OF FINANCIAL ADVISOR

     Goldman Sachs has delivered its written opinion to the Board of Directors of the Company that, as of the date hereof, the $49.80 per share in cash to be received by the holders of Common Stock in the Merger is fair to such holders. The full text of the written opinion of Goldman Sachs, which sets forth information respecting assumptions made, matters considered and limitations of the review undertaken by Goldman Sachs in connection with the opinion, is attached hereto as Annex 2. Stockholders are urged to, and should, read such opinion in its entirety. See "The Merger -- Reasons for the Merger; Recommendation of the Board of Directors; Opinion of Financial Advisor."

NO SOLICITATION; FIDUCIARY DUTIES

     Under the Amended Merger Agreement, the Company may not, nor may it authorize or permit any of its affiliates, subsidiaries or advisors to, solicit other Transaction Proposals (as defined herein), or withdraw or modify, in a manner adverse to the Purchaser, its recommendation of the Merger or approve or recommend any Transaction Proposal unless such action is necessary in order for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law. See "The Merger -- No Solicitation" and "-- Fiduciary Duties."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In addition to (i) shares of Common Stock held by directors and executive officers of the Company, for which they will receive the same consideration as other stockholders of the Company, and (ii) options to acquire and phantom stock rights with respect to shares of Common Stock granted pursuant to certain Company incentive compensation plans, which will be treated as described below under "The Merger -- Benefit Plans," certain executive officers of the Company are parties to termination protection agreements with the Company or are the beneficiaries of a severance program of the Company pursuant to which significant payments and other benefits may be provided to such persons.

     The Amended Merger Agreement contains certain provisions with respect to various employee benefit plans of the Company. See "The Merger -- Benefit Plans."

     In addition, Zurich and Insurance Partners have agreed that the rights of present and former directors, officers and employees of the Company and its subsidiaries to indemnification under provisions set forth in their respective certificates of incorporation and bylaws will be maintained for a period of not less than six years after the Effective Time and that, subject to certain limitations, the Company's current directors' and officers' insurance policy will be continued for a period of not less than six years after the Effective Time. See "The Merger -- Interests of Certain Persons in the Merger."

EFFECTIVE TIME OF THE MERGER; PAYMENT FOR COMMON STOCK

     The Company shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the closing date of the Merger (the "Closing Date") (or on such other date as the Company and ZIP may agree) a certificate of merger (the "Certificate of Merger") or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State, or at such later time as is specified in the Certificate of Merger (the "Effective Time"). See "The Merger -- Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants."

     Detailed instructions with regard to the surrender of certificates, to be accompanied by a letter of transmittal, will be forwarded to holders of certificates formerly evidencing shares of Common Stock as promptly as practicable following the Effective Time by Citibank, N.A. (the "Paying Agent"). Payment will be made to such former holders of shares of Common Stock as promptly as practicable following receipt by the Paying Agent of certificates for their shares of Common Stock and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. See "The Merger -- Payment for Shares of Common Stock."

     STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK FOR CASH.

CONDITIONS TO THE MERGER

     The obligations of Zurich, Insurance Partners and the Company to consummate the Merger are subject to waiver or satisfaction of certain conditions, including obtaining requisite stockholder and regulatory approvals, certain approvals with respect to the registered investment companies for which the Company's subsidiaries act as investment adviser or sub-adviser and certain consents from the noninvestment company advisory clients of the asset management subsidiaries of the Company. The obligations of Zurich and Insurance Partners to consummate the Merger are subject to waiver or satisfaction of certain additional conditions, including appraisal rights not being asserted by more than certain specified percentages of holders of the Company's capital stock, consummation of the KFS Merger (assuming the Purchaser does not elect to have the KFS Merger consummated after the Effective Time), consummation of the ESOP Sale and related EVEREN Distribution, the absence of new material litigation affecting the Company, the absence of a material adverse change affecting the Company, no event of default having occurred, or event or condition existing that, with the giving of notice or lapse of time, would become an event of default, under the Company's public debt indentures and the Lumbermens Agreement remaining in full force and effect. See "The Merger -- Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants" and "The Merger -- Related Transactions."

TERMINATION; FEES AND EXPENSES

     The Amended Merger Agreement may be terminated at any time prior to the Effective Time: (1) by mutual consent of the parties; (2) by either party if the Merger is not approved by the stockholders of the Company; (3) by either party if the Merger has not been consummated on or before February 29, 1996; (4) by either party if a governmental authority issues a final permanent order or injunction prohibiting the Merger; (5) by either party if the Company exercises its rights described herein under "The Merger -- Fiduciary Duties"; (6) by the Purchaser if (a) any tender or exchange offer is made which would result in ownership by any person or group of more than 20% of the outstanding shares of Common Stock and the Company's Board recommends or states that it is neutral with respect to such offer, (b) any person or group shall acquire beneficial ownership of more than 20% of the outstanding shares of Common Stock or (c) the Company's Board takes certain actions with respect to the Rights Agreement (defined herein) which are adverse to Zurich and Insurance Partners; (7) by either party upon a material breach of a representation, warranty or covenant by the other party and the lapse of a cure period; or (8) by Zurich and Insurance Partners if (a) requisite regulatory approvals, (b) certain approvals with respect to the registered investment companies for which certain of the Company's subsidiaries act as investment adviser or sub-adviser or (c) certain advisory client consents, have been sought and refused.

     In the event of termination of the Amended Merger Agreement, the Company will pay to Zurich and Insurance Partners a fee of (a) $80 million if the Amended Merger Agreement is terminated pursuant to clauses (5) or (6) above; (b)
(i) $40 million if the Amended Merger Agreement is terminated pursuant to clause
(2) above or by the Purchaser pursuant to clause (7) above and (ii) an additional fee of $40 million if the Company enters into certain other transactions within 12 months of such termination; or (c) $40 million if the Amended Merger Agreement is terminated pursuant to clauses (3) or (8) above and the Company enters into certain other transactions within 12 months of such termination, subject with respect to clause (c) to certain exceptions specified herein under "The Merger -- Termination; Fees and Expenses." Pursuant to the Amended Merger Agreement, the Company will pay, whether or not the Merger is consummated or the Amended Merger Agreement is terminated, all documented expenses up to $35 million of Zurich and Insurance Partners unless (i) the Amended Merger Agreement is terminated by the Company pursuant to clause (7) above, or (ii) Zurich and Insurance Partners fail to close the Merger after all conditions thereto have been satisfied. See "The Merger -- Termination; Fees and Expenses."

CERTAIN TAX CONSEQUENCES OF THE MERGER

     The receipt of cash for shares of Common Stock in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Stockholders are urged to consult their own tax advisors as to the particular tax consequences of the Merger, including the applicability and effect of state, local, foreign and other taxes. See "The Merger -- Certain Tax Consequences of the Merger."

DISSENTERS' RIGHTS

     Subject to compliance with the procedures set forth in Section 262 of the DGCL, the full text of which is included as Annex 3 to this Proxy Statement, holders of Common Stock and Preferred Stock are entitled to appraisal rights in connection with the Merger. Any demand for appraisal must be made prior to the stockholder vote on the Amended Merger Agreement at the Special Meeting. Holders of Common Stock or Preferred Stock who, prior to the stockholder vote on the Amended Merger Agreement at the Special Meeting, properly demand appraisal of their shares (such shares being referred to herein as "Dissenting Common Shares" and "Dissenting Preferred Shares", respectively) and, in the case of holders of Common Stock, who do not vote in favor of the approval and adoption of the Amended Merger Agreement, will have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger), together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Such "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock or Preferred Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock or Preferred Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Common Stock or Preferred Stock entitled to appraisal. Failure to take any of the steps required under Section 262 of the DGCL on a timely basis may result in the loss of appraisal rights. Holders considering seeking appraisal should be aware that the fair value of their shares of Common Stock or Preferred Stock as determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive, in the case of holders of Common Stock, in the Merger, or the value of the preferred stock in the Surviving Corporation that they would otherwise continue to hold, in the case of holders of Preferred Stock, if they did not seek appraisal of their shares of Common Stock or Preferred Stock. See "The Merger -- Dissenters' Rights."

GOVERNMENT AND REGULATORY APPROVALS AND FILINGS

     The consummation of the Merger will be subject to, among other approvals, the prior approval of the Department of Insurance of the State of Illinois and to the expiration or early termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). A definitive application for approval was submitted by Zurich and Insurance Partners to the Department of Insurance of the State of Illinois on September 26, 1995. On August 28, 1995, the parties to the Merger Agreement were informed by the Federal Trade Commission (the "FTC") that they had received early termination of the relevant waiting period under the HSR Act with respect to the Merger and certain real estate sales contemplated by the Merger Agreement. See "The Merger -- Government and Regulatory Approvals and Filings."

BENEFIT PLANS

     For the one-year period beginning on the Closing Date, the Surviving Corporation shall, subject to certain exceptions, continue to maintain certain benefit plans of the Company as described under "The Merger -- Benefit Plans."

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be treated as a "purchase" for accounting and financial reporting purposes.

                                 MARKET PRICES

     The Common Stock is listed and traded on the NYSE. As of April 10, 1995, the date preceding public announcement of the signing of a letter of intent by the parties regarding the proposed Merger, high and low sales prices of the Common Stock on the NYSE Composite Transactions Tape were 41 1/2 per share and 40 7/8 per share, respectively. On October 16, 1995, the latest practicable trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock on the NYSE Composite Transactions Tape were 48 1/2 per share and 48 3/8 per share, respectively.

              SUMMARY FINANCIAL INFORMATION CONCERNING THE COMPANY

     The summary historical consolidated financial data presented below for each of the last five fiscal years and the six months ended June 30, 1995 and 1994 have been derived from the Company's historical financial statements, as adjusted to reflect the divestiture of the Company's securities brokerage segment in the ESOP Sale and related EVEREN Distribution. This data should be read in conjunction with the consolidated financial statements and notes thereto of the Company included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which are incorporated by reference into this Proxy Statement. See "Selected Financial Information Concerning the Company" and "Additional Information -- Incorporation by Reference."

                                  FOR THE SIX MONTHS
                                         ENDED
                                 JUNE 30, (UNAUDITED)                    FOR THE YEAR ENDED DECEMBER 31,
                                -----------------------   --------------------------------------------------------------
                                   1995         1994         1994         1993         1992         1991         1990
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS DATA (CONTINUING
  OPERATIONS)
Total revenue.................  $  569,819   $  605,589   $1,104,850   $  918,931   $  882,815   $1,207,608   $1,257,273
Net income excluding realized
  investment gain (loss)......  $   73,913   $   59,035   $  141,089   $   99,914   $   69,076   $  140,839   $  125,691
Net income (loss).............  $   40,435   $   74,972   $   87,951   $  (97,644)  $ (176,242)  $   69,830   $   11,799
Net income (loss) per share
  Primary.....................  $      .82   $     1.86   $     1.86   $    (2.72)  $    (3.60)  $     1.45   $     2.55
  Fully diluted...............  $      .82   $     1.78   $     1.86   $    (2.28)  $    (3.60)  $     1.45   $     2.55

FINANCIAL CONDITION DATA
Total assets..................  $11,718,877  $11,937,735  $11,761,158  $12,543,536  $11,312,819  $11,490,312  $9,888,829
Total long-term obligations
  and redeemable securities...  $  372,926   $  431,542   $  389,783   $  435,864   $  260,745   $  315,786   $  245,328
Stockholders' equity..........  $1,575,225   $1,324,235   $1,257,357   $1,618,987   $1,766,114   $1,838,526   $1,625,909

                               VOTING AND PROXIES

RECORD DATE; SOLICITATION OF PROXIES

     The Board of Directors of the Company has fixed the close of business on September 22, 1995 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. All holders of record of Common Stock and Preferred Stock at the close of business on the Record Date will be entitled to notice of the Special Meeting, but only holders of Common Stock of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the Record Date, there were 34,898,767 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Holders of Common Stock are entitled to one vote at the Special Meeting for each share of Common Stock held of record at the Record Date.

     In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor, including the cost of printing and mailing this Proxy Statement and related materials. The Company has retained Georgeson & Company Inc. ("Georgeson") to assist in the solicitation of proxies. Pursuant to the Company's agreement with Georgeson, Georgeson will provide various proxy advisory and solicitation services for the Company in connection with the Special Meeting at a cost of approximately $10,000, plus reasonable out-of-pocket expenses. Any questions or requests for assistance regarding the Company's proxies and related materials may be directed in writing to Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, or by telephone (toll free) at (800) 223-2064.

VOTE REQUIRED

     A majority of the outstanding Common Stock entitled to vote as of the Record Date, represented in person or by proxy, is required for a quorum at the Special Meeting. The affirmative vote of a majority of the outstanding Common Stock as of the Record Date is required for approval and adoption of the Amended Merger Agreement. Abstentions may be specified with respect to the approval and adoption of the Amended Merger Agreement and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote due to the requirement of affirmative votes described in the preceding sentence.

     Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Amended Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter which may properly come before the Special Meeting and of which the Company is not presently aware.

     Under the rules of the NYSE, while brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Amended Merger Agreement absent instructions. Brokers who do not receive instructions but who are present, in person or by proxy, at the Special Meeting will be counted as present for quorum purposes. Under applicable Delaware law, a broker non-vote will have the effect of a negative vote on the approval of the Amended Merger Agreement.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy will also confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting.

     Any common stockholder may revoke a proxy at any time before it is voted by filing with the Corporate Secretary of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be made to the attention of Kathleen A. Gallichio, Corporate Secretary, Kemper Corporation, One Kemper Drive, C-3, Long Grove, Illinois 60049. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

     Stockholders have the right to demand appraisal rights in connection with the Merger and, subject to certain conditions provided under the DGCL, to receive payment for the fair value of their shares. See "The Merger -- Dissenters' Rights."

     The current directors and executive officers of the Company and their respective affiliates as a group presently beneficially own 2,622,943 shares (approximately 7.5%) of the outstanding Common Stock, including 1,007,130 shares that such directors and executive officers have the right to acquire through the exercise of presently exercisable stock options but also including 1,492,098 shares as to which the directors and executive officers either disclaimed beneficial ownership or did not have sole dispositive and voting power. See "Stock Ownership of Management and Certain Beneficial Owners." Such directors and executive officers of the Company have indicated that they intend to vote the 123,715 shares as to which they presently have sole voting power (approximately 0.4% of the outstanding shares of Common Stock entitled to vote at the Special Meeting) FOR the approval and adoption of the Amended Merger Agreement.

     THE AMENDED MERGER AGREEMENT TO BE CONSIDERED AT THE SPECIAL MEETING INVOLVES A MATTER OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND COMMON STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

     STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK FOR CASH.

                                   THE MERGER

GENERAL

     The following information with respect to the Merger is qualified in its entirety by reference to the complete text of the Amended Merger Agreement, a copy of which is included in this Proxy Statement as Annex 1. The Amended Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. If the Amended Merger Agreement is approved and adopted by the holders of a majority of the outstanding shares of Common Stock at the Special Meeting, and all other conditions to the obligations of the parties thereto are satisfied or waived, the Merger will be consummated and the Purchaser will merge with and into the Company at the Effective Time. The Company will be the Surviving Corporation in the Merger.

     Pursuant to the Merger, each share of Common Stock issued and outstanding at the Effective Time will be cancelled and extinguished and converted automatically into the right to receive the Merger Consideration, other than shares owned by the Company (except for Company Fiduciary Shares), Zurich, Insurance Partners, the Purchaser or any of their respective subsidiaries (which shares will be cancelled and extinguished without any payment therefor) and shares held by common stockholders who perfect their statutory dissenters' rights. Each share issued and outstanding at the Effective Time of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, other than the shares held by preferred stockholders who perfect their statutory dissenters' rights, shall remain outstanding as one duly authorized, validly issued, fully paid and non-assessable share of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, of the Surviving Corporation. Pursuant to the Amended Merger Agreement, at the Effective Time, the purchase rights respecting shares of the Company's Series B Junior Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement dated as of July 18, 1990 between the Company and Harris Trust and Savings Bank, as rights agent (as amended, the "Rights Agreement"), which are currently attached to the shares of Common Stock, will be cancelled and will have no further force and effect. As a result of the Merger, common stockholders of the Company will cease to have an equity interest in, or possess any rights as stockholders of, the Surviving Corporation.

     Pursuant to the Amended Merger Agreement, each exercisable Company Stock Option (as defined below), and any rights thereunder, and each exercisable Phantom Stock Right (as defined below), and any rights thereunder, outstanding and unexercised immediately prior to the Effective Time shall be cancelled immediately prior to the Effective Time in exchange for the right to receive an amount in cash equal to the product of (A) the number of shares of Common Stock underlying any unexercised portion of such Company Stock Option or such Phantom Stock Right immediately prior to the Effective Time and (B) the excess, if any, of (1) the Merger Consideration per share of Common Stock over (2) the per share exercise price or appreciation base, as the case may be, of such Company Stock Option or such Phantom Stock Right; provided, however, that in no event shall a person who holds a Company Stock Option and a related Phantom Stock Right be entitled to payment in respect of both such Company Stock Option and related Phantom Stock Right. As used in the Amended Merger Agreement, a "Company Stock Option" refers to an option to purchase shares of Common Stock issued under the Kemper Corporation 1982 Incentive Stock Option Plan, the Kemper Corporation 1985 Amended Stock Option Plan, the Kemper Corporation 1990 Stock Option Plan and the Kemper Corporation Non-Management Director Stock Option Plan. The Amended Merger Agreement defines a "Phantom Stock Option" as an outstanding Option-Associated Phantom Stock Award issued under the Kemper Corporation 1995 Executive Incentive Plan. Each Phantom Stock Option, together with the unexercised portion of each outstanding Phantom Stock Unit issued under the Kemper Corporation 1995 Executive Incentive Plan (each a "Phantom Stock Unit"), is defined in the Amended Merger Agreement as a "Phantom Stock Right."

     At the Record Date, Company Stock Options having a per share exercise price under $49.80 were outstanding and exercisable for an aggregate of approximately
2.5 million shares of Common Stock, entitling the holders to an aggregate amount of cash equal to approximately $27.5 million if no such Company Stock Options are exercised or lapse in accordance with their terms prior to the Effective Time. All of such Company Stock Options are presently exercisable in full, and it is anticipated many will be exercised by the holders thereof prior to the Effective Time. At the Record Date, 162,840 Phantom Stock Units and 215,900 Phantom Stock Options, all having an appreciation base under $49.80 per share, were outstanding, entitling the holders to an aggregate amount of cash equal to $9,118,765 if not exercised, settled or lapsed in accordance with their terms prior to the Effective Time. Of this amount, $1,009,333 is associated with the Phantom Stock Options which expire on October 19, 1995 and therefore are not expected to require a cash settlement in connection with the Merger.

RELATED TRANSACTIONS

     In connection with the Merger and, at the election of the Purchaser, as a condition precedent to the consummation of the Merger, the Company's asset management operations, consisting of KFS and KFS's various subsidiaries, are to be acquired by KFS Acquisition pursuant to the KFS Agreement through the KFS Merger. KFC owns all of the 1,000 issued and outstanding shares of KFS common stock. Pursuant to the KFS Agreement, each issued and outstanding share of common stock of KFS in the KFS Merger shall be cancelled and converted into the right to receive $900,000 per share, without interest, subject to increase at Zurich's election. Zurich has informed the Company that it presently expects to increase the dollar amount per KFS share to approximately $930,000. The KFS Agreement contains substantially the same representations, warranties, covenants and conditions as the Amended Merger Agreement with respect to the asset management subsidiaries of the Company. The KFS Merger will not be consummated in the event the Merger is not consummated. Also, the Purchaser may elect to delay the KFS Merger until after the Effective Time. Goldman Sachs was not asked to and did not perform a separate analysis with respect to the KFS Merger for purposes of rendering its opinion to the Board of Directors of the Company on May 15, 1995.

     In addition, satisfying a condition precedent to the Merger, on September 13, 1995, the Company sold its common equity interest in EVEREN to the ESOP for $71.4 million in cash and distributed approximately $30.1 million aggregate liquidation preference of the EVEREN Preferred Stock to the holders of Common Stock (with a liquidation preference per share of EVEREN Preferred Stock distributed of $0.80 per share of Common Stock) as a taxable distribution. Although consummation of the ESOP Sale and related EVEREN Distribution was a condition precedent to the consummation of the Merger, it is separate from the Merger, and the EVEREN Preferred Stock received by the holders of Common Stock does not constitute a part of the Merger Consideration. The ESOP Sale and related EVEREN Distribution were not conditioned upon the consummation of the Merger.

     On May 15, 1995, the Company and Lumbermens entered into the Lumbermens Agreement pursuant to which Lumbermens consented to certain matters relating to the Merger and the Company and Lumbermens confirmed and clarified the scope of certain contractual relationships existing between the parties, as more fully described herein under "The Merger -- Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants -- Additional Covenants." Virtually all material provisions of the Lumbermens Agreement become effective or operative at the Effective Time or when all material conditions to the Merger have been satisfied or waived. If for any reason (including failure of the Company's common stockholders to approve and adopt the Amended Merger Agreement) either the Amended Merger Agreement terminates without the Merger having been consummated or the Merger is not consummated by June 30, 1996, then the Lumbermens Agreement shall terminate and be of no further force and effect.

BACKGROUND OF THE MERGER

     By letter dated March 2, 1994, General Electric Capital Corporation ("GECC") made an unsolicited proposal to acquire all the outstanding shares of Common Stock at a price of $55 per share. At a meeting of the Company's Board of Directors held March 17, 1994, the Board reviewed the Company's financial performance and future prospects. At such meeting, Goldman Sachs, as financial advisor to the Company, advised the Board, based on its review of financial and other information at that time, that in its opinion the GECC offer of $55 per share was inadequate and, after extensive discussions among the directors and with the Company's legal and financial advisors, the Board of Directors unanimously rejected GECC's proposal and determined that the Company was not for sale at that time. Based on Company projections available at the time, the $55 per share offer represented a multiple of approximately 9.0 times forecasted 1995 operating earnings (net income excluding realized investment results) available to Common Stock of approximately $233.9 million (which included $43.9 million of projected earnings of the Company's now divested securities brokerage segment) and a multiple of approximately 7.2 times such forecasted operating earnings available to Common Stock for 1996 of approximately $295.3 million (which included $52.1 million of projected securities brokerage earnings). For a description of the comparable multiples for the Merger based on Company projections developed subsequent to the time of the unsolicited GECC proposal (using $49.50 as the per share merger consideration), see "The Merger -- Opinion of Financial
Advisor -- Historical and Projected Earnings by Segment Analysis." For a description of the changes in projections for periods subsequent to the time of the unsolicited GECC proposal, see "Certain Projections."

     In late March 1994, after the GECC proposal was rejected, GECC launched a proxy contest to elect four former General Electric employees to the Company's Board of Directors. On May 8, 1994, the Company and GECC entered into a letter agreement by which, among other things, GECC increased its offer to acquire the Company to $60 in cash per share, subject to the satisfactory completion of due diligence and the satisfaction of certain other conditions. In light of the increased GECC offer, the proxy contest was terminated and the Company advised GECC in the letter agreement that the Company's Board of Directors had directed its management and advisors to take all appropriate actions to maximize value for the Company's stockholders.

     On May 16, 1994, the Company engaged Goldman Sachs to investigate the possible sale of the Company and to explore other alternatives for maximizing value for the Company's stockholders. Following a comprehensive process to maximize value, on June 23, 1994, Conseco announced its offer to acquire all outstanding shares of Common Stock for $67 per share ($56 in cash and the remainder as a fraction of a share of Conseco common stock valued at $11 at such date). Conseco indicated in its announcement that its offer would expire Sunday, June 26, 1994. Within hours of this announcement, GECC withdrew completely from the Company's process to maximize value. GECC had not completed its due diligence investigations and never submitted a firm $60 per share offer for the Company. The Company and Conseco entered into the Conseco Merger Agreement on June 26, 1994.

     On November 2, 1994, Conseco proposed that the Conseco Merger Agreement be modified to, among other things, reduce the merger consideration to be received by Company stockholders. While Conseco's proposed changes to the Conseco Merger Agreement were being considered by the Company's Board of Directors, it became clear to both the Company and Conseco that the proposed merger, even under Conseco's revised terms, could not be completed. Accordingly, on November 18, 1994, the Company and Conseco mutually terminated the Conseco Merger Agreement. At the same time, the Board of Directors directed management and the Company's advisors to take all appropriate actions to maximize value for the Company's stockholders.

     Thereafter, the Company and its advisors began to investigate a possible sale of the Company and to explore other alternatives for maximizing stockholder value, including various restructuring alternatives involving the divestiture of the Company's various business segments. In late November 1994, the Company and Goldman Sachs began contacting, on a confidential basis, a number of organizations that they believed would be interested in acquiring the Company or one or more of its businesses. Such organizations contacted by the Company and Goldman Sachs included potential strategic and financial buyers, as well as domestic and foreign entities. During this process, Goldman Sachs was authorized by the Company to contact one or more representatives of Insurance Partners to ascertain their interest respecting the Company or one or more of its business segments.

     Based on preliminary indications of interest, on or about December 8, 1994, the Company and its advisors began to negotiate confidentiality agreements with, and began to distribute confidential information about the Company to, entities that had previously expressed an interest in acquiring all or part of the Company as well as to new potential participants in the process. Approximately 80 parties received confidential information about the Company during this process. Throughout December of 1994 and into 1995, the Company and its advisors had conversations and subsequent meetings with various interested parties, primarily to respond to due diligence inquiries and to attempt to ascertain such parties' respective levels of interest in the Company or its business segments.

     The Company delivered a confidentiality agreement to Insurance Partners on December 8, 1994. After negotiations, the parties executed a confidentiality agreement on December 23, 1994.

     During the months of January and February of 1995, a number of parties, including Insurance Partners, manifested a serious interest in bidding for the entire Company or certain of its business segments. All of such parties were invited to conduct an extensive due diligence review of the Company in preparation for the submission of bids. Many of these parties then proceeded to participate in due diligence processes, which included access to management, data rooms and follow-up data and information regarding all or such portions of the Company's business operations as any of such parties desired. The parties also had access to the Company's legal and financial advisors. Insurance Partners conducted a number of due diligence meetings with Company representatives during this period.

     From March 1 through March 7, 1995, representatives of Insurance Partners performed further due diligence in data rooms located at the Company's offices in Long Grove and Chicago, Illinois. On March 3, 1995, John H. Fitzpatrick, Executive Vice President and Chief Financial Officer of the Company, met with representatives of Insurance Partners for another corporate due diligence session. On March 13, 1995, Rolf Hueppi, President and Chief Executive Officer of Zurich, telephoned David B. Mathis, Chairman of the Board and Chief Executive Officer of the Company, to first express Zurich's interest in pursuing a potential acquisition of the Company with Insurance Partners.

     On March 15, 1995, Goldman Sachs held a meeting at its offices in Chicago with Company management to review bids submitted by various parties with respect to the Company or its business segments. Zurich and Insurance Partners submitted a bid in the form of a proposed non-binding letter of intent that contemplated an acquisition of the entire Company in a merger transaction for a price of $49.50 per share, consisting of $46.50 of cash and $3.00 of preferred stock subject to adjustment, upwards or downwards, based on the proceeds to be received from the sale of certain of the Company's real estate assets (the "Adjustable Preferred Stock"). Written indications of interest relating to certain business segments of the Company, proposing a leveraged recapitalization of the Company and respecting a minority interest equity investment in the Company were also received from certain parties.

     On March 15 and 16, 1995, the Company held a special meeting of its Board of Directors in Chicago to review the assorted bids and receive reports from its legal and financial advisors as to the discussions and negotiations between the Company and potential bidders since the last meeting of the Board. Goldman Sachs reported on the various bids and indications of interest, including the proposed Zurich/Insurance Partners letter of intent that had been received, and reviewed with the Board certain restructuring alternatives in light of such bids and indications of interest. The Board, in consultation with its legal and financial advisors, authorized Company management to pursue negotiation of a letter of intent with Zurich and Insurance Partners.

     Beginning on March 17, 1995, the parties began a series of meetings to discuss and negotiate a letter of intent and related matters in connection with a potential transaction. On April 2, 1995, the Company held a special meeting of its Board of Directors in Long Grove, Illinois, at which senior management and representatives of the Company's legal and financial advisors reported on the status of the negotiations with, and due diligence process of, Zurich and Insurance Partners since the last Board meeting. At such special meeting, the Board also approved the plan to divest the Company's securities brokerage segment pursuant to the ESOP Sale and related EVEREN Distribution. From April 3 through April 6, 1995, representatives of the Company, Zurich and Insurance Partners, together with their respective legal and financial advisors, continued to negotiate the provisions of a letter of intent.

     On April 6, 1995, the Company held a special meeting of its Board of Directors in Long Grove, Illinois. At such meeting, the Board reviewed with the Company's senior management and its legal and financial advisors the discussions and negotiations between the Company and Zurich and Insurance Partners since the last meeting of the Board a few days earlier. The Board also received a presentation from Goldman Sachs of its analysis of the financial terms contemplated by the latest negotiated draft letter of intent as well as comparative financial analyses of various restructuring alternatives available to the Company, including analyses of the values potentially available to the Company's stockholders over time if the Company were to continue to operate as an independent entity after divesting its securities brokerage segment.

     From April 7 through April 10, 1995, representatives of the Company, Zurich and Insurance Partners, together with their legal and financial advisors, continued to negotiate the provisions of a letter of intent.

     On April 10, 1995, the Company held a telephonic meeting of its Board of Directors. At such meeting, the Board reviewed with the Company's senior management and its legal and financial advisors the discussions and negotiations between the Company and Zurich and Insurance Partners since the last meeting of the Board. The Board also heard presentations by its legal advisors on the terms and conditions of the proposed letter of intent and an update by Goldman Sachs of its analysis of the financial terms contemplated by the proposed letter of intent. In addition, Goldman Sachs reported on the absence of any competing proposals for sale of the entire Company presenting near-term value opportunities more favorable to the Company and its stockholders than the per share consideration contemplated by the proposed letter of intent. After further deliberations, the Board unanimously approved the execution and delivery of the proposed letter of intent. Later that evening, the Company, Insurance Partners and Zurich executed a letter of intent dated April 10, 1995 (the "Letter of Intent"), which was announced the following morning.

     The executed Letter of Intent differed from the initial letter of intent submitted by Zurich and Insurance Partners on March 15, 1995 in a number of material respects, including: (i) the cash portion of the proposed merger consideration was increased to $47.50 per share, (ii) a financing contingency was eliminated, (iii) the Company's obligation to reimburse Zurich and Insurance Partners for transaction expenses was limited to $7.5 million and linked to certain specific triggering events and (iv) the Adjustable Preferred Stock portion of the proposed merger consideration was reduced to $2.00 per share and the contingent downward feature of the Adjustable Preferred Stock was eliminated. The Letter of Intent provided that it would terminate pursuant to its terms on May 8, 1995 if definitive agreements relating to the proposed transaction had not been executed by such date. Subsequent to the execution of the Letter of Intent, Zurich and Insurance Partners continued to conduct business and legal due diligence and their legal advisors together with the Company's legal advisors began drafting definitive agreements.

     Prior to May 8, 1995, representatives of Zurich and Insurance Partners advised the Company's legal and financial advisors that Zurich and Insurance Partners desired to extend the termination date under the Letter of Intent primarily in order to obtain additional time to complete their due diligence of the Company's real estate portfolio. On May 8, 1995, the parties entered into a letter agreement extending the termination date under the Letter of Intent to May 15, 1995.

     Through May 15, 1995, representatives of the Company and its advisors continued to negotiate the terms of the Merger Agreement and related ancillary agreements with representatives of Insurance Partners and Zurich and their respective advisors. The negotiations resulted in (i) the Adjustable Preferred Stock component of the proposed merger consideration being eliminated such that the merger consideration would consist of $49.50 in cash per share; (ii) Zurich and Insurance Partners having the option to delay the closing of the Merger, notwithstanding the satisfaction of the conditions thereto, until January 4, 1996, provided that certain conditions to the closing of the Merger would lapse at an earlier date; and (iii) the Company retaining the ability to pay regular quarterly dividends on its Common Stock, which Zurich and Insurance Partners had sought to prevent. See "The Merger -- Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants."

     On May 15, 1995, the Company's Board of Directors held a special meeting. At such meeting, the Company's Board received presentations by its legal advisors on the terms and conditions of the proposed Merger Agreement, by Goldman Sachs of its analysis of the merger consideration proposed to be paid by Zurich and Insurance Partners and by senior executive officers of Zurich and Insurance Partners as to the business and strategic rationales underlying their pursuit of the transaction. Representatives of Goldman Sachs then delivered the written opinion of Goldman Sachs to the Company's Board that, as of such date, the $49.50 per share in cash to be received by the holders of Common Stock in the Merger was fair to such holders. After further deliberations, the Company's Board unanimously approved the execution and delivery of the Merger Agreement as being fair to and in the best interests of the Company and its stockholders. Later that day, the parties executed the Merger Agreement and related documents. For a description of the factors considered by the Board of Directors in reaching its decision, see "The Merger -- Reasons For the Merger; Recommendation of the Board of Directors; Opinion of Financial Advisor" below.

     On August 31, 1995, the Company held a telephonic meeting of its Board of Directors to consider the Amendment Agreement. At such meeting, the Board approved the execution and delivery of the Amendment Agreement subject to the approval thereof by the respective boards of directors of Zurich, Insurance Partners and the Purchaser at meetings scheduled to occur over subsequent days.

     On September 6, 1995, the Company, Zurich, Insurance Partners and the Purchaser entered into the Amendment Agreement that increased the merger consideration $.30 per share, to $49.80 per share from $49.50 per share. The parties entered into the Amendment Agreement because of increased benefits that would inure to Zurich and Insurance Partners as a result of certain modifications that had been made to the ESOP Sale and related EVEREN Distribution.

OTHER RELATIONSHIPS BETWEEN THE COMPANY AND ZURICH, INSURANCE PARTNERS AND THE PURCHASER

     The Company currently holds 88,683 shares of preferred stock issued by Centre Reinsurance Holdings Limited ("Centre Re"), a specialty reinsurance holding company. The common stock of Centre Re is owned by Zurich. The preferred stock was issued in 1988 at $100 per share and pays a 10% dividend. An affiliate of the Company, Fidelity Life Association, owns another 50,000 shares of Centre Re preferred stock, and a former affiliate, Kemper Reinsurance Company ("KRE"), owns 51,297 shares. The KRE-owned shares are part of a pool of assets the value of which the Company guaranteed in connection with its sale of KRE to Lumbermens in August 1993.

     In December 1993, the Company and KRE sold their minority common stock interests in Centre Re to Zurich. For its Centre Re common stock, the Company received $65.1 million in cash from Zurich. Also, effective as of the sale date, Mr. Mathis resigned from the board of directors of Centre Re on which he had served since Centre Re's formation in 1988. While it was a Company subsidiary and, the Company is informed, since that time, KRE has maintained property-casualty reinsurance relationships with Zurich and its affiliates in the ordinary course of their respective businesses. Mr. Mathis was the Chief Executive Officer of KRE from 1982 to 1990 and became the Chairman of the Board of Lumbermens in June 1995.

     Except as described above, neither the Company nor any of its affiliates have engaged in any material contracts, arrangements, understandings, relationships, negotiations or transactions with Zurich, Insurance Partners or the Purchaser during the preceding three fiscal years.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS;
OPINION OF FINANCIAL ADVISOR

Reasons for the Merger; Recommendation of the Board of Directors

     At its May 15, 1995 and August 31, 1995 meetings, the Company's Board of Directors determined that the Merger is fair to, and in the best interests of, the Company and its stockholders. Accordingly, at such meetings, the Board of Directors unanimously approved the Merger Agreement and the Amendment Agreement, respectively, and directed that the Amended Merger Agreement be submitted to the Company's common stockholders for approval and adoption. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AMENDED MERGER AGREEMENT.

     The determination of the Board of Directors to approve the Merger Agreement and the Amended Merger Agreement was based upon consideration of a number of factors. The following list includes all material factors considered by the Board of Directors in its evaluation of the Merger:

          1. The Board's familiarity with the business, operations, financial condition, competitive position and prospects of the Company and the nature of the industries in which the Company participates, both on a historical and prospective basis;

          2. The Board's consideration of, among other things, information with respect to the financial condition, results of operations and business of the Company, on both an historical and a prospective basis, and the influence of current industry, economic and market conditions;

          3. The fact that the Company's Board had publicly announced that it had authorized its management and advisors to take all appropriate actions to maximize value for the Company's stockholders;

          4. The fact that since the Conseco Merger Agreement was terminated on November 18, 1994, the Company and its advisors had contacted more than 80 entities to determine whether they would be interested in acquiring the Company or any of its business segments;

          5. The fact that procedures to elicit proposals to acquire the Company or any of its segments had been implemented; and that negotiations had been conducted with several interested parties with respect to the entire Company as well as certain of its business segments in the context of a prolonged and comprehensive process to maximize value;

          6. The fact that the Company's Board had determined, in consultation with its advisors and based on an evaluation of the various bids received respecting its business segments, that the most likely way to maximize value was through the sale of the entire Company after the ESOP Sale and related EVEREN Distribution of the securities brokerage segment as opposed to various restructuring alternatives involving a sale of some or all of the Company's other business segments;

          7. The fact that the Company's Board had also determined, in consultation with its advisors, that the most likely way to maximize value was through the sale of the entire Company after the ESOP Sale and related EVEREN Distribution when compared to the range of values available to the Company's stockholders if the Company continued to operate as an independent entity after divesting its securities brokerage segment, given the time which would be required to attain equivalent values as well as the uncertainties associated with achieving the growth rates needed to reach such values;

          8. The Board's review of the historical and prospective market prices of the Common Stock compared to the merger consideration;

          9. The Board's review of presentations by, and discussion of the terms and conditions of the Merger with, senior executive officers of the Company, representatives of its legal counsel, representatives of Goldman Sachs, and senior executive officers of Zurich and Insurance Partners;

          10. The Board's receipt of the written opinion of Goldman Sachs that, as of May 15, 1995, the $49.50 per share in cash to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair to such holders;

          11. The Board's consideration of the absence of a financing condition to the Amended Merger Agreement and Zurich's unconditional guarantee of the obligations of Insurance Partners and the Purchaser to consummate the Merger;

          12. The risk that further prolonging the process to maximize value could significantly disrupt the Company's businesses; and

          13. The benefits to the Company's life and asset management segments expected from association with an organization such as Zurich, with its international skill and reputation as well as its financial strength.

     In view of the wide variety of material factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     The Board of Directors recognizes that the Merger will deprive stockholders of the Company of the opportunity to continue their equity interests in the Company as an independent entity or in any future growth of the Company. However, the Board of Directors of the Company has determined, based upon consideration of the material factors specified above, that the Merger is in the best interests of stockholders and is consistent with maximizing stockholder value. See "The Merger -- Plans of the Company in the Event the Merger is not Consummated."

Opinion of Financial Advisor

     On May 15, 1995, Goldman Sachs delivered its opinion to the Board of Directors of the Company that, as of the date of such opinion, the $49.50 per share in cash to be received by the holders of Common Stock pursuant to the Merger Agreement was fair to such holders. Goldman Sachs subsequently confirmed its earlier opinion by delivery of its written opinion dated as of the date hereof with respect to the $49.80 per share in cash to be received by the holders of Common Stock pursuant to the Amended Merger Agreement. The parties to the Amended Merger Agreement determined the amount of consideration to be paid pursuant to the Amended Merger Agreement as the result of arms' length negotiations, and Goldman Sachs was not asked to, and did not, propose the specific amount to the Board of Directors of the Company.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED OCTOBER 17, 1995, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX 2. STOCKHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement; (ii) this Proxy Statement; (iii) the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1994; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal financial analyses and forecasts for the Company prepared by its management. Goldman Sachs also held discussions with members of the senior management of the Company regarding the past and current business operations, financial condition, and future prospects of the Company. In addition, Goldman Sachs reviewed the reported price and trading activity for the Common Stock and compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the life insurance and investment management industries specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal.

     The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion to the Company's Board of Directors on May 15, 1995. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached hereto as Annex 2.

     (i) Historical and Projected Earnings by Segment Analysis. Goldman Sachs reviewed the historical and projected 1995 segment operating earnings provided in May 1995 by the Company. The segments included in such analysis included (i) asset management, including INVEST Financial Corporation, an indirect subsidiary of the Company, (ii) life insurance, (iii) real estate and (iv) other operations and corporate. The analysis indicated that projected 1995 operating earnings available to the Common Stock, after giving effect to preferred dividends, had declined from the projections as of earlier dates to $139.1 million as of May 15, 1995 ($3.53 per share of Common Stock). The analysis indicated that the $49.50 per share represented, on an aggregate basis, a multiple of approximately
14.2 times projected 1995 earnings available to Common Stock. In addition, the analysis annualized 1995 earnings based on the first-quarter reported operating earnings. This analysis indicated 1995 year-end earnings available to the Common Stock, after giving effect to preferred dividends, on such an annualized basis would be $121.3 million ($3.08 per share of Common Stock).

     Goldman Sachs also reviewed projected operating earnings by segment provided by the Company for the years 1996 and 1997. Earnings available to the Common Stock, after giving effect to preferred dividends, were projected to be $185.3 million for 1996 ($4.69 per share of Common Stock) and $247.8 million for 1997 ($6.29 per share of Common Stock). These projections reflect a compounded annual growth rate of 33.5% in earnings available to the Common Stock after giving effect to preferred dividends over the three-year period, including a compounded annual growth rate of 46.5% in the asset management segment. The analysis indicated that the $49.50 per share represented, on an aggregate basis, a multiple of approximately 10.7 times projected 1996 earnings available to Common Stock.

     (ii) ANALYSIS OF STRATEGIC ALTERNATIVES. Goldman Sachs also reviewed two hypothetical, strategic alternatives for the Company to the merger proposed by Zurich and Insurance Partners and outlined the possible value per share of Common Stock which theoretically could be achieved under each scenario over the next two years. The alternatives analyzed included (i) a restructuring involving only the divestiture of the securities brokerage segment and (ii) a restructuring involving the divestiture of the securities brokerage segment and a third-party equity investment in the Company (described in greater detail below).

     The first alternative scenario assumed that the Company's securities brokerage segment would be divested in the ESOP Sale and related EVEREN Distribution (see "The Merger -- Related Transactions"). In preparing this hypothetical scenario, Goldman Sachs made several assumptions including, without limitation, assumptions concerning the value of the ESOP Sale and related EVEREN Distribution and pro forma operating earnings of the Company by segment based on the Company's projections through 1997. This scenario also indicated that the projected equity value of the Common Stock would depend heavily upon the realization of the Company's earnings estimates. The first alternative scenario indicated that the projected value of the Common Stock is highly sensitive to both the multiple of trailing earnings and the rate of growth of the Company's earnings. Furthermore, the present value of the projected value of the Common Stock is highly sensitive to the rate at which the projected value is discounted. To highlight these points, Goldman Sachs performed several sensitivity analyses. Based on 1997 multiples of trailing earnings of 8x - 12x, and assuming a compounded annual growth rate from 1995 to 1997 of 33.5% in earnings available to the Common Stock after giving effect to preferred dividends, the present value per share of Common Stock at December 31, 1995, would be $37.69 - $62.11, assuming discount rates of 14% to 22%. Based on the Company's projections of a compounded annual growth rate from 1995 to 1997 of 33.5% in earnings available to the Common Stock after giving effect to preferred dividends and assuming a 10x multiple of trailing earnings, the present value per share of Common Stock at December 31, 1995, would be $46.14 - $52.43, assuming discount rates ranging from 14% to 22%. The analysis also indicated, however, that if the two-year compounded annual growth rate in earnings available to the Common Stock were to be 25%, 20%, 15%, 10% or 5% instead of 33.5%, the present value per share of Common Stock at December 31, 1995, would be $40.96 - $46.48, $38.05 - $43.16, $35.26 - $39.96, $32.59 - $36.90 and $30.04
-$33.98, respectively, assuming a 10x multiple of trailing earnings and discount rates ranging from 14% to 22%.

     The second alternative scenario assumed that (i) the Company's securities brokerage segment would be divested in the ESOP Sale and related EVEREN Distribution (see "The Merger -- Related Transactions"), (ii) a third-party investor group would invest up to $400 million of common equity in the Company,
(iii) proceeds of the equity investment and excess cash would be used to finance the purchase by the real estate segment (at current GAAP carrying value) of nonaccrual real estate assets from the life insurance segment and (iv) the real estate segment would then be spun off to stockholders. In preparing this hypothetical scenario, Goldman Sachs made several assumptions including, without limitation, assumptions concerning the value of the ESOP Sale and related EVEREN Distribution, the value of the real estate segment after its spin-off, the cash flows to the third-party investor, and pro forma operating earnings by segment based on the Company's projections through 1997. This scenario also indicated that the projected equity value of the Common Stock would depend heavily upon the realization of the Company's earnings estimates and upon the price and size of the equity investment. Furthermore, the present value of the projected equity value of the Common Stock is highly sensitive to the rate at which the projected equity value is discounted. To highlight these points, Goldman Sachs performed several sensitivity analyses. Based on the Company's projections, the earnings available to the Common Stock in this hypothetical scenario (which have a compound annual growth rate of 25%, excluding the hypothetically spun-off real estate segment) would indicate a present value per share of Common Stock of $46.45 - $52.43 assuming discount rates of 12% - 20% and assuming an 11x multiple of trailing 1997 earnings. The analysis also indicated that if the two-year compounded annual growth rate in earnings available to the Common Stock were 15%, 10% or 5% instead of 25%, the present value per share of Common Stock would be $40.35 - $45.43, $37.52 - $42.18, and $34.81 - $39.07, respectively, assuming discount rates of 12% - 20% and assuming an 11x multiple of trailing 1997 earnings. Goldman Sachs also advised the Board of Directors that minority investments are complicated transactions to structure, requiring substantial negotiations on complex issues, most particularly the exercise of control by the investor, and that there could be no assurance that such a transaction could be negotiated or consummated on terms mutually acceptable to a third-party investor and the Company.

     (iii) Merger Transaction Analysis. Goldman Sachs calculated multiples of the Company's latest 12 months ("LTM") net operating earnings and GAAP equity (which is approximately equal to tangible book value for the Company) derived from the $49.50 per share of Common Stock to be received in the Merger. The multiple of LTM operating earnings and the multiple of GAAP equity for the Merger were 14.2x and 1.5x, respectively. Goldman Sachs calculated similar multiples obtained from a sample of sixteen transactions involving life insurance companies completed since January 1, 1990. The multiple of LTM operating income for the sixteen transactions had a median of 11.4x and ranged from a high of 16.3x to a low of 7.1x. The median multiple of tangible book value for the sixteen transactions was 1.48x, with a high of 2.85x and a low of 0.36x. Goldman Sachs also calculated multiples of LTM operating earnings for recent asset management acquisitions. The median multiple of LTM operating earnings for a sample of 17 mutual fund company acquisitions was 15.4x, with a range of 8.6x to 18.0x. The median multiple of LTM operating earnings for a sample of 16 institutional investment management acquisitions was 11.8x, with a range of 11.2x to 13.4x.

     Goldman Sachs also reviewed and compared certain financial information relating to the Company's life subsidiaries and KFS to similar financial information compiled for selected life insurance companies and investment management companies as of May 12, 1995. The life insurance companies selected for comparison were Equitable of Iowa Companies, First Colony Corporation, SunAmerica Inc. and Western National Corporation (collectively, the "Annuity Companies"), The Liberty Corporation, Life Partners Group, Inc., ReliaStar Financial Corp., Protective Life Corporation, Security-Connecticut Corporation and USLIFE Corporation (collectively, the "Small Cap Life Companies") and American General Corporation, Aon Corporation, The Equitable Companies Incorporated, Jefferson-Pilot Corporation, Providian Corporation and Torchmark Corporation (collectively, the "Large Cap Life Companies"). The median price/earnings ("P/E") ratios for the Annuity Companies, the Small Cap Life Companies and the Large Cap Life Companies were 10.2x, 8.7x, and 10.3x, respectively for 1995, and 9.1x, 7.9x, and 9.2x, respectively, for 1996. The median projected long-term growth rates over the next five years for the Annuity Companies, the Small Cap Life Companies and the Large Cap Life Companies were 15.0%, 12.0% and 10.5%, respectively, compared to 8.1% projected for the Life Companies for the period from 1994 through 1997. The median LTM Return on Average Assets for the Annuity Companies, the Small Cap Life Companies and the Large Cap Life Companies were 1.3%, 1.3% and 2.1%, respectively, compared to 1.2% for the Life Companies. The median LTM Return on Average Common Equity for the Annuity Companies, the Small Cap Life Companies and the Large Cap Life Companies were 18.5%, 9.9% and 15.3%, respectively, compared to 14.9% for the Life Companies. The investment management companies selected for comparison were Franklin Resources, Inc., T. Rowe Price Associates, Inc., The John Nuveen Company, and Eaton Vance Corp. (collectively, the "Mutual Fund Companies") and Alliance Capital Management, L.P., United Asset Management Corporation, PIMCO Advisors L.P., New England Investment Companies, L.P., and Oppenheimer Capital, L.P. (collectively, the "Institutional Companies"). The median P/E ratios for the Mutual Fund Companies and the Institutional Companies were 13.0x and 10.7x, respectively, for 1995 and 11.9x and 11.7x, respectively, for 1996. The median growth rates in assets under management for the last five years for the Mutual Fund Companies and the Institutional Companies were 20.4% and 11.2%, respectively, compared to 1.2% for KFS.

     In addition to the foregoing, Goldman Sachs also noted that, since December 1994, contact was made with over 80 potential buyers for either the Company in its entirety or various of its business segments. Although written indications of interest relating to business segments of the Company, a leveraged recapitalization of the Company or minority equity investments in the Company were received from several of the parties contacted, except for the proposal of Zurich and Insurance Partners, no other firm offers to purchase the whole Company were received.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. Goldman Sachs did not separately consider the extent to which any one analysis referred to in the summary set forth above affected the fairness opinion, nor did Goldman Sachs attempt to quantify the effects that various events subsequent to the announcement of GECC's unsolicited proposal in March 1994 may have had on the Company's actual or projected results of operations. No company or transaction used in the above analyses as a comparison is identical to the Company or the contemplated Merger. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Company's Board of Directors as to the fairness of the $49.50 per share in cash to be received by the holders of Common Stock pursuant to the Merger Agreement and do not purport to be appraisals or to reflect necessarily the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Zurich, Insurance Partners, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the Board of Directors of the Company was one of many material factors taken into consideration by the Company's Board of Directors in making its determination to approve the Merger Agreement.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Company selected Goldman Sachs as its financial advisor with respect to the Merger primarily because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and because of its familiarity with the Company.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of the Company and/or Zurich for its own account and for the account of customers. In this regard, as of the date hereof, Goldman Sachs owns no shares or options on the shares of Zurich, and holds the following positions in the Company's securities: (i) Common Stock: short 214,300 shares; (ii) Series E Cumulative Convertible Preferred Stock: long 270,683 shares; (iii) 8.875% Medium-Term-Notes due 2009: long $1,000,000; (iv) 9% Medium-Term-Notes due 1998: long $1,000,000; and (v) 8.80% Notes due 1998: long $6,000,000. Goldman Sachs held the same positions in the Company's securities on March 17, 1994, except that it was short 2,400 shares of Common Stock at such date. In addition, Goldman Sachs has provided certain investment banking services to the Company from time to time for which it has received, or expects to receive, customary fees, including having acted as managing underwriter for the issuance of $260 million of preferred stock and $200 million of long-term debt of the Company in 1993, having acted as its financial advisor in the divestiture of the Company's reinsurance and risk management subsidiaries in 1993, having acted as its financial advisor in connection with and having participated in certain of the negotiations leading to the Merger Agreement, having acted as underwriter for the Company's sale of 2,986,111 shares of State

Street Boston Corporation common stock in June 1995, and having acted as the Company's financial advisor in connection with the ESOP Sale and related EVEREN Distribution.

     Pursuant to a letter agreement dated April 7, 1994, as supplemented by letter agreements dated May 16, 1994 and May 15, 1995 (together the "Engagement Letter"), the Company engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of the Engagement Letter, the Company agreed to pay Goldman Sachs a transaction fee established in accordance with a schedule based upon the aggregate value received by the stockholders of the Company. If the Merger is consummated in the manner contemplated, Goldman Sachs will receive a fee of $8,195,151. The Company has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws. Pursuant to separate letter agreements dated May 15, 1995, each of KFC and the Company engaged Goldman Sachs to undertake a study to enable Goldman Sachs to render its opinion with respect to the $900 million in cash to be received by KFC in connection with the sale of all of the outstanding stock of KFS, a wholly-owned subsidiary of KFC, pursuant to the Merger Agreement and the KFS Agreement. In connection with this assignment, KFC agreed to pay Goldman Sachs a fee of $100,000, payable upon closing of the KFS Merger. In addition, pursuant to a letter agreement dated July 28, 1995, KFC engaged Goldman Sachs to undertake a study to enable Goldman Sachs to render its opinion with respect to the consideration to be received by KFC in connection with the ESOP Sale and related EVEREN Distribution. KFC paid Goldman Sachs a fee of $100,000 upon delivery of such opinion. KFC has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws. Goldman Sachs also has entered into an engagement letter with the Company pursuant to which Goldman Sachs is acting as financial advisor with respect to the sale of significant portions of the Company's real estate portfolio.

NO SOLICITATION

     The Amended Merger Agreement provides that the Company may not permit, nor may it authorize or permit any of its affiliates or subsidiaries, any of its or their respective officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by the Company or any of its affiliates or subsidiaries to, directly or indirectly, (a) solicit, initiate or encourage any Transaction Proposal or (b) propose, enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person any information, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek a Transaction Proposal, provided that, the Company may furnish information to and engage in discussions or negotiations with any third party who has made an unsolicited Transaction Proposal that is a Qualified Proposal, and following receipt of a Transaction Proposal may take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if the Board of Directors of the Company concludes in good faith based on the advice of outside counsel that such action is necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law. A "Transaction Proposal" is any proposal with respect to any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company or any of its subsidiaries or any tender offer or exchange offer, merger, consolidation, business combination, sale of equity securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries or any other transaction, which impedes, interferes with, prevents or materially delays the Merger or any of the other transactions contemplated by the Amended Merger Agreement or, with certain exceptions, materially dilutes the benefits to the Purchaser, Zurich and Insurance Partners of the Merger or any of the other transactions contemplated by the Amended Merger Agreement. A "Qualified Proposal" is any Transaction Proposal that, in the good faith opinion of the Board following consultation with its independent financial advisors, would provide holders of the Common Stock cash and/or readily marketable securities having a value of more than $49.80 per share of Common Stock.

FIDUCIARY DUTIES

     The Amended Merger Agreement provides that the Board of Directors of the Company may not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, Zurich or Insurance Partners, its approval or recommendation of the Amended Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Transaction Proposal or (iii) approve the Company entering into any agreement with respect to any Transaction Proposal, unless the Company receives an unsolicited Transaction Proposal from a third party that is a Qualified Proposal and the Board of Directors concludes in good faith based on the advice of outside counsel that in order to comply with its fiduciary obligations to stockholders under applicable law, it is necessary for the Board of Directors to withdraw or modify such approval or recommendation, approve or recommend such Transaction Proposal, enter into an agreement with respect to such Transaction Proposal or terminate the Amended Merger Agreement, provided that concurrently with the taking of any of the foregoing actions, the Company shall be obligated to pay Zurich or Insurance Partners (or their designees) certain fees and expenses. See "-- Termination; Fees and Expenses" below.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The Amended Merger Agreement provides that the Purchaser and the Surviving Corporation will maintain all rights of indemnification and exculpation from liability for all acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers and employees of the Company and its subsidiaries as provided in their respective certificates of incorporation or bylaws for a period of not less than six years from the Effective Time. The Purchaser and the Surviving Corporation agreed in the Amended Merger Agreement to maintain for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors, officers or employees of the Company or any subsidiary on the date of the Amended Merger Agreement, so long as the annual premium therefor would not be in excess of $3,338,000 (the "Maximum Premium"); provided, however, that the Purchaser and the Surviving Corporation may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy maintained for the benefit of the directors and officers of Zurich or any of its major United States subsidiaries, so long as
(i) the issuer thereof has at least an equal claims-paying rating and (ii) the material terms thereof are no less advantageous than the existing D&O Insurance to the extent commercially available.

     On March 18, 1994, the Company and 13 senior executives (together, the "Executives", and individually, an "Executive") entered into termination protection agreements (the "Agreements") to encourage the Executives to remain with the Company during periods of uncertainty with respect to the Company's ownership and to enhance their abilities to act in the best interests of the Company and its stockholders with respect to any offer for the Company, without being influenced by any uncertainties surrounding their respective situations with the Company. The Agreements provide the Executives with the severance benefits described below if the Executive's employment is terminated by the Company without Cause (as defined below) or the Executive voluntarily terminates his or her employment for "Good Reason" (as defined below) within the three-year period following a Change of Control (as defined below). The approval and recommendation of the Conseco Merger Agreement on June 26, 1994 by the Board of Directors constituted a Change of Control under the Agreements.

     The following severance benefits are provided for under the Agreements: (i) a payment equal to three times the sum of the Executive's base salary, target bonus and target equity awards (i.e., the value of the Executive's target awards of options and restricted stock under the Company's long-term equity award programs); (ii) a payment equal to three times the Executive's target profit sharing service contribution from the Company, reduced for each month of service after the Change of Control; (iii) payment of a pro-rata portion of the Executive's target bonus for the year of termination; (iv) continued welfare benefits for three years (or, if shorter, until the Executive becomes covered under a new employer's plan); (v) payment of any accrued but unpaid bonuses (for prior years) and any deferred compensation; (vi) three years additional age and service credit towards eligibility for post-retirement welfare benefits (offset by additional age and participation actually credited after the Change of Control); (vii) acceleration of vesting under the Company's supplemental retirement plans, payment of the Executive's accrued benefit under these plans and, to the extent the Executive is entitled to a benefit under the defined benefit portion of any of these plans, three years additional age and service credit towards eligibility for all purposes, including benefit accrual and eligibility for early retirement (offset by additional age and service actually credited after the Change of Control); and (viii) reimbursement for outplacement counseling services. Any severance benefits payable are grossed-up to the extent an Executive would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), due to the receipt thereof. The Agreements preserve any applicable change of control provisions under other agreements or arrangements, such as the Company's equity-based compensation programs. They also preserve the Executive's indemnification rights, require the Company to maintain certain directors' and officers' liability insurance coverage and impose certain confidentiality obligations on the Executive.

     Cause is defined generally as (i) willful malfeasance which has a material adverse effect on the Company or (ii) conviction of a felony. Good Reason is defined to be any of the following actions, without the Executive's express prior written approval, other than due to the Executive's permanent disability or death: (i) any diminution in the Executive's titles, duties, responsibilities, status or reporting relationship from the positions, duties, responsibilities, status or reporting relationship existing immediately prior to the Change of Control; (ii) removal of the Executive from, or any failure to re-elect the Executive to, any of the positions the Executive held immediately prior to the Change of Control; (iii) failure to pay the Executive's base salary when due; (iv) any reduction of the Executive's base salary, target bonus or target equity award; (v) a material reduction in the Executive's employee or fringe benefits; (vi) a change of the Executive's principal place of employment to a location more than 20 miles from the Executive's principal place of employment immediately prior to the Change of Control; or (vii) any material breach of any provision of the Agreement.

     In February 1995, three of the Executives (including Charles M. Kierscht and Robert T. Jackson) resigned and demanded payment under their respective Agreements, claiming that their responsibilities and/or reporting relationships had been diminished and thus their resignations were for Good Reason. The Company rejected such Executives' demands, contending the resignations were not for Good Reason, and has commenced an arbitration proceeding seeking damages and other relief from such Executives, including a declaration that no amounts are payable by the Company under such Executives' Agreements. If entitled thereto, the aggregate amounts payable under their respective Agreements would approximate $ 4.7 million for Mr. Kierscht and $3.4 million for Mr. Jackson, calculated as of their February 1995 resignation date. These amounts assume no excise tax gross-up will be payable. There can be no assurance regarding the ultimate outcome of this arbitration.

     If payment obligations (including estimated tax-related payments) under their respective Agreements are triggered in connection with the Merger's closing, an aggregate of approximately $11.1 million would be payable to Mr. Mathis, $8.8 million would be payable to Stephen B. Timbers and $35.7 million would be payable to the Company's current executive officers as a group (including Messrs. Mathis and Timbers). Such amounts are calculated as of January 4, 1996, the latest closing date currently anticipated for the Merger. In consideration of a cash payment of $600,000, James R. Boris released certain claims he had asserted under his Agreement and agreed to the termination of its severance benefit provisions.

     On March 17, 1994, the Company established the Kemper Corporation Holding Company Change of Control Severance Program, which provides that if an Eligible Employee (defined to include, among other persons, all officers of the Company who are not parties to a termination protection agreement) is terminated without Cause or resigns for Good Reason (the definitions of which are similar to the definitions of such terms for purposes of the Agreements described above) within a two-year period following a Change of Control, the Eligible Employee will be entitled to the following severance benefits: (i) a single lump sum payment, in cash, equal to the Eligible Employee's monthly salary times the Eligible Employee's number of years of service (but not less than six nor more than 24);
(ii) in the case of officers and certain other employees, a single lump sum amount, in cash, equal to a pro rata portion of such Eligible Employee's target bonus for the year of termination; (iii) continued welfare benefits until the earlier of the end of the Eligible Employee's Severance Period (defined as the period commencing on the termination date and continuing for a number of calendar months equal to such Eligible Employee's number of years of service, but not less than six nor more than 24 months) or the date on which such Eligible Employee becomes employed by, or covered by a benefit plan of, a new employer;
(iv) payment of any accrued but unpaid bonus for the prior year and any deferred compensation and (v) acceleration of vesting under the Company's supplemental retirement plans and payment of the Eligible Employee's accrued benefit under these plans. The approval and recommendation of the Conseco Merger Agreement on June 26, 1994 by the Board of Directors constituted a Change of Control under the severance program. See "-- Benefit Plans" below.

EFFECTIVE TIME OF THE MERGER

     The Company shall file with the Delaware Secretary of State on the Closing Date (or on such other date as the Company and the Purchaser may agree) the Certificate of Merger or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State, or at such later time as is specified in the Certificate of Merger.

PAYMENT FOR SHARES OF COMMON STOCK

     As a result of the Merger, holders of certificates formerly representing shares of Common Stock will cease to have any equity interest in the Company. After consummation of the Merger, all certificates formerly evidencing shares of Common Stock (other than shares owned by the Company (except for Company Fiduciary Shares), Zurich, Insurance Partners, the Purchaser or any of their respective subsidiaries or shares in respect of which dissenters' rights have been properly exercised) will be required to be surrendered to the Paying Agent in order to receive the Merger Consideration to which holders thereof will be entitled as a result of the Merger. No interest will be paid or accrued on the cash payable upon the surrender of such certificates.

     Detailed instructions with regard to the surrender of certificates, together with a letter of transmittal, will be forwarded to holders of certificates formerly evidencing shares of Common Stock as promptly as practicable following the Effective Time (but in no event more than five days thereafter) by the Paying Agent. HOLDERS OF SHARES OF COMMON STOCK SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. Upon surrender of stock certificates and other required documents to the Paying Agent, the Paying Agent, as promptly as practicable following its receipt of the certificates, will distribute the Merger Consideration for each share represented by such stock certificates to the holder thereof.

     If payment in respect of cancelled shares of Common Stock is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment to a person other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Paying Agent that such tax either has been paid or is not payable.

     The Company's Dividend Reinvestment and Stock Purchase Plan will be terminated effective as of the Effective Time. Harris Trust and Savings Bank is the plan custodian, and an affiliate of the plan custodian is the record holder of certificates representing shares of Common Stock beneficially owned by certain participants and certain former participants in the plan. Promptly following the Effective Time, such record holder will surrender such certificates to the Paying Agent on such participants' behalf, and such participants will receive payment of the Merger Consideration ($49.80 per share) for the shares held of record in the plan, without the requirement of any action on their part.

     STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

CERTAIN OTHER EFFECTS OF THE MERGER

     If the Merger is consummated, the Company's common stockholders will not have an opportunity to continue their equity interest in the Company as an ongoing corporation and therefore will not share in future earnings and growth, if any, of the Company.

     If the Merger is consummated, public trading of the Common Stock will cease and the Common Stock will cease to be quoted on the NYSE. Moreover, the Surviving Corporation may be relieved of the obligation to file certain informational reports under the Exchange Act, such as proxy statements, and its officers, directors and more than 10% stockholders may be relieved of the reporting requirements under, and the "short-swing" profit recapture provisions of, Section 16 of the Exchange Act.

     For information concerning the income tax consequences of the Merger, see "The Merger -- Certain Tax Consequences of the Merger."

GOVERNMENT AND REGULATORY APPROVALS AND FILINGS

     The consummation of the Merger is subject to, among other approvals, the prior approval of the Department of Insurance of the State of Illinois (the "DOI") and to the expiration or early termination of the relevant waiting period under the HSR Act. The parties have agreed to make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act of 1933, as amended ("the Securities Act"), the Exchange Act, the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940 (the "Advisers Act"), and applicable state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by the Amended Merger Agreement.

     In addition, pursuant to the Amended Merger Agreement, the Company, the Purchaser, Zurich and Insurance Partners will each use commercially reasonable efforts, and will cooperate fully with each other, (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by the Amended Merger Agreement, (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of governmental entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by the Amended Merger Agreement and (iii) to obtain consent from the DOI so that the unassigned surplus of Kemper Investors Life Insurance Company ("KILICO") will be reset to zero at the Effective Time in order to allow for dividends to be declared by KILICO after the Effective Time. See "The Merger -- Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants."

     A definitive application for approval was submitted by Zurich and Insurance Partners to the DOI on September 26, 1995. On August 28, 1995, the parties to the Amended Merger Agreement were informed by the FTC that they had received early termination of the relevant waiting period under the HSR Act with respect to the Merger and certain real estate sales contemplated by the Amended Merger Agreement.

BENEFIT PLANS

     Under the terms of the Amended Merger Agreement, the Company and each other person affiliated with the Company under sections 414(b), (c), (m) or (o) of the Code, and the regulations promulgated thereunder (a "Commonly Controlled Entity"), shall, if requested by the Purchaser, use commercially reasonable efforts to cause any payment to an employee under any contract, benefit plan, program, arrangement or understanding, to be delayed until after the Closing Date to the extent that such delay would reduce or eliminate the portion of such payment which otherwise would be disallowed as a deduction under Section 162(m) of the Code, provided that such delay shall occur only if not otherwise legally inconsistent with the terms of any such contract, benefit plan, program, arrangement or understanding. The Surviving Corporation shall make any such delayed payments as soon as practicable after the Closing Date in accordance with the terms of the applicable contract, benefit plan, program, arrangement or understanding.

     For the one-year period beginning on the Closing Date, the Surviving Corporation shall, subject to certain exceptions, continue to maintain each of the following benefit plans: (i) all qualified "defined contribution" plans (as defined in Section 414(i) of the Code), (ii) all supplemental plans, to the extent such plans provide benefits which cannot otherwise be provided, as a result of applicable Code limitations, under the aforementioned defined contribution plans and (iii) all "welfare plans" (as defined in section 3(1) of ERISA). As of the Effective Time, continuing employees then participating in each of the aforementioned defined contribution plans shall, subject to certain exceptions and adjustments, have nonforfeitable rights to receive the amounts then credited to their accounts thereunder. Each continuing employee shall be given full credit for his or her pre-Effective Time service with the Company and each of its subsidiaries and predecessor employers, but only to the extent such service is recognized under the terms of the specific benefit plan of the Company or Company subsidiary with respect to which such service would be taken into account as of the Effective Time.

     See "-- General" for a description of the treatment of Company Stock Options and Phantom Stock Rights in the Merger.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for by Zurich and Insurance Partners as a "purchase" for accounting and financial reporting purposes.

TERMS OF THE MERGER

     The terms of the Merger are set forth in the Amended Merger Agreement which appears as Annex 1 to this Proxy Statement, and the description of the Amended Merger Agreement contained herein is qualified in its entirety by reference to the Amended Merger Agreement. Stockholders are urged to review the Amended Merger Agreement carefully.

     General. The Amended Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. Upon the approval of the Amended Merger Agreement by the holders of a majority of the shares of Common Stock at the Special Meeting and the satisfaction or waiver of the other conditions to the obligations of the parties thereto to consummate the Merger, the Merger will be consummated (subject to the Purchaser's option to delay closing to no later than January 4, 1996, which option the Company has been informed the Purchaser currently expects to exercise).

     At the Effective Time, the Purchaser will merge with and into the Company. The Company will be the Surviving Corporation in the Merger and will thereby become approximately 80% owned by Zurich and 20% owned by Insurance Partners. Pursuant to the Merger, each share of Common Stock issued and outstanding at the Effective Time will be cancelled and extinguished and converted automatically into the right to receive $49.80 in cash, other than shares owned by the Company (except for Company Fiduciary Shares), Zurich, Insurance Partners, the Purchaser or any of their respective subsidiaries (which will be cancelled and extinguished without any payment therefor) and shares held by common stockholders who perfect their statutory dissenters' rights. Each share issued and outstanding at the Effective Time, other than the shares held by preferred stockholders who perfect their statutory dissenters' rights (see "The Merger -- Dissenters' Rights"), of (a) Series A Preferred Stock, (b) Series C Preferred Stock, (c) Series D Preferred Stock and (d) Series E Preferred Stock shall remain outstanding as one duly authorized, validly issued, fully paid and non-assessable share of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, of the Surviving Corporation. At the Effective Time, the Rights, which are currently attached to the shares of Common Stock, will be cancelled and will have no further force and effect. As a result of the Merger, common stockholders of the Company will cease to have an equity interest in, or possess rights as stockholders of, the Company.

     Amendment, Extension, Waiver. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties may modify or amend the Amended Merger Agreement by written agreement executed and delivered by duly authorized officers of the respective parties. However, after approval and adoption of the Amended Merger Agreement by the common stockholders of the Company at the Special Meeting, no amendment shall be made which, under applicable law, requires the approval of such stockholders unless such further stockholder approval shall have been obtained. The Amended Merger Agreement may not be amended unilaterally by either party.

     At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in the Amended Merger Agreement or in any document delivered pursuant to the Amended Merger Agreement or (c) waive compliance with any of the agreements or conditions of the other parties contained in the Amended Merger Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Amended Merger Agreement to assert any of its rights under the Amended Merger Agreement or otherwise shall not constitute a waiver of such rights.

CONDITIONS TO CONSUMMATION OF THE MERGER; REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

Conditions to Each Party's Obligations to Effect the Merger

     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions: (a) the Merger and the Amended Merger Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon; (b) all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental entities in connection with the Amended Merger Agreement and the consummation of the transactions contemplated thereby shall have been made or obtained and shall be in full force and effect without any term, condition or restriction that is not reasonably satisfactory to the Purchaser, Zurich or Insurance Partners or, if such term, condition or restriction would be effective absent consummation of the Merger, the Company; provided, that such consents, approvals, permits and authorizations may be subject to certain terms, conditions and limitations that are set forth expressly in applicable insurance statutes, rules, and regulations and are customarily imposed by insurance regulatory authorities; (c) the waiting period applicable to the Merger and the KFS Merger under the HSR Act shall have terminated or expired; (d) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and the KFS Merger shall be in effect; (e) in accordance with
Section 15 of the 1940 Act, (i)(A) the respective boards of trustees/directors of the Kemper Funds (as defined in the Amended Merger Agreement), including in each case a majority of trustees/directors who are not parties to the investment advisory contracts of such Kemper funds or "interested persons" (as such term is defined in the 1940 Act) of any such party (the "Non-Interested Directors"), and
(B) holders of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of Kemper Funds which, as of April 30, 1995, represented at least 90% of all of the net assets of all of the Kemper Funds as of such date and the holders of a majority of the outstanding voting securities of Kemper Investors Fund ("KINF") acting in accordance with voting instructions, shall have approved new investment advisory contracts with KFS and the applicable subsidiaries of KFS (collectively, with KFS, the "Asset Management Subsidiaries") acting as investment advisers of such funds upon terms identical with those of each such Kemper Fund (other than changes in the term of the contract), and (ii) the board of trustees/directors, including a majority of the Non-Interested Directors, of each of the Kemper Funds which has approved a new investment advisory contract shall have approved new underwriting, distribution or dealer contracts, if any, with the applicable subsidiaries of the Company that are parties to such agreements pursuant to Section 15 of the 1940 Act and any other requirements applicable thereto contained in the 1940 Act; (f) the Company shall have obtained the consent of non-investment company advisory clients of the Asset Management Subsidiaries who are not affiliated with the Company and who, as of April 30, 1995, represent at least 80% of all of the net assets under management as of such date for all such advisory clients not affiliated with the Company; and (g) at the time of the Closing, (i) at least 75% of the members of the board of trustees/directors of each Kemper Fund which has approved a new investment advisory contract shall not be "interested persons" (as such term is defined in the 1940 Act) of Zurich or an affiliate of Zurich that will act as investment adviser to such Kemper Funds following the Effective Time, or of the Company or of any affiliate of the Company that was the investment adviser of any such Kemper Fund immediately preceding the Effective Time, and (ii) the requirements of Section 15(f)(1)(B) of the 1940 Act shall have been complied with in that no "unfair burden" shall have been imposed on any of the Kemper Funds as a result of the Amended Merger Agreement or under the KFS Agreement, the transactions contemplated under the Amended Merger Agreement, new investment advisory contracts or otherwise.

     The respective boards of trustees/directors of the Kemper Funds, including in each case a majority of Non-Interested Directors, have taken action to satisfy the conditions specified in clauses (e)(i)(A) and (e)(ii) of the preceding paragraph. At special meetings of the Kemper Funds held September 19, 1995, approval of new investment advisory contracts with the Asset Management Subsidiaries acting as investment advisers of such Kemper Funds was obtained to satisfy the condition described in clause (e)(i)(B) of the preceding paragraph. In addition, in the Lumbermens Agreement, Lumbermens agreed to consent, and to cause its subsidiaries and affiliates to consent, to the assignment of their respective investment advisory and management contracts. These consents would represent approximately 65% of the net assets under management as of April 30, 1995 of non-investment company advisory clients not affiliated with the Company. Prior to the date hereof, the Company has obtained the consent of such non-investment company advisory clients, including Lumbermens, sufficient to satisfy the condition described in clause (f) of the preceding paragraph. With respect to the condition specified in clause (c) of the preceding paragraph, the parties to the Merger Agreement were informed by the FTC on August 28, 1995 that they had received early termination of the relevant waiting period under the HSR Act with respect to the Merger and certain real estate sales contemplated by the Merger Agreement.

CONDITIONS TO THE OBLIGATIONS OF ZURICH, INSURANCE PARTNERS AND THE PURCHASER

     The obligations of the Purchaser, Zurich and Insurance Partners to effect the Merger are further subject to the following conditions: (a) the representations and warranties of the Company set forth in the Amended Merger Agreement and in the KFS Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of the Company set forth in the Amended Merger Agreement and in the KFS Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of the Merger Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date;
(b) the Company shall have performed in all material respects all obligations and covenants required to be performed by it under the Amended Merger Agreement at or prior to the Closing Date and under the KFS Agreement; (c)(i) no appraisal rights shall have been asserted by any holders of capital stock of the Company other than the holders of Dissenting Common Shares representing no more than 5% of the Common Stock outstanding on the date of the Merger Agreement and Dissenting Preferred Shares (other than Dissenting Preferred Shares that are shares of Series C Preferred Stock) representing not more than 10% of the aggregate shares of the Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding on the date of the Merger Agreement, and
(ii) no appraisal rights shall have been asserted by any holders of Series C Preferred Stock; (d) the KFS Merger shall have been consummated in all material respects in accordance with the terms and conditions set forth in the KFS Agreement, except that the Purchaser may elect to have such sale consummated after the Effective Time; (e) the ESOP Sale and related EVEREN Distribution and the other transactions contemplated by the ESOP Agreements and the ESOP Credit Agreement (each, as defined in the Amended Merger Agreement) shall have been consummated in all material respects; (f) after the date of the Merger Agreement, no suit, action, proceeding, arbitration or investigation shall have been commenced or threatened against or affecting the Company or any of its subsidiaries that is more likely than not to result in liability to the Company or any subsidiary that would have a material adverse effect with respect to the Company; (g) there shall have been no material adverse changes or developments arising out of or relating to any suits, actions, proceedings, arbitrations or investigations against or affecting the Company or any of its subsidiaries that were outstanding on the date of the Merger Agreement; (h) since December 31, 1994, there shall have been no material adverse change with respect to the Company; (i) the Lumbermens Agreement shall be in full force and effect; (j) no event of default shall have occurred and be continuing, or event or condition existing that, with the giving of notice or lapse of time, would become an event of default, under either of the Company's public debt indentures; (k)(i) the Company shall have obtained all necessary waivers, consents, releases and amendments in order to implement the provisions of the Amended Merger Agreement relating to the cancellation of, and payment for, outstanding Company Stock Options, Phantom Stock Rights and stock options for KFC common stock (except for waivers, consents, releases and amendments relating to Company Stock Options exercisable for fewer than 50,000 shares of Common Stock in the aggregate, provided that such options are held by fewer than twenty optionees), and (ii) certain anti-dilution actions with respect to all Company Stock Options and the Phantom Stock Rights in connection with the ESOP Sale and related EVEREN Distribution shall be in full force and effect; and (l) prior to the Effective Time, certain directors and officers of the Company or its subsidiaries set forth in a written notice delivered by the Purchaser to the Company shall have provided their written resignations to the Company and the Purchaser and the persons specified in such written notice shall have been duly elected as directors and/or officers of the Company or any of its subsidiaries effective at the Effective Time.

     The ESOP Sale and related EVEREN Distribution referenced in clause (e) above were consummated on September 13, 1995.

Conditions to the Obligation of the Company

     The obligation of the Company to effect the Merger is further subject to the following conditions: (a) the representations and warranties of the Purchaser and Zurich in the Amended Merger Agreement that are qualified as to materiality must be true and correct and the representations and warranties in the Amended Merger Agreement that are not so qualified must be true and correct in all material respects, in each case on the date of the Merger Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date; and (b) the Purchaser, Zurich and Insurance Partners shall have performed in all material respects all obligations and covenants required to be performed by them under the Amended Merger Agreement at or prior to the Closing Date.

Satisfaction of Closing Conditions

     The Amended Merger Agreement provides that if the Purchaser makes an election by written notice sent to the Company prior to the third business day following the date on which certain of the conditions to the obligations of the Purchaser, Zurich and Insurance Partners to effect the Merger set forth above shall be fulfilled or waived in accordance with the Amended Merger Agreement, to delay the closing of the Merger to a later date (which shall not be later than January 4, 1996), then, on a business day specified therein (the "Preliminary Closing Date"), a preliminary closing shall take place at which the Company shall seek to fulfill all conditions to the obligations of the Purchaser, Zurich and Insurance Partners to effect the Merger set forth above (other than the consummation of the KFS Merger and the resignations of certain officers and directors of the Company and/or its subsidiaries, but including, without limitation, the delivery of the officers' certificates with respect to the truthfulness of certain representations and warranties and the performance of certain obligations of the Company under the Amended Merger Agreement) (the "Preliminary Closing Conditions"). If the Company shall fulfill all of the Preliminary Closing Conditions on the Preliminary Closing Date, then on the Closing Date (i) the Company's obligation to effect the Merger shall be subject to the satisfaction or waiver on such date of each of the conditions set forth above under "Conditions to Each Party's Obligation to Effect the Merger" and "Conditions to the Obligation of the Company" and (ii) the Purchaser's, Zurich's and Insurance Partners' obligations to effect the Merger shall be subject to the satisfaction or waiver on such date of each of the conditions set forth above under "Conditions to Each Party's Obligation to Effect the Merger" and "Conditions to the Obligations of Zurich, Insurance Partners and the Purchaser"; provided, however, that (A) the conditions to the obligation of the Purchaser, Zurich and Insurance Partners to effect the Merger set forth in clauses (c),
(e), (f), (g) and (h) of "Conditions to the Obligations of Zurich, Insurance Partners and the Purchaser" above shall be deemed to have been satisfied on the Closing Date and (B) the condition set forth in clause (a) of "Conditions to the Obligations of Zurich, Insurance Partners and the Purchaser" above must be satisfied or waived on the Closing Date, except that such condition, to the extent it applies to the truth and correctness as of the Closing Date of the representations and warranties set forth in clauses (e) through (k), (m), (o) through (s), and (v) through (z) under "Representations and Warranties" below and certain analogous representations contained in the KFS Agreement, shall be deemed to be satisfied on the Closing Date unless the failure to satisfy such condition is a result of any willful action or willful inaction by the Company, any of its subsidiaries or any officers or directors thereof. If the Company fulfills the Preliminary Closing Conditions, then the Closing shall occur on a business day specified in a written notice from the Purchaser to the Company, which shall be no later than January 4, 1996. If the Company shall not fulfill all of the Preliminary Closing Conditions on the Preliminary Closing Date, the Company must fulfill all of the conditions set forth above under "Conditions to Each Party's Obligation to Effect the Merger" and "Conditions to the Obligations of Zurich, Insurance Partners and the Purchaser" on the Closing Date as if no preliminary closing occurred.

Representations and Warranties

     The Amended Merger Agreement includes various customary representations and warranties of the parties thereto. The Amended Merger Agreement includes representations and warranties by the Company as to, among other things, (a) the corporate organization, standing and power of the Company and its significant subsidiaries; (b) the Company's capital structure; (c) the authorization, execution, delivery, performance, enforceability and binding effect of the Amended Merger Agreement and related matters and the noncontravention of any agreement, law, or charter or bylaw provision as a result of the execution of, and consummation of the transactions contemplated by, the Amended Merger Agreement and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Amended Merger Agreement, except as provided in the Amended Merger Agreement; (d) the filing or obtaining of consents, approvals, authorizations, declarations or notices with any governmental entities with respect to the Company or any of its subsidiaries in connection with the Merger and the Amended Merger Agreement and related documents; (e) the filing of certain documents by the Company with the Commission and the accuracy of the information contained therein, including the registration statement filed by the Company with respect to the ESOP Sale and related EVEREN Distribution and the information contained in this Proxy Statement; (f) the absence of any changes that would have a material adverse effect with respect to the Company, and that the Company and its subsidiaries have conducted their business only in the ordinary course since the date of the most recent audited financial statements filed with the Commission; (g) the absence of certain material changes in the Company's benefit plans; (h) the compliance with applicable laws of the Company's benefit plans and certain other matters relating to ERISA; (i) the absence of any material litigation; (j) the filing of tax returns and payment of taxes; (k) the absence of certain "excess parachute payments" under Section 162(m) of the Code; (l) the voting requirements for the approval of the Merger; (m) compliance with applicable laws; (n) the fair value of the consideration received in the KFS Merger; (o) the ESOP Sale and related EVEREN Distribution; (p) the payment of dividends on the Common Stock and Preferred Stock; (q) the level of intercompany indebtedness; (r) the intercompany transfer of real estate assets; (s) the receipt of a fairness opinion from Goldman Sachs; (t) the inapplicability of the supermajority voting provisions of Article Fifteenth of the Second Restated Certificate of Incorporation of the Company; (u) the amendment of the Rights Agreement in connection with the transactions contemplated by the Amended Merger Agreement; (v) the payment of certain broker's fees and expenses; (w) certain matters relating to the 1940 Act and the Advisers Act; (x) certain matters relating to the Company's insurance business; (y) certain matters relating to the reinsurance agreements in effect with respect to the life insurance subsidiaries of the Company; and (z) the accuracy of certain disclosures relating to the Company's real estate assets made by the Company in connection with the Amended Merger Agreement.

     The Amended Merger Agreement also includes representations and warranties by Zurich, Insurance Partners and the Purchaser as to, among other things, (a) the corporate organization, standing and power of Zurich, Insurance Partners and the Purchaser; (b) the Purchaser's capital structure; (c) the authorization, execution, delivery, performance and enforceability of the Amended Merger Agreement and related matters and the noncontravention of any agreement, law, or charter or bylaw provision as a result of the execution of, and consummation of the transactions contemplated by, the Amended Merger Agreement and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Amended Merger Agreement, except as provided in the Amended Merger Agreement; (d) the accuracy of information supplied by Zurich, Insurance Partners and the Purchaser in connection with this Proxy Statement; (e) the absence of prior activities of the Purchaser; (f) certain matters relating to the 1940 Act and the Advisers Act; and (g) certain broker's fees and expenses.

Covenants relating to the Conduct of Business Prior to the Merger

     The Company has agreed that prior to the Effective Time it shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Except as contemplated by the Amended Merger Agreement or the Lumbermens Agreement, prior to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of the Purchaser: (i) (a) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than the dividend of capital stock declared in connection with the ESOP Sale and related EVEREN Distribution of the securities brokerage segment, regular quarterly cash dividends not in excess of $.23 per share of Common Stock and regular cash dividends on Preferred Stock, in each case with usual record and payment dates and in accordance with the Company's present dividend policy), (b) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (c) purchase, redeem or otherwise acquire any shares of outstanding capital stock, any rights, warrants or options to acquire any such shares or any outstanding notes or debentures except, in the case of clause (c), for the acquisition of shares of Common Stock from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options outstanding on the date of the Amended Merger Agreement and any mandatory redemption or repurchase of the KFC Debentures, the KFC Class B Common Stock and the KFC Stock Options in accordance with the terms thereof, the terms of the indenture governing the KFC Debentures and the KFC Charter (each as defined in the Amended Merger Agreement); (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than (a) pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan as amended in accordance with the Merger Agreement, (b) the ESOP Sale and related EVEREN Distribution, (c) upon the exercise of the Company Stock Options outstanding on the date of the Merger Agreement, (d) upon the conversion of shares of convertible Preferred Stock outstanding on the date of the Merger Agreement or
(e) in accordance with their respective terms, upon the conversion of any KFC Debentures or the exercise of any KFC Stock Options; (iii) amend its charter, by-laws or other comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of the Company; (iv) acquire any material asset, business, real estate asset, corporation, partnership, joint venture, association or other business organization or division thereof, except for portfolio investments in the ordinary course of business consistent with recent past practice; (v)(a) sell, lease, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, (b) sell, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its real estate assets, or (c) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization; (vi) (a) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any indebtedness or debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than in the ordinary course of business of Kemper Clearing Corp. consistent with recent past practice, or (b) make any loans, advances or capital contributions to any other person, other than (x) routine advances to employees,
(y) policy loans to third parties in the ordinary course of business of certain insurance subsidiaries of the Company, and (z) in the ordinary course of business of Kemper Clearing Corp. consistent with recent past practice; (vii) pay, discharge, settle or satisfy any intercompany indebtedness from KFC to the Company other than as a result of the transactions contemplated by the Amended Merger Agreement; (viii) enter into any transaction or agreement with any director, executive officer or affiliate of the Company or any of its significant subsidiaries or with Lumbermens; (ix) make any tax election or settle or compromise any Federal income tax liability or any other material income tax liability that could reasonably be expected to be material to the Company and its subsidiaries taken as a whole; (x) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with recent past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in documents filed with the Commission or incurred since the date of such financial statements in the ordinary course of business consistent with recent past practice; (xi) except in the ordinary course of business, modify, amend or terminate any material agreement, lease, sublease, permit, concession, or similar instrument to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder; (xii) hire any new executive officers;
(xiii) (a) grant any director, executive officer or other employee of the Company or any of its subsidiaries any increase in compensation, except, in the case of employees who are not executive officers or directors, normal salary increases consistent with recent past practice or as was required under employment agreements or arrangements in effect as of the date of the most recent audited financial statements included in documents filed with the Commission, (b) grant any such director, executive officer or other employee any severance or termination pay, except as was required under any employment, severance or termination agreements or arrangements or plans in effect as of the date of the most recent audited financial statements included in documents filed with the Commission, (c) enter into any employment, severance or termination agreement with, or adopt any plan or arrangement covering, any such director, executive officer, or employee or (d) amend any benefit plan except as required by law; (xiv) (a) expend funds for capital expenditures in excess of an aggregate of $5 million other than as previously disclosed in writing to the Purchaser, or (b) expend any funds in connection with the Spanish real estate projects in which the Company has invested, subject to certain exceptions; (xv) settle or compromise any stockholder derivative suits arising out of the transactions contemplated by the Amended Merger Agreement, existing on the date of the Merger Agreement or certain specified claims; (xvi) change any accounting, underwriting or actuarial principles, assumptions or practices materially affecting the assets, liabilities or business of the Company or any of its subsidiaries, except insofar as may have been required by a change in generally accepted accounting principles or statutory accounting principles and except changes in crediting rates in the ordinary course of business; (xvii) take any material action with respect to any material real estate asset owned by the Company or any of its subsidiaries (including, without limitation, the entering into of any construction contract or the undertaking of any construction-related activity, the giving of consent to any third party, any action in connection with the exercise of foreclosure or similar remedies, any material amendment of an agreement governing or relating to any such real estate asset or the ownership thereof and any prepayment of any third-party debt secured by any such real estate asset); (xviii) cease to maintain the books and records related to the business and assets of the Company and its subsidiaries other than certain real estate subsidiaries; or (xix) authorize any of, or commit or agree to take any of, the foregoing actions.

Additional Covenants

     The Amended Merger Agreement contains additional covenants of the Company, including (i) to prepare and file a registration statement in connection with the ESOP Sale and related EVEREN Distribution, and to prepare, file and mail this Proxy Statement; (ii) to convene the Special Meeting; (iii) to afford the Purchaser, Zurich and Insurance Partners reasonable access to certain properties, contracts, records and other information respecting the Company;
(iv) not to solicit other Transaction Proposals or withdraw its recommendation of the Merger except as set forth under "The Merger -- No Solicitation" and "The Merger -- Fiduciary Duties"; (v) (a) to use, and to cause each of the Asset Management Subsidiaries to use, their commercially reasonable efforts to cause the boards of trustees/directors of the Kemper Funds (other than KINF) to approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements with the Asset Management Subsidiaries acting as investment advisers for such funds, to be effective on or as promptly as practicable after the Effective Time, pursuant to the provisions of Section 15 of the 1940 Act, and consistent with all requirements of the 1940 Act applicable thereto, (b) to, and to cause each of the Asset Management Subsidiaries to, use their commercially reasonable efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each of the Kemper Funds (including KINF), including the requirement that no "unfair burden" (as defined in the 1940 Act) be imposed on any of the Kemper Funds, (c) to cause certain insurance subsidiaries of the Company and KFS to use their commercially reasonable efforts to cause the board of trustees of KINF to approve, and to solicit voting instructions from owners of variable contracts issued by certain insurance subsidiaries of the Company as promptly as practicable with regard to the approval of a new investment advisory agreement with KFS, to be effective on or as promptly as practicable after the Effective Time pursuant to the provisions of Section 15 of the 1940 Act; (vi) to cause the non-investment company advisory clients of the Asset Management Subsidiaries to be informed of the transactions contemplated by the Amended Merger Agreement and give such clients an opportunity to terminate their advisory contracts with the Asset Management Subsidiaries or any of their affiliates; (vii) to adopt such resolutions and take any other such actions as required by the Amended Merger Agreement relating to the cancellation of, and payment for, outstanding Company Stock Options and Phantom Stock Rights and the implementation of certain anti-dilution actions with respect to all Company Stock Options and Phantom Stock Rights in connection with the ESOP Sale and related EVEREN Distribution; (viii) to take such steps as are reasonably requested by the Purchaser to effectuate any agreement entered into prior to the Effective Time among Zurich, Insurance Partners and Lumbermens relating to the Lumbermens Agreement which involves action with respect to the Series C Preferred Stock in the Merger that is different than as contemplated in the Amended Merger Agreement, and (ix) to authorize, if requested to do so by the Purchaser prior to the Effective Time, one or more new series of preferred stock of the Company to be issued in connection with the Merger.

     Furthermore, under the Amended Merger Agreement, the parties have agreed that: (i) the Purchaser and the Surviving Corporation will maintain for 6 years after the Effective Time all rights of indemnification existing in favor of the current or former directors, officers or employees of the Company and its subsidiaries, and to maintain the Company's D&O Insurance as described under "The Merger -- Interests of Certain Persons in the Merger"; (ii) each of the Company, the Purchaser, Zurich and Insurance Partners will make and cause their respective subsidiaries (as applicable) to make all necessary filings, obtain all necessary governmental permits, orders or other consents and obtain the consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by the Amended Merger Agreement, as further described under "The Merger -- Government and Regulatory Approvals and Filings";
(iii) Zurich shall use commercially reasonable efforts to assure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each of the Kemper Funds, and, with the assistance of the Company, shall use commercially reasonable efforts to obtain approval of new investment advisory agreements between the Asset Management Subsidiaries and the Kemper Funds by the boards of trustees or directors of the Kemper Funds; and (iv) the Company and the Surviving Corporation will take the actions with respect to the Company's benefit plans described under "The Merger -- Benefit Plans."

     The Company has agreed in the Amended Merger Agreement to keep the Purchaser informed of all actions taken by and all material communications between the Company and Lumbermens (and their respective affiliates) pursuant to or in connection with the Lumbermens Agreement. The Lumbermens Agreement sets forth Lumbermens' consent to certain matters relating to the Merger (including Lumbermens' agreement not to seek appraisal rights with respect to the Series C Preferred Stock that it owns) and confirms and clarifies the scope of certain contractual relationships existing between Lumbermens and the Company, including certain agreements relating to (i) noncompetition between Lumbermens and the Surviving Corporation; (ii) the use of the Kemper name by Lumbermens, the Surviving Corporation and KFS; (iii) the use by Lumbermens prior to the Effective Time of shares of Common Stock owned by Lumbermens to prepay certain other obligations or to invest in KFS equity or debt securities; (iv) the unwinding of a real estate limited partnership; and (v) certain other real estate matters. If Lumbermens breaches any obligation under the Lumbermens Agreement, the Company has agreed to take all actions reasonably requested by the Purchaser with respect to the enforcement of any such obligation.

     The Amended Merger Agreement obligates the Company to use its best efforts to sell specified retail and bulk sale real estate assets in accordance with the terms and procedures specified therein, including (i) not entering into certain agreements with respect to such real estate assets without the Purchaser's consent, (ii) being required to enter into agreements with respect to such real estate assets that the Purchaser determines to be commercially reasonable and for fair value and (iii) not making decisions or exercising remedies under existing agreements relating to the sale of real estate assets without the Purchaser's consent.

The Company is further obligated to keep the Purchaser reasonably informed of all material communications relating to any offers to purchase such real estate assets, and to provide additional information reasonably requested by the Purchaser in connection therewith. Unless it otherwise elects, the Company will not be required to consummate such real estate sales unless and until the Merger is consummated or certain Preliminary Closing Conditions are satisfied. The Company will also be required to obtain the prior consent of the Purchaser before making decisions or exercising remedies in connection with the restructuring of a real estate limited partnership and other real estate related matters contemplated by the Lumbermens Agreement. The expenses incurred by the Company and the Purchaser in connection with the bulk sale process will be borne equally by the parties.

     On July 28, 1995, the Company entered into a bulk sale agreement pursuant to which certain real estate assets would be sold at a price substantially below their June 30, 1995 carrying value of approximately $504.2 million. The consummation of this agreement is expressly conditioned on the Merger being consummated or the Preliminary Closing Conditions being satisfied or waived. Since May 15, 1995, the Company has also entered into other real estate sales contracts with respect to certain selected real estate-related assets without requiring such merger-related conditions, or the Company has otherwise determined it is willing to enter into such sales contracts without such conditions. As a consequence, the Company recorded after-tax, real estate-related, realized investment losses of approximately $47.9 million in the second quarter of 1995. The Company took these actions in order to facilitate the sales of such real estate assets and the Merger. The Company would not have intended to sell all such real estate assets at such prices in the absence of the Merger Agreement.

TERMINATION; FEES AND EXPENSES

     The Amended Merger Agreement may be terminated at any time prior to the Effective Time: (1) by mutual consent of the parties; (2) by either party if the Merger is not approved by the common stockholders of the Company; (3) by either party if the Merger has not been consummated on or before February 29, 1996; (4) by either party if a governmental authority issues a final permanent order or injunction prohibiting the Merger; (5) by either party if the Company exercises its rights described herein under "The Merger -- Fiduciary Duties"; (6) by the Purchaser if (a) any tender or exchange offer is made which would result in ownership by any person or group of more than 20% of the outstanding shares of Common Stock and the Company's Board recommends or states that it is neutral with respect to such offer, (b) any person or group shall acquire beneficial ownership of more than 20% of the outstanding shares of Common Stock or (c) the Company's Board takes certain actions with respect to the Rights Agreement which are adverse to Zurich and Insurance Partners; (7) by either party upon a material breach of a representation, warranty or covenant by the other party and the lapse of a cure period; or (8) by Zurich and Insurance Partners if requisite regulatory approvals, certain approvals with respect to the registered investment companies for which certain of the Company's subsidiaries act as investment adviser or sub-adviser, or certain advisory client consents have been sought and refused.

     In the event of termination of the Amended Merger Agreement, the Company will pay to Zurich and Insurance Partners a fee of (a) $80 million if the Amended Merger Agreement is terminated pursuant to clauses (5) or (6) above (which sum shall be payable on demand or concurrently with the taking of any action specified in clause (5) above); (b)(i) $40 million (payable on demand) if the Amended Merger Agreement is terminated pursuant to clause (2) above or by the Purchaser pursuant to clause (7) above and (ii) an additional fee of $40 million if within 12 months after the date of such termination a transaction contemplated by a Transaction Proposal shall have occurred or the Company shall have entered into a definitive agreement relating to a transaction contemplated by a Transaction Proposal, which fee, in the event such a transaction shall have occurred, shall be payable upon demand and, in the event such transaction shall not have occurred, shall be payable upon demand on the earlier of (x) the date such transaction occurs and (y) six months after a definitive agreement relating to such transaction has been entered into by the Company; or (c) $40 million if the Amended Merger Agreement is terminated pursuant to clauses (3) or (8) above, and such termination is due to the fact that any of the conditions set forth in clauses (c), (e)(i)(B) or (g) above under "Conditions to Each Party's Obligation to Effect the Merger" or clauses (a), (c), (e), (i), (j), (k) or (l) above under "Conditions to the Obligations of Zurich, Insurance Partners and the Purchaser" shall not have been satisfied or waived, and if within 12 months after the date of such termination a transaction contemplated by a Transaction Proposal shall have occurred or the Company shall have entered into a definitive agreement relating to a transaction contemplated by a Transaction Proposal, which fee, in the event such a transaction shall have occurred, shall be payable upon demand and, in the event such transaction shall not have occurred, shall be payable upon demand on the earlier of (x) the date such transaction occurs and (y) six months after a definitive agreement relating to such transaction has been entered into by the Company. If the termination of the Amended Merger Agreement pursuant to clause (3) above is due to the failure to satisfy the condition set forth in clause (a) above under "Conditions to the Obligations of Zurich, Insurance Partners and the Purchaser," the $40 million payment required by clause (c) of this subsection shall only be payable if the condition is not satisfied because of the failure of a representation or warranty to meet the applicable standard of truthfulness and correctness as of the date of the execution of the Amended Merger Agreement.

     Pursuant to the Amended Merger Agreement, the Company will pay, whether or not the Merger is consummated or the Amended Merger Agreement is terminated, all documented expenses up to $35 million of Zurich and Insurance Partners unless
(i) the Amended Merger Agreement is terminated by the Company pursuant to clause
(7) above, or (ii) Zurich and Insurance Partners fail to close the Merger after all conditions thereto have been satisfied.

PLANS OF THE COMPANY IN THE EVENT THE MERGER IS NOT CONSUMMATED

     In the event that the Merger is not consummated, the Company would consider other alternatives including, but not limited to, continuing the Company as an independent entity, pursuing other business combinations and/or attempting to obtain a third party equity investment in the Company. There can be no assurance that any such alternatives would be available in the event that the Merger is not consummated.

CERTAIN TAX CONSEQUENCES OF THE MERGER

     The receipt of cash for shares of Common Stock in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a stockholder will recognize gain or loss for such purposes equal to the difference between the cash received and such stockholder's tax basis for the shares of Common Stock such stockholder sells in the Merger. For federal income tax purposes, such gain or loss will be a capital gain or loss if the shares of Common Stock are a capital asset in the hands of the stockholder, and a long-term capital gain or loss if the stockholder's holding period is more than one year as of the Effective Time. There are limitations on the deductibility of capital losses.

     The summary of tax consequences set forth above is for general information only. The tax treatment of each stockholder will depend in part upon his or her particular situation. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, broker-dealers, persons who are not citizens or residents of the United States, stockholders who acquired the shares of Common Stock through the exercise of Company Stock Options or otherwise as compensation, and persons who received payments in respect of Company Stock Options and Phantom Stock Rights. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN LAWS.

DISSENTERS' RIGHTS

     Record holders of Common Stock and Preferred Stock are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Annex 3 to this Proxy Statement. Except as set forth herein, stockholders of the Company will not be entitled to appraisal rights in connection with the Merger.

     Section 262. Under the DGCL, record holders of shares of Common Stock or Preferred Stock who follow the procedures set forth in Section 262 and who, in the case of holders of shares of Common Stock, have not voted in favor of the Merger will be entitled to have their shares of Common Stock or Preferred

Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

     Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to the meeting, the Company must notify each of the holders of Common Stock and Preferred Stock at the close of business on the Record Date that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice. Any such stockholder who wishes to exercise appraisal rights should review the following discussion and Annex 3 carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

     A holder of shares of Common Stock or Preferred Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the approval and adoption of the Amended Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's shares of Common Stock or Preferred Stock. In addition, a holder of shares of Common Stock or Preferred Stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

     Only a holder of record of shares of Common Stock or Preferred Stock is entitled to assert appraisal rights for the shares of Common Stock or Preferred Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

     If the shares of Common Stock or Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Common Stock or Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Common Stock or Preferred Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the Common Stock or Preferred Stock held for one or more beneficial owners while not exercising such rights with respect to the Common Stock or Preferred Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all Common Stock or Preferred Stock held in the name of the record owner. Holders of Common Stock or Preferred Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of Common Stock or Preferred Stock should be mailed or delivered to Kathleen A. Gallichio, Senior Vice President, General Counsel and Corporate Secretary, Kemper Corporation, One Kemper Drive, C-3, Long Grove, Illinois 60049 so as to be received before the vote on the approval and adoption of the Amended Merger Agreement at the Special Meeting.

     Within 10 days after the Effective Time, the Company, as the surviving corporation in the Merger, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section
262. Within 120 days after the Effective Time, but not thereafter, the Company, or any holder of shares of Common Stock or Preferred Stock entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. The Company is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Common Stock or Preferred Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

     Within 120 days after the Effective Time, any record holder of shares of Common Stock or Preferred Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of the

Common Stock or Preferred Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within 10 days after a written request therefor has been received by the Company.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of Common Stock or Preferred Stock entitled to appraisal rights and will appraise the "fair value" of the shares of Common Stock or Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Common Stock or Preferred Stock as determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive, in the case of any holders of Common Stock, or the preferred stock in the Surviving Corporation that they would otherwise continue to hold, in the case of holders of Preferred Stock, if they did not seek appraisal of their shares of Common Stock or Preferred Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that: "Fair value, in an appraisal context, measures 'that which has been taken from [the shareholder], viz., his proportionate interest in a going concern.' In the appraisal process the corporation is valued 'as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock or Preferred Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock or Preferred Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Common Stock or Preferred Stock entitled to appraisal.

     Any holder of shares of Common Stock or Preferred Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of Common Stock or Preferred Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Common Stock or Preferred Stock as of a date prior to the Effective Time).

     If any holder of shares of Common Stock who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Common Stock of such holder will be converted into Merger Consideration in accordance with the Amended Merger Agreement. If any holder of shares of Preferred Stock who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Preferred Stock of such holder will be treated as if they had remained outstanding as of the Effective Time. A holder of shares of Common Stock or Preferred Stock will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to the Company a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Surviving Corporation.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

     The foregoing is a summary of certain of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such Section, a copy of which is attached hereto as Annex 3.

             SELECTED FINANCIAL INFORMATION CONCERNING THE COMPANY

     The selected historical consolidated financial data presented below for each of the last five fiscal years and the six months ended June 30, 1995 and 1994 have been derived from the Company's historical financial statements, as adjusted to reflect the divestiture of the Company's securities brokerage segment in the ESOP Sale and related EVEREN Distribution. This data should be read in conjunction with the consolidated financial statements and notes thereto of the Company included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which are incorporated by reference into this Proxy Statement. See "Additional Information -- Incorporation by Reference."

                                   FOR THE SIX MONTHS
                                       ENDED OR AT
                                  JUNE 30, (UNAUDITED)                   FOR THE YEAR ENDED OR AT DECEMBER 31,
                                 -----------------------     --------------------------------------------------------------
                                    1995         1994           1994         1993          1992         1991         1990
                                 ----------   ----------     ----------   ----------    ----------    ----------   ---------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE BY CATEGORY
  Asset management.............  $   227,552   $   236,415   $   429,551   $   515,702   $   525,058   $   492,390   $  476,698
  Life insurance...............      328,393       370,128       687,584       726,518       688,448       803,378      824,641
  Real estate..................        1,501        (1,316)       (9,547)     (338,077)     (309,274)      (57,479)     (21,446)
  Other operations and
    corporate..................       16,223         8,323        14,108        31,937        12,946        12,753       27,288
  Eliminations.................       (3,850)       (7,961)      (16,846)      (17,149)      (34,363)      (43,434)     (49,903)
                                  -----------  -----------  -----------    -----------   -----------   -----------   ----------
    Total revenue..............  $   569,819   $   605,589   $ 1,104,850   $   918,931   $   882,815   $ 1,207,608   $1,257,273
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
NET INCOME (LOSS) BY CATEGORY,
  EXCLUDING REALIZED INVESTMENT
  GAIN (LOSS)
  Asset management.............  $    31,090   $    39,511   $    69,334   $    99,087   $    88,288   $    85,000   $   58,072
  Life insurance...............       61,984        58,383       139,199        90,171        44,943        92,748       93,382
  Real estate..................       (4,703)      (20,422)      (32,030)      (59,330)      (34,193)      (19,357)     (16,324)
  Other operations and
    corporate..................      (14,458)      (18,437)      (35,414)      (30,014)      (29,962)      (17,552)      (9,439)
                                  -----------  -----------   -----------   -----------   -----------   -----------  ----------
    Total continuing
      operations...............  $    73,913   $    59,035   $   141,089   $    99,914   $    69,076   $   140,839   $  125,691
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
PRIMARY PER SHARE..............  $      1.78   $      1.39   $      3.40   $      1.89   $      1.42   $      2.93   $     2.83
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
FULLY DILUTED PER SHARE........  $      1.78   $      1.38   $      3.40   $      1.96   $      1.42   $      2.93   $     2.83
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
NET INCOME (LOSS) BY CATEGORY
  Asset management.............  $    30,966   $    39,511   $    50,029   $    99,087   $    88,288   $    85,000   $   58,072
  Life insurance...............       22,068        59,813        90,182        79,777       (25,451)       45,795       74,581
  Real estate..................       (4,699)       (6,772)      (18,021)     (257,753)     (209,117)      (40,789)     (16,324)
  Other operations and
    corporate..................       (7,900)      (17,580)      (34,239)      (18,755)      (29,962)      (20,176)      (4,530)
                                  -----------  -----------   -----------   -----------   -----------   -----------   ----------
    Total continuing
      operations...............       40,435        74,972        87,951       (97,644)     (176,242)       69,830       11,799
Discontinued operations........      (68,811)        2,592         3,489       333,131       (27,158)      134,709      (99,922)
                                  -----------  -----------   -----------   -----------   -----------   -----------   ----------
  Net income (loss)............  $   (28,376)  $    77,564   $    91,440   $   235,487   $  (203,400)  $   204,539   $  111,877
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
Average Common and Equivalent
  Shares Outstanding...........       34,925        34,068        34,488        42,830        48,840        48,094       48,431
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
NET INCOME (LOSS) PER SHARE
  Primary
  Continuing operations........  $       .82   $      1.86   $      1.86   $     (2.72)  $     (3.60)  $      1.45   $     2.55
  Discontinued operations......        (1.97)          .07           .11          7.78          (.56)         2.80        (2.30)
                                  -----------  -----------   -----------   -----------   -----------   -----------   ----------
    Net income (loss)..........  $     (1.15)  $      1.93   $      1.97   $      5.06   $     (4.16)  $      4.25   $      .25
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
  Fully diluted
  Continuing operations........  $       .82   $      1.78   $      1.86   $     (2.28)  $     (3.60)  $      1.45   $     2.55
  Discontinued operations......        (1.97)          .06           .11          7.15           .56          2.80        (2.30)
                                  -----------  -----------   -----------   -----------   -----------   -----------   ----------
    Net income (loss)..........  $     (1.15)  $      1.84   $      1.97   $      4.87   $     (4.16)  $      4.25   $      .25
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
FINANCIAL SUMMARY
Total assets...................  $11,718,877   $11,937,735   $11,761,158   $12,543,536   $11,312,819   $11,490,312   $9,888,829
                                 ===========   ===========   ===========   ===========   ===========   ===========   ==========
Total long-term obligations and
  redeemable securities........  $   372,926   $   431,542   $   389,783   $   435,864   $   260,745   $   315,786   $  245,328
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
Stockholders' equity...........  $ 1,575,225   $ 1,324,235   $ 1,257,357   $ 1,618,987   $ 1,766,114   $ 1,838,526   $1,625,909
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
Book value per common share....  $     34.98   $     28.68   $     26.06   $     38.24   $     33.77   $     37.92   $    34.20
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========
Cash dividends declared and
  paid per common share........  $       .46   $       .46   $       .92   $       .92   $       .92   $       .92   $      .92
                                  ===========  ===========   ===========   ===========   ===========   ===========   ==========

                                 MARKET PRICES

     The Common Stock is listed and traded on the NYSE. As of April 10, 1995, the date preceding public announcement of the signing of the Letter of Intent by the parties regarding the proposed Merger, high and low sales prices of the Common Stock on the NYSE Composite Transactions Tape were 41 1/2 per share and 40 7/8 per share, respectively. On October 16, 1995, the latest practicable trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock on the NYSE Composite Transactions Tape were 48 1/2 per share and 48 3/8 per share, respectively.

                              CERTAIN PROJECTIONS

     The Company does not, as a matter of course, publicly disclose projections as to future revenues, earnings or other financial information. Following the execution of the May 8, 1994 letter agreement between the Company and GECC, pursuant to which the Company advised GECC that the Company's Board of Directors had directed management and advisors to take all appropriate actions to maximize value for the Company's stockholders, various non-public projected summary financial information concerning the Company was distributed by the Company to potential bidders in connection with such process. During the period from May 1994 through March 1995, such projected summary information was twice revised by the Company, as new information became available to the Company, in order to be provided to potential bidders for the entire Company, or certain business segments of the Company, as part of the Company's processes to maximize value for its stockholders. In connection with discussions among the Company, Zurich and Insurance Partners concerning the feasibility of a business combination and as part of Zurich and Insurance Partners' due diligence investigation of the Company, the Company furnished Zurich and Insurance Partners certain projected summary financial information regarding the Company. The following projections consist of all material portions of the projected summary information concerning the Company's earnings furnished to Zurich and Insurance Partners.

     Projections of this type are based on estimates and assumptions that are inherently subject to significant economic, industry and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company's control. In particular, certain assumptions on which the projections were based related to the achievement of certain strategic goals, objectives and targets over the applicable periods. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than those projected. In addition, these projections were prepared by the Company not with a view to public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts, and are included in this Proxy Statement only because such information was provided to the Company's Board of Directors and to potential bidders for the entire Company or certain business segments of the Company, including Zurich and Insurance Partners, prior to the execution of the Letter of Intent.

     WHILE SUCH PROJECTIONS WERE PREPARED IN GOOD FAITH BY THE COMPANY, NO ASSURANCE CAN BE MADE REGARDING FUTURE EVENTS. THEREFORE, SUCH PROJECTIONS CANNOT BE CONSIDERED A RELIABLE PREDICTOR OF FUTURE OPERATING RESULTS, AND THIS INFORMATION SHOULD NOT BE RELIED ON AS SUCH. DUE TO THE SPECULATIVE NATURE OF PROJECTIONS, NONE OF THE COMPANY, GOLDMAN SACHS, ZURICH, INSURANCE PARTNERS NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY OR VALIDITY OF THE FOLLOWING PROJECTIONS. THE PROJECTIONS DO NOT PURPORT TO PRESENT OPERATIONS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND THE COMPANY'S INDEPENDENT AUDITORS HAVE NOT EXAMINED, COMPILED OR PERFORMED ANY PROCEDURES REGARDING THESE PROJECTIONS AND, ACCORDINGLY, ASSUME NO RESPONSIBILITY FOR THEM. STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE PROJECTIONS. THE PROJECTIONS ARE NOT INCLUDED IN THIS PROXY STATEMENT IN ORDER TO INDUCE ANY STOCKHOLDER TO VOTE FOR THE APPROVAL AND ADOPTION OF THE AMENDED MERGER AGREEMENT.

     None of the Company, Zurich nor Insurance Partners intends publicly to update or otherwise publicly to revise the projections to reflect circumstances existing after May 15, 1995, nor to reflect the occurrence of unanticipated events, even if experience or future changes in assumed conditions make or have made it clear that the projections have become or are inaccurate.

                        PROJECTED SUMMARY FINANCIAL DATA

                                        AS OF MAY 1994        AS OF DECEMBER 1994             AS OF MARCH 1995
                                       ----------------    --------------------------    --------------------------
                                        1995      1996      1995      1996      1997      1995      1996      1997
                                       ------    ------    ------    ------    ------    ------    ------    ------
                                                                      (IN MILLIONS)
PROJECTED SEGMENT OPERATING EARNINGS:
    Asset management(1)............... $125.7    $153.0    $ 77.2    $101.5    $129.5    $ 59.4    $ 85.4    $127.5
    Life insurance(2).................  140.8     161.9     146.1     157.5     170.3     147.5     161.7     176.1
    Real estate(3)....................  (35.0)    (30.0)    (26.0)    (22.0)    (14.4)    (29.4)    (22.3)    (15.1)
    Other operations and
      corporate(4)....................  (32.7)    (32.6)    (29.8)    (30.2)    (31.4)    (29.6)    (30.2)    (31.4)
                                       ------    ------    ------    ------    ------    ------    ------    ------
TOTAL................................. $198.8    $252.3    $167.5    $206.8    $254.0    $147.9    $194.6    $257.1
Perpetual preferred stock dividends...   (8.8)     (9.3)     (8.8)     (9.3)     (9.3)     (8.8)     (9.3)     (9.3)
                                       ------    ------    ------    ------    ------    ------    ------    ------
EARNINGS AVAILABLE TO COMMON STOCK.... $190.0    $243.0    $158.7    $197.5    $244.7    $139.1    $185.3    $247.8
                                       ======    ======    ======    ======    ======    ======    ======    ======

---------------

(1) Asset management projections as of May 1994 were primarily based on mutual fund sales more than doubling from 1994 to 1996, with mutual fund redemptions remaining relatively flat during this period. The material reductions in asset management projections as of December 1994 and March 1995 were primarily based on reduced sales and increased redemption activity, which had the effect of reducing projected asset management revenues and increasing projected amortization expenses associated with capitalized commission expenses. The adjustments to the projections reflected the impacts on the Company of investment performance of managed assets and sales and redemption activity primarily resulting from the dramatic rise in interest rates throughout 1994 and also reflected impacts of uncertainties with respect to the Company's ownership.

(2) Life insurance projections were primarily based on (i) improved spreads on fixed annuity products, in part as a result of continuing efforts to reduce the level of non-performing real estate-related investments in the life insurance segment, (ii) increased fees from sales of variable annuity products, (iii) increased sales of term insurance products and (iv) continued expense control and favorable mortality results.

(3) Real estate projections as of May 1994 were primarily based on continuing the Company's efforts to strategically reduce its investments in real estate, the result of which would be to reduce the amount of joint venture net operating losses which the Company would report. The material improvement in real estate projections as of December 1994 and March 1995 was primarily based on assumed improvements in real estate markets.

(4) Other operations and corporate projections were primarily based on continued reductions in overhead largely offsetting normal increases in holding company operating and administrative expenses. No material changes in the Company's capital structure were projected.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     At the Record Date, the following was the only person known to management who beneficially owns more than 5% of the Company's outstanding Common Stock:

                                         NAME AND ADDRESS          AMOUNT AND NATURE OF       PERCENT
         TITLE OF CLASS                OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     OF CLASS(A)
---------------------------------  ----------------------------    --------------------     -----------
Common Stock ($5 par value)        Franklin Resources, Inc.             3,004,044(b)             8.6%
                                   777 Mariners Island Blvd.
                                   P.O. Box 7777
                                   San Mateo, California 94403

---------------

(a) Based on the number of shares of Common Stock outstanding on September 22, 1995 and an assumption that share totals beneficially owned have remained equal to those last reported to the Company.

(b) Franklin Resources, Inc. has reported that, at December 31, 1994, it or its investment advisory subsidiaries had sole voting power as to 2,821,444 shares, shared voting power as to 182,600 shares, sole dispositive power as to no shares and shared dispositive power as to 3,004,044 shares.

     The following table shows the shares of Common Stock beneficially owned as of June 1, 1995 by the Company's directors, other persons within the group of five most highly-compensated executive officers of the Company during 1994, and all directors and the executive officers of the Company as a group:

                                                            SHARES OF $5 PAR VALUE
                                                                 COMMON STOCK                PERCENT
                NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED             OF CLASS
---------------------------------------------------------   ----------------------           --------
John T. Chain Jr.........................................             8,000(1)                 *
J. Reed Coleman..........................................         1,518,098(1)(3)(4)(5)         4.4%
Raymond F. Farley........................................             8,750(1)                 *
John H. Fitzpatrick......................................           178,981(2)(5)              *
Peter B. Hamilton........................................             7,000(1)                 *
George D. Kennedy........................................         1,500,098(1)(4)               4.3%
David B. Mathis..........................................         1,842,511(2)(4)               5.3%
Richard D. Nordman.......................................             9,000(1)                 *
Kenneth A. Randall.......................................             9,711(1)                 *
Stephen B. Timbers.......................................           139,000(2)                 *
Daniel R. Toll...........................................         1,501,098(1)(4)               4.3%
James R. Boris(6)........................................            51,591(2)(5)              *
Robert T. Jackson(7).....................................            50,262(2)(5)              *
Charles M. Kierscht(7)...................................            84,160(2)                 *
Directors and executive officers as a group
  (19 persons, including the above)......................         2,810,456(2)(4)               8.0%

---------------
 *  Less than 1% of the shares outstanding on September 22, 1995.

(1) Includes 8,000 shares which each of Messrs. Coleman, Farley, Kennedy, Nordman, Randall and Toll, 7,000 shares which General Chain, and 6,000 shares which Mr. Hamilton, can acquire under stock options granted pursuant to the Kemper Corporation Non-Management Director Stock Option Plan. All of such options became exercisable in full when the approval in June 1994 of the Conseco Merger Agreement activated certain "change of control" acceleration provisions under such plan. The directors as a group can thus presently acquire 61,000 shares under these stock options.

(2) Includes the following number of shares which the following persons or group have the right to acquire pursuant to stock options granted under the Kemper Corporation 1982. Incentive Stock Option Plan, 1985 Amended Stock Option Plan or 1990 Stock Option Plan: Mr. Fitzpatrick, 165,540 shares; Mr. Mathis, 306,765 shares; Mr. Timbers, 131,000 shares; Mr. Boris, 43,218 shares; Mr. Jackson, 42,257 shares; Mr. Kierscht, 63,680 shares; and all directors and executive officers as a group, 1,100,685 shares. All of such options granted prior to June 1994 became exercisable in full in connection with the approval of the Conseco Merger. Options granted Messrs. Fitzpatrick, Mathis and Timbers and other members of the executive officer group in April 1995 became fully exercisable pursuant to the Amended Merger Agreement. (Option shares reflected for Messrs. Jackson and Kierscht are as of February 1, 1995. See footnote (7) below.)

(3) Excludes 6,592 shares held in several trusts created by Lumbermens for the prospective retirement benefit of certain Lumbermens officers. As a member of the distribution committee of these trusts, Mr. Coleman presently shares voting and investment power over, but disclaims beneficial ownership of, such shares.

(4) Includes 1,492,098 shares held by Lumbermens, the James S. Kemper Foundation, American Manufacturers Mutual Insurance Company ("AMM") and several trusts established for the benefit of Lumbermens' officers which certain of the Company's directors, to the extent they are also members of Lumbermens' or AMM's boards of directors, or trustees of the foundation, could be deemed to control either through voting or dispositive power. Such directors disclaim beneficial ownership of such shares.

(5) Includes shares owned by or for the benefit of the spouse, minor children or other relatives of the director or executive officer.

(6) Mr. Boris ceased to be an executive officer of the Company on September 13, 1995, in connection with the ESOP Sale and related EVEREN Distribution.

(7) Beneficial ownership reflected as of February 1, 1995, the latest date at which information was available to the Company. In February 1995, Mr. Kierscht resigned from the Company's Board of Directors, as well as his positions as a Company executive officer and his various subsidiary capacities, and Mr. Jackson resigned as a Company executive officer as well as his various subsidiary positions.

                           CERTAIN PENDING LITIGATION

     Since March 15, 1994, the Company and certain of its directors, including directors who are also executive officers, have been named defendants in six complaints filed in the Court of Chancery in the State of Delaware. The complaints were brought by stockholders of the Company, individually and purportedly as class actions on behalf of all other stockholders of the Company. The complaints allege breaches of fiduciary duty by the Company and its directors arising primarily from the unsolicited GECC proposal and the defendants' alleged wrongful actions with respect thereto. The complaints seek injunctive relief prohibiting the Company from, among other things, utilizing certain defensive measures. The complaints also seek damages and other relief. On March 31, 1994, one of the complaints was amended to allege further that, among other things, the preliminary proxy statement (the "preliminary proxy") filed by the Company in connection with the 1994 Annual Meeting of Stockholders that was originally scheduled to be held on May 11, 1994 and was adjourned and then postponed until December 23, 1994 did not provide full and fair disclosure with respect to the Agreements or the Board's unanimous decision to reject the GECC proposal. On April 4, 1994, plaintiffs filed a motion for expedited discovery with respect to the amended allegations. The Court of Chancery granted limited discovery with respect to the disclosure contained in the preliminary proxy concerning the Board's decision. On May 4, 1994, the court heard oral argument on the motion for a preliminary injunction. As a consequence of the letter agreement, dated May 8, 1994, between the Company and GECC (see "The Merger -- Background of the Merger"), and following consultation with the parties, the Court of Chancery determined to withhold issuance of an opinion with respect to plaintiffs' motion for a preliminary injunction.

     Following Conseco's November 2, 1994 proposed modification of the Conseco Merger Agreement, plaintiffs moved to file a further amended complaint alleging, among other things, that "Conseco's revised offer in essence constitutes a repudiation of its obligations under the merger agreement." The complaint seeks, among other things, equitable relief ordering the individual defendants "to create an active auction of the Company" and "to take all steps necessary to compel Conseco to carry out its obligations under the merger agreement."

     Since the commencement of this class action litigation in March 1994, counsel for plaintiffs have periodically made inquiries -- through discovery procedures, telephone calls and other requests for information -- about the Company's efforts to maximize stockholder value. During a conference call on August 29, 1995, counsel for the Company and Zurich discussed with counsel for plaintiffs certain aspects of the proposed Merger transaction and the divestiture of the Company's securities brokerage segment. Specifically, the parties discussed the Company's efforts to satisfy certain conditions to the Merger, including the divestiture of the Company's securities brokerage segment. Counsel for plaintiffs sought clarification with respect to the change in the nature of the security to be distributed to holders of Common Stock as part of such divestiture (i.e., the distribution of shares of EVEREN Preferred Stock in lieu of shares of EVEREN common stock) and confirmation that the Company had negotiated the terms of the EVEREN Preferred Stock with EVEREN with a view toward maximizing value for the Company's stockholders. During the course of such conference call, the parties also discussed the Merger Consideration and the maximization of stockholder value by way of the Merger.

     The terms of a settlement agreement in principle regarding the class action litigation have been reached, negotiated primarily between counsel for plaintiffs and counsel for Zurich and Insurance Partners. The agreement in principle provides, INTER ALIA, for the payment of fees of counsel for plaintiffs in an amount not to exceed $1.2 million, contingent on the closing of the Merger and other conditions, including approval by the Delaware Court of Chancery.

                             ADDITIONAL INFORMATION

INDEPENDENT ACCOUNTANTS

     Upon appointment by the Company's Board of Directors, ratified by the holders of the Company's Common Stock, KPMG Peat Marwick LLP, independent public accountants, audited and reported on the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 1994. Such financial statements have been incorporated by reference in this Proxy Statement in reliance upon such report. The Company's Board of Directors appointed KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1995, and the Company's common stockholders ratified the appointment of auditors at the Annual Meeting of Stockholders held May 17, 1995.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Special Meeting, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

     The following documents, filed by the Company with the Commission, are incorporated herein by reference:

          (i) the Company's Annual Report on Form 10-K filed March 24, 1995 for the year ended December 31, 1994, as amended by the Company's Form 10-K/A filed September 28, 1995;

          (ii) the Company's Quarterly Reports on Form 10-Q filed May 12, 1995 and August 14, 1995 for the quarters ended March 31, 1995 and June 30, 1995, respectively;

          (iii) the Company's Current Reports on Form 8-K filed February 6, April 12, May 22, July 14, 1995 and September 28, 1995 and dated December 23, 1994, April 3, May 15, May 17, and August 24, 1995, respectively; and

          (iv) the Company's Registration Statement on Form 8-A/A filed June 2, 1995.

     All reports and definitive proxy or information statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement.

     A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented herein or delivered herewith will be provided without charge to each person, including any beneficial owner, to whom a Proxy Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means within one business day of receipt of request. Requests should be directed to John A. Effrein, Director of Investor Relations, Kemper Corporation, One Kemper Drive, W-2, Long Grove, Illinois 60049 (telephone (708) 320-3435). In order to ensure timely delivery of the documents in advance of the Special Meeting to which this Proxy Statement relates, any such request should be made by November 5, 1995.

     Statements contained in this Proxy Statement or in any document incorporated by reference in this Proxy Statement relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this Proxy Statement or such other report or document, each such statement being qualified in all respects by such reference.

                                 OTHER MATTERS

     The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and as of October 17, 1995 does not know of any other matters that may be brought before the Special Meeting by others. If any other matter should properly come before the Special Meeting, the persons named in the enclosed proxy as proxy appointees will have discretionary authority to vote the shares of Common Stock thereby represented in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     If the Amended Merger Agreement is not approved by the holders of Common Stock of the Company, it is presently expected that the 1996 Annual Meeting of Stockholders will be held on May 15, 1996. Stockholder proposals intended to be presented at that annual meeting in 1996 should be directed to the corporate secretary of the Company and must be received by the Company no later than December 4, 1995 for inclusion in the proxy statement and proxy card relating to that meeting.

                                          KATHLEEN A. GALLICHIO
                                          CORPORATE SECRETARY
                                          October 17, 1995

--------------------------------------------------------------------------------

                                    ANNEX 1

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG

                           ZURICH INSURANCE COMPANY,

                           INSURANCE PARTNERS, L.P.,

                  INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.,

                             ZIP ACQUISITION CORP.

                                      AND

                               KEMPER CORPORATION

                           Dated as of: May 15, 1995

--------------------------------------------------------------------------------

                                      A1-1

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      -----
                                         ARTICLE I
                                        THE MERGER
  SECTION 1.1  The Merger...........................................................   A1-6
  SECTION 1.2  Closing..............................................................   A1-6
  SECTION 1.3  Effective Time.......................................................   A1-6
  SECTION 1.4  Effects of the Merger................................................   A1-6
  SECTION 1.5  Certificate of Incorporation; By-laws................................   A1-6
  SECTION 1.6  Directors............................................................   A1-7
  SECTION 1.7  Officers.............................................................   A1-7
                                        ARTICLE II
                          EFFECT OF THE MERGER ON THE SECURITIES
                              OF THE CONSTITUENT CORPORATIONS
  SECTION 2.1  Effect on Capital Stock and Preferred Stock..........................   A1-7
          (a)  Common Stock of ZIP..................................................   A1-7
          (b)  Cancellation of Treasury Stock.......................................   A1-7
          (c)  Conversion of Common Stock...........................................   A1-7
          (d)  Company Preferred Stock..............................................   A1-7
          (e)  Dissenting Shares....................................................   A1-8
          (f)  Cancellation and Retirement of Common Stock..........................   A1-8
  SECTION 2.2  Stock Options and Phantom Stock Units................................   A1-8
  SECTION 2.3  Exchange of Certificates.............................................   A1-9
          (a)  Paying Agent.........................................................   A1-9
          (b)  Exchange Procedures..................................................   A1-9
          (c)  No Further Ownership Rights in Common Stock..........................  A1-10
          (d)  Termination of Payment Fund..........................................  A1-10
          (e)  No Liability.........................................................  A1-10
          (f)  Investment of Payment Fund...........................................  A1-10
          (g)  Conversion of the Convertible Preferred Stock........................  A1-11
                                        ARTICLE III
                              REPRESENTATIONS AND WARRANTIES
  SECTION 3.1  Representations and Warranties of the Company........................  A1-11
          (a)  Organization, Standing and Corporate Power; Subsidiaries.............  A1-11
          (b)  Capital Structure....................................................  A1-11
          (c)  Authority; Noncontravention; Binding Effect..........................  A1-13
          (d)  Government Approvals; Required Consents..............................  A1-14
          (e)  SEC Documents........................................................  A1-15
          (f)  Information Supplied.................................................  A1-15
          (g)  Absence of Certain Changes or Events.................................  A1-16
          (h)  Absence of Changes in Benefit Plans..................................  A1-17
          (i)  Employee Benefits....................................................  A1-17
          (j)  Litigation...........................................................  A1-19
          (k)  Taxes................................................................  A1-19
          (l)  No Excess Parachute Payments; Section 162(m) of the Code.............  A1-20
          (m)  Voting Requirements..................................................  A1-20
          (n)  Compliance with Applicable Laws......................................  A1-20
          (o)  Fair Value of KFS Sale...............................................  A1-22

                                      A1-2

                                                                                      PAGE
                                                                                      -----
          (p)  ESOP Sale............................................................  A1-22
          (q)  Dividends............................................................  A1-23
          (r)  Intercompany Indebtedness............................................  A1-23
          (s)  Transfer of Real Estate Assets.......................................  A1-23
          (t)  State Street Boston Corporation Common Stock.........................  A1-23
          (u)  Opinion of Financial Advisor.........................................  A1-23
          (v)  Article Fifteenth of the Charter.....................................  A1-23
          (w)  Rights Agreement.....................................................  A1-23
          (x)  Brokers..............................................................  A1-23
          (y)  Ineligible Persons...................................................  A1-24
          (z)  Insurance Business...................................................  A1-24
         (aa)  Reinsurance..........................................................  A1-25
         (bb)  Full Disclosure......................................................  A1-25
  SECTION 3.2  Representations and Warranties as to ZIP of Zurich, IP,
               IP Bermuda and ZIP...................................................  A1-25
          (a)  Organization, Standing and Corporate Power...........................  A1-25
          (b)  Capital Structure....................................................  A1-25
          (c)  No Prior Activities..................................................  A1-25
          (d)  Authority; Noncontravention; Binding Effect..........................  A1-25
          (e)  Governmental Approvals...............................................  A1-26
          (f)  Information Supplied.................................................  A1-26
          (g)  Brokers..............................................................  A1-26
  SECTION 3.3  Representations and Warranties of Zurich.............................  A1-26
          (a)  Organization, Standing and Corporate Power...........................  A1-26
          (b)  Authority; Noncontravention; Binding Effect..........................  A1-26
          (c)  Governmental Approvals...............................................  A1-27
          (d)  Information Supplied.................................................  A1-27
          (e)  Ineligible Persons; Compliance with Section 15(f) of the 1940 Act....  A1-27
  SECTION 3.4  Representations and Warranties of Insurance Partners.................  A1-28
          (a)  Organization, Standing and Power.....................................  A1-28
          (b)  Authority; Noncontravention; Binding Effect..........................  A1-28
          (c)  Governmental Approvals...............................................  A1-28
          (d)  Information Supplied.................................................  A1-28
          (e)  Brokers..............................................................  A1-29
                                        ARTICLE IV
                               COVENANTS RELATING TO CONDUCT
                                OF BUSINESS PRIOR TO MERGER
  SECTION 4.1  Conduct of Business of the Company...................................  A1-29
  SECTION 4.2  Payment of Dividends; Advances and Cash Proceeds.....................  A1-31
  SECTION 4.3  KFC Obligations......................................................  A1-32
  SECTION 4.4  Sale of State Street Boston Corporation Common Stock.................  A1-32
  SECTION 4.5  ESOP Sale............................................................  A1-32
  SECTION 4.6  Real Estate..........................................................  A1-33
  SECTION 4.7  KFS Sale.............................................................  A1-34
  SECTION 4.8  Sale of Venture Capital Portfolio....................................  A1-34
  SECTION 4.9  Tax Returns..........................................................  A1-35
 SECTION 4.10  Dividend Reinvestment Plan...........................................  A1-35
 SECTION 4.11  Subsidiaries.........................................................  A1-35
 SECTION 4.12  Other Actions........................................................  A1-35

                                      A1-3

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                                         ARTICLE V
                                   ADDITIONAL COVENANTS
  SECTION 5.1  Preparation of Newco Form S-1 and the Proxy Statement................  A1-36
  SECTION 5.2  Meeting of Stockholders..............................................  A1-36
  SECTION 5.3  Reasonable Efforts...................................................  A1-36
  SECTION 5.4  Access to Information; Confidentiality...............................  A1-36
  SECTION 5.5  Indemnification and Insurance........................................  A1-36
  SECTION 5.6  Public Announcements.................................................  A1-37
  SECTION 5.7  No Solicitation......................................................  A1-37
  SECTION 5.8  Fiduciary Duties.....................................................  A1-38
  SECTION 5.9  Consents, Approvals and Filings......................................  A1-38
 SECTION 5.10  Company Satisfaction of the Conditions of Section 15 of the 1940
               Act..................................................................  A1-39
 SECTION 5.11  Advisory Contract Consents...........................................  A1-39
 SECTION 5.12  Certain Fees and Expenses............................................  A1-39
 SECTION 5.13  Compliance with Section 15(f) of the 1940 Act by Zurich..............  A1-41
 SECTION 5.14  Financing............................................................  A1-41
 SECTION 5.15  Certain Information Regarding Pension Plan Terminations..............  A1-41
 SECTION 5.16  Board Action Relating to Stock Options and Phantom Stock Rights......  A1-41
 SECTION 5.17  Lumbermens Series C Preferred Stock..................................  A1-42
 SECTION 5.18  Merger Preferred Stock...............................................  A1-42
 SECTION 5.19  Consents.............................................................  A1-42
 SECTION 5.20  Benefit Plans........................................................  A1-42
 SECTION 5.21  Lumbermens Agreement.................................................  A1-43
                                        ARTICLE VI
                                   CONDITIONS PRECEDENT
  SECTION 6.1  Conditions to Each Party's Obligation to Effect the Merger...........  A1-43
          (a)  Stockholder Approval.................................................  A1-43
          (b)  Governmental and Regulatory Consents.................................  A1-43
          (c)  HSR Act..............................................................  A1-43
          (d)  No Injunctions or Restraints.........................................  A1-43
          (e)  Kemper Fund Approvals................................................  A1-43
          (f)  Advisory Client Approvals............................................  A1-44
          (g)  Compliance with Section 15(f) of the 1940 Act........................  A1-44
  SECTION 6.2  Conditions to Obligations of ZIP, Zurich and Insurance Partners......  A1-44
          (a)  Representations and Warranties.......................................  A1-44
          (b)  Performance of Obligations of the Company............................  A1-44
          (c)  Appraisal Rights.....................................................  A1-44
          (d)  Sale of the Asset Management Subsidiary..............................  A1-45
          (e)  ESOP Sale............................................................  A1-45
          (f)  New Material Litigation..............................................  A1-45
          (g)  No Material Adverse Change in Existing Litigation....................  A1-45
          (h)  No Material Adverse Change...........................................  A1-45
          (i)  Lumbermens Agreement.................................................  A1-45
          (j)  No Event of Default..................................................  A1-45
          (k)  Stock Options and Phantom Stock Rights...............................  A1-45
          (l)  Board of Directors and Officers......................................  A1-45
  SECTION 6.3  Conditions to Obligation of the Company..............................  A1-46
          (a)  Representations and Warranties.......................................  A1-46
          (b)  Performance of Obligations of ZIP, Zurich and Insurance Partners.....  A1-46
  SECTION 6.4  Satisfaction of Closing Conditions...................................  A1-46

                                      A1-4

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
                                        ARTICLE VII
                             TERMINATION, AMENDMENT AND WAIVER
  SECTION 7.1  Termination..........................................................  A1-47
  SECTION 7.2  Effect of Termination................................................  A1-48
  SECTION 7.3  Amendment............................................................  A1-48
  SECTION 7.4  Extension; Waiver....................................................  A1-48
                                    ARTICLE VIII
                                 GENERAL PROVISIONS
  SECTION 8.1  Nonsurvival of Representations and Warranties........................  A1-48
  SECTION 8.2  Guaranty.............................................................  A1-48
  SECTION 8.3  Definitions..........................................................  A1-48
  SECTION 8.4  Notices..............................................................  A1-49
  SECTION 8.5  Interpretation.......................................................  A1-52
  SECTION 8.6  Counterparts.........................................................  A1-52
  SECTION 8.7  Entire Agreement; Third-Party Beneficiaries..........................  A1-52
  SECTION 8.8  Governing Law........................................................  A1-52
  SECTION 8.9  Assignment...........................................................  A1-53
 SECTION 8.10  Enforcement..........................................................  A1-53
 SECTION 8.11  Severability.........................................................  A1-53
 SECTION 8.12  Fees and Expenses....................................................  A1-53

                                      A1-5

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of May 15, 1995 (this "Agreement"), among Zurich Insurance Company, a corporation organized under the laws of Switzerland ("Zurich"), Insurance Partners, L.P., a Delaware limited partnership ("IP"), Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IP Bermuda" and, together with IP, "Insurance Partners"), ZIP Acquisition Corp., a Delaware corporation ("ZIP"), and Kemper Corporation, a Delaware corporation (the "Company").

     WHEREAS, the respective Boards of Directors of each of the Company, ZIP, Zurich and the respective ultimate general partners of IP and IP Bermuda have adopted resolutions approving this Agreement pursuant to which ZIP will merge with and into the Company (the "Merger"); and

     WHEREAS, Zurich, Insurance Partners, ZIP and the Company wish to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, Zurich, Insurance Partners, ZIP and the Company hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), ZIP shall be merged with and into the Company at the Effective Time (as hereinafter defined). Upon the Effective Time, the separate existence of ZIP shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

     SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York, at 10:00 a.m. on the third business day following the date on which the conditions set forth in Sections 6.1 and 6.2 (other than the delivery of the officers' certificates under Sections 6.2(a) and (b) and the closing condition set forth in Section 6.2(d)) shall be fulfilled or waived in accordance with this Agreement, (a) unless another date, time or place is agreed to in writing by the parties hereto or (b) unless, by written notice sent to the Company prior to such third business day, ZIP elects to delay the Closing until another later date (which shall not be later than January 4, 1996) (such third business day or such other date being the "Closing Date").

     SECTION 1.3 Effective Time. The Company shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as the Company and ZIP may agree) a certificate of merger (the "Certificate of Merger") or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.5 Certificate of Incorporation; By-laws. (a) The Second Restated Certificate of Incorporation of the Company (the "Charter"), as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that (i) the Certificate of Designations, Powers, Preferences and Rights for the Series B Junior Participating Preferred Stock shall be deleted in its entirety and (ii) the first sentence of Article Fourth of the Charter shall read in its entirety as follows: "The total number of shares of all classes of

                                      A1-6
capital stock which the Corporation shall have authority to issue is 65,000,000 shares which shall be divided into two classes as follows: 20,000,000 shares of Preferred Stock, without par value, and 45,000,000 shares of Common Stock, par value $5.00 per share." and, as so amended, the Charter shall, from and after the Effective Time, be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of the Company as in effect at the Effective Time shall, from and after the Effective Time, be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6 Directors. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.7 Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II.

                     EFFECT OF THE MERGER ON THE SECURITIES
                        OF THE CONSTITUENT CORPORATIONS

     SECTION 2.1 Effect on Capital Stock and Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of (i) any shares of Common Stock, par value $5.00 per share, of the Company (the "Common Stock") or any other shares of capital stock of the Company or (ii) any shares of capital stock of ZIP:

          (a) Common Stock of ZIP. Each share of Common Stock, par value $5.00 per share, of ZIP (the "ZIP Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Common Stock, par value $5.00 per share, of the Surviving Corporation, which will be duly authorized, validly issued, fully paid and nonassessable.

          (b) Cancellation of Treasury Stock. Each share of Common Stock that is owned by the Company or by any subsidiary of the Company (other than shares held in trust accounts, managed accounts, custodial accounts and the like, shares that are beneficially owned by third parties and shares held in the ordinary course of business by subsidiaries of the Company that are insurance companies or broker-dealers) shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Common Stock. Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Common Shares (as defined in Section 2.1(e)) shall be converted into the right to receive $49.50 per share, without interest (the "Merger Consideration").

          (d) Company Preferred Stock. Each share of (i) Series A Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), (ii) Series C Cumulative Preferred Stock of the Company (the "Series C Preferred Stock"), (iii) Series D Index Exchangeable Preferred Stock of the Company (the "Series D Preferred Stock") and (iv) Series E Cumulative Convertible Preferred Stock of the Company (the "Series E Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Preferred Shares (as defined in Section 2.1(e)) shall remain outstanding as one duly authorized, validly issued, fully paid and nonassessable share of Series A Cumulative Convertible Preferred Stock, Series C Cumulative Preferred Stock, Series D Index Exchangeable Preferred Stock and Series E Cumulative Convertible Preferred Stock, respectively, of the Surviving Corporation. The Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are referred to collectively as the "Company Preferred Stock."

                                      A1-7

          (e) Dissenting Shares. (i) Notwithstanding anything in this Agreement to the contrary, shares of Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Common Shares") shall not be converted into a right to receive Merger Consideration unless such holder fails to perfect, withdraws or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect, withdraws or loses such right to appraisal, each such share of such holder shall be treated as a share that had been converted at the Effective Time into the right to receive Merger Consideration in accordance with this Section 2.1. Prior to the Effective Time, the Company shall give prompt notice to ZIP of any demands received by the Company for appraisal of shares of Common Stock, and ZIP shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of ZIP, make any payment with respect to, or settle or offer to settle, any such demands.

          (ii) Notwithstanding anything in this Agreement to the contrary, shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Preferred Shares") shall not be deemed to remain outstanding as of the Effective Time, in accordance with this Section 2.1, unless such holder fails to perfect, withdraws or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect, withdraws or loses any such right to appraisal, such shares shall be treated as if they had remained outstanding as of the Effective Time, in accordance with this
     Section 2.1. Prior to the Effective Time, the Company shall give prompt notice to ZIP of any demands received by the Company for appraisal of shares of Company Preferred Stock, and ZIP shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of ZIP, make any payment with respect to, or settle or offer to settle, any such demands.

          (f) Cancellation and Retirement of Common Stock. As of the Effective Time, all certificates representing shares of Common Stock (other than certificates representing shares cancelled in accordance with Section 2.1(b) and Dissenting Common Shares) issued and outstanding immediately prior to the Effective Time, shall no longer be deemed outstanding, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.3. At the Effective Time, all certificates representing Dissenting Common Shares or Dissenting Preferred Shares issued and outstanding immediately prior to the Effective Time shall no longer be deemed outstanding and shall cease to have any rights with respect thereto except the rights referred to in Section 2.1(e).

     SECTION 2.2 Stock Options and Phantom Stock Units. (a) As of the date hereof, the unexercisable portion of each outstanding option (other than each option cancelled as a result of the exercise of the related Phantom Stock Option (as defined below)) to purchase shares of Common Stock (a "Company Stock Option") issued under the Kemper Corporation 1982 Incentive Stock Option Plan, the Kemper Corporation 1985 Amended Stock Option Plan, the Kemper Corporation 1990 Stock Option Plan and the Kemper Corporation Non-Management Directors Stock Option Plan (collectively, the "Company Stock Option Plans") and each outstanding Option Associated Phantom Stock Award (a "Phantom Stock Option") issued (other than each Phantom Stock Option cancelled in accordance with its terms) under the Kemper Corporation 1995 Executive Incentive Plan (the "1995 Plan") shall become immediately exercisable in full, subject to all expiration, lapse and other terms and conditions thereof. Immediately prior to the Effective Time, the unexercisable portion of each outstanding phantom stock unit issued under the 1995 Plan (each a "Phantom Stock Unit" and collectively, with the Phantom Stock Options, the "Phantom Stock Rights") shall become immediately exercisable in full, subject to all expiration, lapse and other terms and conditions thereof.

     (b) Each Company Stock Option (and any rights thereunder) and Phantom Stock Right (and any rights thereunder) outstanding immediately prior to the Effective Time shall be cancelled immediately prior to the

                                      A1-8

Effective Time in exchange for the right to receive an amount in cash equal to the product of (A) the number of shares of Common Stock subject to such Company Stock Option or such Phantom Stock Right immediately prior to the Effective Time and (B) the excess, if any, of (1) the Merger Consideration per share of Common Stock over (2) the per share exercise price or appreciation base ($0 in the case of the Phantom Stock Units and $45.125 in the case of the Phantom Stock Options), as the case may be, of such Company Stock Option or such Phantom Stock Right, to be delivered within ten business days (subject to receipt by ZIP of an executed consent to the cancellation of all Company Stock Options and Phantom Stock Rights held by such Person and to the Anti-dilution Actions (as defined herein)) after the Effective Time from the Paying Agent (as defined herein) out of the Payment Fund (as defined herein) subject to the terms and conditions of
Section 2.3; provided, however, that, in no event, shall a Person who holds a Company Stock Option and a related Phantom Stock Right be entitled to payment in respect of both such Company Stock Option and related Phantom Stock Right.

     SECTION 2.3 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, ZIP shall designate a bank or trust company reasonably satisfactory to the Company to act as paying agent in the Merger (the "Paying Agent") for the purpose of effecting the exchange of certificates previously representing shares of Common Stock for the Merger Consideration and paying amounts due to the holders of the Company Stock Options and the Phantom Stock Rights. Immediately prior to the Effective Time, for the benefit of the holders of shares of Common Stock, the holders of shares of Series A Preferred Stock and Series E Preferred Stock (together, the "Convertible Preferred Stock") and the holders of the Company Stock Options and the Phantom Stock Rights, ZIP shall deposit, or cause to be deposited, with or for the account of the Exchange Agent, cash in an aggregate amount sufficient to pay the aggregate Merger Consideration (assuming the full conversion of all outstanding shares of Series A Preferred Stock and Series E Preferred Stock prior to the Effective Time) and the aggregate cash consideration payable to the holders of the Company Stock Options and Phantom Stock Rights under Section 2.2.

     (b) Exchange Procedures. (i) Promptly after the Effective Time (but in no event more than five days thereafter), the Surviving Corporation shall require the Paying Agent to mail to each holder of record of certificates which immediately prior to the Effective Time (other than the holders referred to in Section 2.1(b) or (e)) represented shares of Common Stock which were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender in exchange for the Merger Consideration to which such holder shall be entitled therefor pursuant to
Section 2.1. Upon surrender to the Paying Agent of such certificate, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Paying Agent, and acceptance thereof by the Paying Agent, the holder of such certificate shall be entitled to receive in exchange therefore the amount of Merger Consideration that such holder has the right to receive pursuant to Section 2.1(c) of this Agreement, and such certificate so surrendered shall forthwith be cancelled. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) to be paid in the Merger is to be delivered to any person other than the person in whose name the certificate previously representing shares of Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such Merger Consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates previously representing shares of Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this
Section 2.3(b), each certificate which immediately prior to the Effective Time represented shares of Common Stock (other than certificates representing shares cancelled in accordance with

                                      A1-9

Section 2.1(b) and Dissenting Common Shares), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by
Section 2.1. No interest will be paid or will accrue on the Merger
Consideration.

     (ii) Promptly after the Effective Time (but in no event later than five business days thereafter), the Surviving Corporation shall, if necessary, cause the Paying Agent to mail to the holders of Company Stock Options and Phantom Stock Rights a written notice stating that the Surviving Corporation has deposited with the Paying Agent the aggregate cash consideration payable to the holders of such options and rights under Section 2.2 and such consideration shall be delivered to such holder upon receipt by the Surviving Corporation or ZIP of an executed consent to the cancellation of such options or rights as described in Section 2.2.

     (c) No Further Ownership Rights in Common Stock. The Merger Consideration paid upon the surrender for exchange of certificates previously representing shares of Common Stock in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Common Stock previously represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such shares of Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

     (d) Termination of Payment Fund. In the event that a holder of Dissenting Common Shares or a holder of Dissenting Preferred Shares (representing Convertible Preferred Stock) perfects his right to payment for such Dissenting Common Shares or Dissenting Preferred Shares pursuant to Sections 262 of the DGCL (or any successor provision), the Paying Agent shall release to the Surviving Corporation cash equal to the Merger Consideration (or the cash payable upon conversion of the Convertible Preferred Stock) that would have been paid to such holder under Section 2.1 if such shares were not Dissenting Common Shares or Dissenting Preferred Shares. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing shares of Common Stock or the Company Stock Options or Phantom Stock Rights for 120 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of Common Stock or Company Stock Options or Phantom Stock Rights who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for any Merger Consideration (or, with respect to Company Stock Options and Phantom Stock Rights, consideration payable pursuant to Section 2.2).

     (e) No Liability. None of Zurich, Insurance Partners, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash payable from the Payment Fund delivered to a Governmental Entity (as defined in Section 3.1(d)) pursuant to any applicable abandoned property, escheat or similar law. If any certificates which represented shares of Common Stock shall not have been surrendered or the former holders of any Company Stock Options or Phantom Stock Rights shall not have received amounts payable under
Section 2.2 prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate, option or right would otherwise escheat to or become the property of any Governmental Entity), any such cash payable in respect of such certificate, option or right shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (f) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund, as directed by ZIP (and after the Effective Time, the Surviving Corporation), and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation; provided, that, any such investment or any such payment of earnings shall not delay the receipt by holders of shares of Common Stock of the Merger Consideration or the receipt by holders of shares of Convertible Preferred Stock of the amounts to which they are entitled with respect to any shares of Convertible Preferred Stock theretofore converted in accordance with the terms thereof or receipt by the holders of Company Stock Options or Phantom Stock Rights of the consideration payable pursuant to Section 2.2 or otherwise impair such holders' respective rights hereunder. In the event the Payment Fund shall realize a loss on any such investment, the Surviving Corporation shall promptly thereafter deposit in such Payment Fund cash in an amount sufficient to

                                      A1-10
enable such Payment Fund to satisfy all remaining obligations originally contemplated to be paid out of such Payment Fund.

     (g) Conversion of the Convertible Preferred Stock. Until the Payment Fund is terminated pursuant to Section 2.3(d), the Surviving Corporation shall, and shall require the Paying Agent to, make the Payment Fund available for the purpose of paying any amounts due with respect to any shares of Convertible Preferred Stock theretofore converted in accordance with the terms thereof.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of the Company. The Company represents and warrants to each of ZIP, Zurich and Insurance Partners as follows:

          (a) Organization, Standing and Corporate Power; Subsidiaries. Each of the Company and each Significant Subsidiary of the Company (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each Significant Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company. The Company has delivered to Zurich and Insurance Partners complete and correct copies of its Charter and By-laws, as amended to the date of this Agreement. Set forth in Section 3.1(a) of the Disclosure Schedule are the names of all Real Estate Subsidiaries (with the Excluded Real Estate Subsidiaries noted by an asterisk). For purposes of this Agreement, a "Significant Subsidiary" of the Company means each of Kemper Securities Holdings, Inc. ("KSH"), Kemper Securities, Inc. ("KSI"), Federal Kemper Life Assurance Company ("FKLA"), Kemper Financial Companies, Inc. ("KFC"), Kemper Financial Services, Inc. ("KFS"), Kemper Investors Life Insurance Company ("KILICO" and, together with FKLA, the "Insurance Companies") and any other subsidiary of the Company that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); provided, however, that KSH, KSI and Kemper Clearing Corp. shall be Significant Subsidiaries only so long as they are subsidiaries of the Company.

          (b) Capital Structure. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock and (ii) 20,000,000 shares of preferred stock, without par value (the "Preferred Stock"). At the close of business on March 31, 1995, (i) 34,521,604 shares of Common Stock were issued and outstanding, 3,076,856 shares of Common Stock were reserved for issuance pursuant to outstanding Company Stock Options, 32,626 shares of Common Stock were reserved for issuance upon conversion of Series A Preferred Stock, 4,755,940 shares of Common Stock were reserved for issuance upon conversion of shares of Series E Preferred Stock and 31,812,441 shares of Common Stock were held by the Company in its treasury;
     (ii) 7,181,157.53 shares of Preferred Stock, consisting of 14,519 shares of Series A Preferred Stock, 2,000,000 shares of Series C Preferred Stock, 66,638.53 shares of Series D Preferred Stock and 4,600,000 shares of Series E Preferred Stock, were issued and outstanding; and (iii) 500,000 shares of Series B Junior Participating Preferred Stock were reserved for issuance upon exercise of the preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of July 18, 1990, between the Company and Harris Trust and Savings Bank, as rights agent (as amended, the "Rights Agreement"). Except as set forth in Section 3.1(b) of the disclosure schedule delivered to ZIP by the Company on the date hereof (the "Disclosure Schedule"), since April 1, 1995, the Company has not issued any shares of Preferred Stock or any shares of Common Stock other than (i) shares of Common Stock issued pursuant to the exercise of any Company Stock Options outstanding on March 31, 1995, (ii) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock and shares of Series E Preferred Stock outstanding on March 31, 1995 and (iii) shares of Common

                                      A1-11

     Stock issued pursuant to the Kemper Corporation Stock Purchase and Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"). Other than shares held in trust accounts, managed accounts, custodial accounts and the like, shares that are beneficially owned by third parties and shares held in the ordinary course of business by subsidiaries of the Company that are insurance companies or broker-dealers, no shares of Common Stock or Preferred Stock are held by any subsidiary of the Company. There are no shares of "restricted" Common Stock or any other restricted equity security of the Company outstanding. At the close of business on March 31, 1995, there were Company Stock Options representing 3,076,856 shares of Common Stock outstanding, there were 194,790 Phantom Stock Units outstanding and there were no Phantom Stock Options outstanding. Except as set forth in
     Section 3.1(b) of the Disclosure Schedule, since April 1, 1995, there were no Company Stock Options, Phantom Stock Units or Phantom Stock Options issued or granted. So long as the Phantom Stock Options are exercisable, an identical number of the Company Stock Options related thereto are not exercisable and upon exercise of any such Phantom Stock Options, the related Company Stock Options will expire by their terms. On October 19, 1995, all unexercised Phantom Stock Options will expire by their terms. Except as set forth above or in Section 3.1(a) and (b) of the Disclosure Schedule, at the close of business on the date hereof, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued (i) pursuant to Company Stock Options or the Dividend Reinvestment Plan, (ii) upon the conversion of the Series A Preferred Stock and the Series E Preferred Stock or the exchange of the Series D Preferred Stock or (iii) pursuant to the Company's Anniversary Award Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.1(b) of the Disclosure Schedule and as expressly set forth in this Section 3.1(b) with respect to KFC, no bonds, debentures, notes or other indebtedness of the Company or any Significant Subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any Significant Subsidiary of the Company may vote are issued or outstanding. Except as disclosed in Section 3.1(b) of the Disclosure Schedule, all the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more such subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth above or in
     Section 3.1(b) of the Disclosure Schedule and except as expressly set forth in this Section 3.1(b) with respect to KFC, neither the Company nor any Significant Subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates the Company or any Significant Subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any Significant Subsidiary of the Company or (ii) restricts the transfer of Common Stock. Grants of 116,900 and 95,100 restricted shares of Common Stock under the Kemper Corporation 1993 Senior Executive Long-Term Incentive Plan by the Board of Directors on May 12, 1993 and April 11, 1994, respectively, were not approved by the stockholders of the Company and such grants expired by their terms and currently do not exist. The authorized capital stock of KFC consists of 150,000,000 shares of common stock, par value $.10 per share, which shares are divided into 135,000,000 shares of Class A Common Stock ("KFC Class A Common Stock") and 15,000,000 shares of Class B Common Stock ("KFC Class B Common Stock"). At the close of business on March 31, 1995,
     (i) 43,268,038 shares of KFC Class A Common Stock and 5,831 shares of KFC Class B Common Stock were issued and outstanding and, in the case of KFC Class B Common Stock, not subject as of such date to mandatory redemption,
     (ii) 160,595 shares of KFC Class B Common Stock were reserved for issuance pursuant to outstanding KFC employee stock options (the "KFC Stock Options"), (iii) no shares of Preferred Stock of KFC were outstanding and
     (iv) approximately $32.7 million aggregate principal amount of KFC's floating rate convertible subordinated debentures (the "KFC Debentures") were outstanding, which are convertible into an aggregate of 1,153,959 shares of KFC Class B Common Stock. Except as set forth in Section 3.1(b) of the Disclosure Schedule, since April 1, 1995, KFC has not issued any securities, stock options or Phantom Stock Rights other than shares of KFC Class B Common Stock issued pursuant to

                                      A1-12
     the exercise of KFC Stock Options outstanding on March 31, 1995 and pursuant to the conversion of KFC Debentures outstanding on March 31, 1995. All outstanding KFC Debentures are currently redeemable at the option of KFC. As determined at December 31, 1994 (after taking into account the sale of approximately 55% of the common stock (the "Newco Common Stock") of a newly formed company ("Newco") that will be the owner of all the outstanding shares of KSH to an employee stock ownership plan (the "ESOP"), the sale of approximately 44% of the Newco Common Stock by KFC to the Company as payment for intercompany indebtedness, the issuance of approximately 1% of the Newco non-voting common stock to the management of KSI and the distribution of approximately 44% of the Newco Common Stock by the Company to its stockholders pursuant to the terms and conditions set forth in Exhibit I to the Disclosure Schedule (collectively, the "ESOP Sale"), the merger of KFS into KFS Acquisition Corp. (the "KFS Sale") pursuant to the Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "KFS Agreement"), between the Company, KFS, KFC, Zurich and KFS Acquisition Corp. and the other transactions contemplated by this Agreement) in accordance with the terms of KFC's Fourth Restated Certificate of Incorporation (the "KFC Charter"), the Formula Purchase Price Per Share (as defined in the KFC Charter) for repurchases by KFC of shares of the KFC Class B Common Stock would have been less than $20 per share. At the Effective Time, all KFC Debentures and shares of KFC Class B Common Stock outstanding will be mandatorily redeemable by KFC, and all KFC Stock Options will become subject to expiration in accordance with their terms, unless ZIP exercises its right under Section 6.2(d) to delay the KFS Sale until after the Effective Time and provided that Invest Financial Corporation is at least a 50% owned subsidiary of KFS at the time of the KFS Sale. After the Effective Time, the holders of the KFC Debentures, the KFC Class B Common Stock and the KFC Stock Options shall have no rights other than the right to receive payment therefor (except, in the case of holders of KFC Stock Options, the right to receive shares of KFC Class B Common Stock upon the exercise thereof) in accordance with the terms of such securities, unless ZIP exercises its right under Section 6.2(d) to delay the KFS Sale until after the Effective Time and provided that Invest Financial Corporation is at least a 50% owned subsidiary of KFS at the time of the KFS Sale. The exercise prices for all KFC Stock Options and the conversion prices for all KFC Debentures are $20 or more per share of KFC Class B Common Stock and in each case, are set forth in Section 3.1(b) of the Disclosure Schedule. As of the date hereof, each share of outstanding Series A Preferred Stock is convertible into
     2.24718 shares of Common Stock and each share of outstanding Series E Preferred Stock is convertible into 1.0339 shares of Common Stock. Except for the adjustment required as a result of the ESOP Sale, no event has occurred that would require the conversion prices for the Series A Preferred Stock and the Series E Preferred Stock to be adjusted.

          (c) Authority; Noncontravention; Binding Effect. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The Company and each of its subsidiaries that is a party to the KFS Agreement or that will be a party to the ESOP Agreements and the ESOP Credit Agreement (each as defined in Section 4.5) (collectively, the "Selling Subsidiaries"), has all requisite corporate power and authority to enter into and to consummate the transactions contemplated thereby subject, in the case of KFS Agreement, to the approval of KFC's stockholders with respect to the KFS Sale. The execution and delivery of this Agreement and the KFS Agreement by the Company and the Selling Subsidiaries that are parties thereto and the consummation by the Company and such Selling Subsidiaries of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and such Selling Subsidiaries, subject, (i) in the case of the Merger, to the approval of the Company's stockholders as set forth in Section 6.1(a) and (ii) in the case of the KFS Sale, to the approval of KFC's stockholders. Upon the execution and delivery of the ESOP Agreements and the ESOP Credit Agreement, the execution and delivery of the ESOP Agreements and the ESOP Credit Agreement by the Company and the Selling Subsidiaries that are parties thereto and the consummation of the transactions contemplated thereby by the Company and such Selling Subsidiaries will have been duly authorized by all necessary corporate action on the part of such persons. If any certificate of designations or certificates of designations are filed with respect to one or more new series of Preferred

                                      A1-13

     Stock prior to the Effective Time pursuant to Section 5.18, any such certificate will have been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement, the KFS Agreement and the Lumbermens Agreement (as hereinafter defined) has been duly executed and delivered by the Company and the Selling Subsidiaries that are parties thereto and constitutes a valid and binding obligation of each of the Company and such Selling Subsidiaries, enforceable against each such person in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles. Upon the execution and delivery of the ESOP Agreements and the ESOP Credit Agreement, each of the ESOP Agreements and the ESOP Credit Agreement will be duly executed and delivered by the Company and the Selling Subsidiaries that are parties thereto and shall constitute a valid and binding obligation of each of the Company and such Selling Subsidiaries, enforceable against each such person in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles. The execution and delivery of this Agreement and the KFS Agreement by each of the Company and the Selling Subsidiaries that are parties thereto do not, and the execution and delivery of the ESOP Agreements and the ESOP Credit Agreement by the Company and the Selling Subsidiaries that are parties thereto, the consummation of the transactions contemplated by this Agreement, the KFS Agreement, the ESOP Agreements and the ESOP Credit Agreement by the Company and the Selling Subsidiaries and compliance with the provisions hereof and thereof by the Company and the Selling Subsidiaries will not, (i) conflict with any of the provisions of the Charter or By-laws of the Company or the equivalent documents of any Significant Subsidiary or any Selling Subsidiary, (ii) subject to the consents, approvals, authorizations, declarations and filings referred to in Sections 3.1(d) and 3.1(c) of the Disclosure Schedule, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require the consent of any person under, any indenture, agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, or
     (iii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.1(d), contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for such conflicts, breaches, defaults, rights, consents or contradictions, in the cases of clauses (ii) and (iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect with respect to the Company. Assuming that ZIP and its affiliates and associates do not own beneficially 15% or more of the outstanding shares of Common Stock on the date hereof, the restrictions contained in Section 203 of the DGCL will not apply to the Merger or any of the other transactions contemplated by this Agreement.

          (d) Government Approvals; Required Consents. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, the KFS Agreement, the ESOP Agreements and the ESOP Credit Agreement by the Company and the Selling Subsidiaries or the consummation by the Company and the Selling Subsidiaries of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger and the KFS Sale, (ii) the approvals, filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(d)(ii) of the Disclosure Schedule, (iii) the filing with the SEC (and with respect to any registration statements, effectiveness) of (w) a proxy statement relating to the approval by the stockholders of the Company of the Merger (such proxy statement (including the exhibits thereto and the documents incorporated by reference therein), as amended or supplemented from time to time, the "Proxy Statement"), (x) a Registration Statement on Form S-1 by Newco in connection with the ESOP Sale (such Registration Statement (including the exhibits thereto and any preliminary prospectus, final prospectus or summary prospectus contained therein), as amended or supplemented from time to time,

                                      A1-14
     the "Newco Form S-1") (y) an information Statement relating to the KFS Sale to be transmitted to the stockholders of KFC if, at the effective time of the KFS Sale, KFC has a class of securities registered pursuant to Section 12 of the Exchange Act and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the Certificate of Merger, the certificate of merger relating to the KFS Sale and any certificates of designations with respect to any new series of Preferred Stock requested pursuant to Section
     5.18 with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) the consents, approvals and notices as are set forth in Sections 5.10 and 5.11 of this Agreement required under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), (vi) such other consents, approvals, authorizations, filings or notices as are set forth in
     Section 3.1(d)(vi) of the Disclosure Schedule, (vii) any applicable filings under state anti-takeover laws, and (viii) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a Material Adverse Effect with respect to the Company.

          (e) SEC Documents. (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents");

          (ii) As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

          (iii) The consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed SEC Document (as defined in Section 3.1(g)), none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) Information Supplied. (i) The Newco Form S-1 will not, at the time the Newco Form S-1 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will not, at the date it is first mailed to the Company's stockholders, at the time of the Stockholders Meeting (as defined in Section 5.2) and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading; provided, however, that, no representation or warranty is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by ZIP, Zurich or Insurance Partners specifically for inclusion in the Proxy Statement. The Newco Form S-1 will comply as to form in all

                                      A1-15
     material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied in writing by ZIP, Zurich or Insurance Partners specifically for inclusion in the Proxy Statement. The consolidated financial statements of Newco included in the Newco Form S-1 will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of Newco and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Section 3.1(g) of the Disclosure Schedule, (x) since the date of the most recent audited financial statements included in the Filed SEC Documents with respect to clause (i) hereof and (y) from the date of the most recent audited financial statements included in the Filed SEC Documents to the date hereof with respect to clause (ii) hereof:

             (i) there has not been any change which would have a Material Adverse Effect with respect to the Company; and

             (ii) the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than the dividend of Newco Common Stock declared in connection with the ESOP Sale, regular quarterly cash dividends of $.23 per share of Common Stock and regular cash dividends on Company Preferred Stock, in each case in accordance with usual record and payment dates and in accordance with the Company's present dividend policy), (B) any split, combination or reclassification of any of the outstanding capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such outstanding capital stock,
        (C) any issuance by the Company or any of its subsidiaries of any equity securities (including, without limitation, stock options, stock appreciation rights, phantom stock units, restricted stock or convertible debentures), except for variable life insurance policies or variable annuity contracts (collectively, "Variable Contracts") issued by the Insurance Companies that may be deemed to be securities, (D) (x) any granting by the Company or any of its subsidiaries to any director, executive officer or other employee of the Company or any of its subsidiaries (other than KSH and its subsidiaries) of any increase in compensation, except as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or, with respect to employees who are not executive officers or directors and whose total annual compensation in 1994 (including bonuses but excluding stock options, restricted stock awards and phantom stock awards) was less than $250,000, increases in the ordinary course of business consistent with recent past practice, (y) any granting by the Company or any of its subsidiaries (other than KSH and its subsidiaries) to any such director, executive officer or other employee of any severance or termination pay, except as was required under any employment, severance or termination agreements or plans in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any adoption by the Company or any of its subsidiaries (other than KSH and its subsidiaries) of any plan covering any such director, executive officer or other employee, (E) any change in the indebtedness for borrowed money or any other material indebtedness of the Company and its subsidiaries other than (x) in the ordinary course of business of Kemper Clearing Corp. consistent with recent past practice and (y) indebtedness owing between the Company and any subsidiary, or between any subsidiaries of the Company, or (F) any change in accounting, underwriting or actuarial principles, assumptions

                                      A1-16
        or practices by the Company or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles or SAP (as defined in Section 3.1(n)) and except for changes in crediting rates in the ordinary course of business; provided, however, that to the extent that they relate to any Excluded Real Estate Subsidiaries, the representations and warranties in clause (ii) are given only to the knowledge of the Company.

          (h) Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 3.1(h) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company, any of its subsidiaries (other than by the Excluded Real Estate Subsidiaries and KSH and any of its subsidiaries) or, to the knowledge of the Company, any of the Excluded Real Estate Subsidiaries of any collective bargaining agreement or any Benefit Plan (as defined in Section 3.1(i)). Except as disclosed in the Filed SEC Documents or in Section 3.1(h) of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company, any of its subsidiaries (other than the Excluded Real Estate Subsidiaries) or, to the knowledge of the Company, any of the Excluded Real Estate Subsidiaries other than any such agreements, arrangements or understandings (i) with employees who are not executive officers or directors, which agreements, arrangements or understandings, in the aggregate, involve payment obligations of the Company and its subsidiaries of less than $1,000,000 and (ii) between KSH and any of its subsidiaries and any current or former employee, officer or director of KSH or any of its subsidiaries.

          (i) Employee Benefits. (i) Except as set forth in Section 3.1(i)(i) of the Disclosure Schedule, there are no employee benefit plans or individual or group arrangements of any type (including, without limitation, plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), executive perquisites, relocation policies or Company-owned residences acquired from employees), under which the Company has or in the future could have directly, or indirectly through a person ("Commonly Controlled Entity") affiliated with the Company under section 414(b), (c),
     (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code")), any material liability (whether or not such liability is funded or unfunded) with respect to any current or former employee or director of the Company or any Commonly Controlled Entity (the "Benefit Plans"). Except as set forth in Section 3.1(i)(i) of the Disclosure Schedule, no such Benefit Plan is a "multiple employer plan" (within the meaning of Code section 413) or a "multiemployer plan" (within the meaning of ERISA section 4001(a)(3)).

          (ii) With respect to each Benefit Plan (where applicable): the Company has delivered to ZIP complete and accurate copies of (A) all plan and trust texts and agreements which govern the payment of benefits to current or former employees or directors and all applicable amendments; (B) all material employee and former employee communications (including the most recent summary plan descriptions); (C) the most recent annual report; (D) the most recent annual and periodic accounting of plan assets; (E) the most recent determination letter received from the Internal Revenue Service (or determination application); (F) the most recent actuarial valuation; and
     (G) all related funding contracts.

          (iii) With respect to each Benefit Plan: except as set forth in
     Section 3.1(i)(iii) of the Disclosure Schedule or except as not applicable,
     (A) if intended to qualify under Code section 401(a) or 401(k), such Benefit Plan so qualifies, and its related trust is exempt from taxation under Code section 501(a); (B) such Benefit Plan has been maintained and administered at all times in compliance with its terms and applicable laws and regulations; (C) no event has occurred and there exists no circumstance under which the Company could directly, or indirectly through a Commonly Controlled Entity, incur liability under ERISA, the Code (including, without limitation, Section 4980B of the Code) or otherwise (other than routine claims for benefits); (D) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or

                                      A1-17
     against the assets of any Benefit Plan; (E) no "accumulated funding deficiency" (as defined in ERISA section 302) has occurred; (F) no "prohibited transaction" (as defined in ERISA section 406 or in Code section 4975) which is not covered by an applicable exemption has occurred;
     (G) no "reportable event" (as defined in ERISA section 4043) has occurred;
     (H) all contributions and premiums due have been made on a timely basis;
     (I) all contributions made under any Benefit Plan intended to be tax deductible meet the requirements for deductibility under the Code; (J) records pertaining to each participant and beneficiary are accurate in all material respects; and (K) the actuarial assumptions used to calculate all liabilities have been communicated to ZIP, and all such liabilities have been allocated in accordance with generally accepted accounting principles on the books of the Company and the Company's subsidiaries to which such liabilities relate; except in the case of any of the foregoing where the failure thereof, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company.

          (iv) With respect to each Benefit Plan that is subject to Title IV of
     ERISA: except as set forth in Section 3.1(i)(iv) of the Disclosure Schedule, (A) as of the date of the most recent actuarial valuation, the present value of all benefit liabilities (as defined in ERISA section 4001(a)(16)) does not exceed the then current fair market value of the assets of such plan (determined by using the actuarial assumptions used for the most recent actuarial valuation); (B) the Company has not incurred, nor will it incur, directly, or indirectly through a Commonly Controlled Entity, any liability arising from a plan termination (including plans that have been formally terminated); (C) the Company has complied with all laws, regulations and pronouncements pertaining to the termination of any such Benefit Plan, including, but not limited to, the selection of an insurance company to provide benefits under such terminated Benefit Plan; and (D) the Company has taken all commercially reasonable actions to insulate assets of any such Benefit Plan from depreciating in value except in the case where any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company.

          (v) Except as set forth in Section 3.1(i)(v) of the Disclosure Schedule, with respect to those Benefit Plans that are "welfare plans" (as defined in section 3(1) of ERISA) there are no reserves, assets, surpluses or prepaid premiums under any such plans the existence of which, either individually or in the aggregate, would have a Material Adverse Effect with respect to the Company.

          (vi) Except as set forth in Section 3.1(i)(vi) of the Disclosure Schedule, neither the approval or execution of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (A) entitle any individual to severance pay or (B) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any individual; except in the case where any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company.

          (vii) Except as disclosed in Section 3.1(i)(vii) of the Disclosure Schedule or where the existence of any of the following, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company, (A) there is no labor strike, slowdown or work stoppage or lockout pending or, to the best knowledge of the Company, threatened against or affecting the business of the Company or any of its subsidiaries, and the Company and its subsidiaries have not experienced any strike, slow down or work stoppage, lockout or other collective labor action within the last three years; (B) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to employees of the Company or its subsidiaries nor does the Company know of any activities or proceedings of any labor union to organize any such employees currently taking place or planned or that have occurred within the last three years; and (C) there is no representation claim or petition pending before the National Labor Relations Board and no question concerning representation exists relating to the employees of the Company and its subsidiaries.

          (viii) No guaranteed interest contracts issued by any insurance company that is currently insolvent, or has been in insolvency proceedings, are held by any of the Benefit Plans except for such contracts, which, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company.

                                      A1-18

          (ix) Within the five year period ending on the date of this Agreement, neither the Company nor any member of its "controlled group" (within the meaning of Section 4069 of ERISA) has engaged in any transaction which could result in liability to any of the parties to this Agreement, or to any other members of their respective controlled groups (as above so defined), pursuant to Section 4069 of ERISA or otherwise with respect to any Benefit Plan maintained by the Company or any other member of its controlled group (as above so defined) during such five-year period, but not so maintained as of the date of this Agreement, except where the existence of such a liability would not have a Material Adverse Effect with respect to the Company.

          (j) Litigation. As of the date of this Agreement, except as disclosed in Section 3.1(j) of the Disclosure Schedule or the Filed SEC Documents, there is no suit, action, proceeding, arbitration or investigation pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company that, individually or in the aggregate with any other such suits, actions, proceedings, arbitrations or investigations, could reasonably be expected to have a Material Adverse Effect with respect to the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any subsidiary of the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company.

          (k) Taxes. (i) Except as set forth in Section 3.1(k)(i) of the Disclosure Schedule, each of the Company, its subsidiaries (other than the Excluded Real Estate Subsidiaries) and, to the knowledge of the Company, the Excluded Real Estate Subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All tax returns filed by the Company and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a Material Adverse Effect with respect to the Company. The Company and each of its subsidiaries (other than the Excluded Real Estate Subsidiaries) and, to the knowledge of the Company, the Excluded Real Estate Subsidiaries has paid (or the Company has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents reflect, in management's best judgment, an adequate reserve for all taxes payable by the Company and its subsidiaries (other than the Excluded Real Estate Subsidiaries) and, to the knowledge of the Company, the Excluded Real Estate Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) Except as set forth on Section 3.1(k)(ii) of the Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted, assessed or threatened against the Company, any of its subsidiaries (other than the Excluded Real Estate Subsidiaries) or, to the knowledge of the Company, any of the Excluded Real Estate Subsidiaries that are not adequately reserved for and no requests for waivers of the time to assess any Federal or Illinois taxes or any other material taxes have been granted or are pending. The Federal and Illinois income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service or the Illinois Department of Revenue, as the case may be, or the statute of limitations on assessment or collection of any Federal or Illinois income taxes due from the Company or any of such subsidiaries has expired, for all taxable years of the Company or any of such subsidiaries through the taxable year ended December 31, (a) 1986 for Federal income taxes, (b) 1979 for Illinois insurance unitary income taxes and (c) 1987 for Illinois non-insurance unitary income taxes. None of the Company or any such subsidiaries has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code. Except as previously described to Zurich and Insurance Partners, there is no material deferred inter-company gain within the meaning of the Treasury Regulations promulgated under Section 1502 of the Code.

          (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

                                      A1-19

          (iv) Each Insurance Company is a "life insurance company" within the meaning of section 816 of the Code. All tax reserves of such Insurance Companies have been determined in accordance with the requirements of section 807 or the Code. Except as set forth in Section 3.1(k)(iv) of the Disclosure Schedule, neither of the Insurance Companies is subject to any adjustment under Section 807(f) of the Code.

          (v) The Company has (i) properly elected to file a life/non-life consolidated return under Section 1504(c)(2) of the Code and Treasury Regulations Section 1.1502-47, and (ii) will file a life/ non-life consolidated return for the Company and its consolidated group subsidiaries, including KILICO and FKLA, for its 1995 taxable year.

          (vi) The amount of the policy-holders' surplus account (as defined in Section 815 of the Code) of each of the Insurance Companies is accurately set forth in Section 3.1(k)(vi) of the Disclosure Schedule.

          (vii) Each of the Kemper Funds (as defined herein) has elected to be treated as a "regulated investment company" ("RIC") under the Code, and has, since the end of the most recent taxable year of each of such Kemper Funds that has been closed and for which the statute of limitations for assessment has expired, qualified as a RIC.

          (l) No Excess Parachute Payments; Section 162(m) of the Code. (i) Except as disclosed in Section 3.1(l) of the Disclosure Schedule, no payment, either individually or in combination with any other payment or payments, that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect will be an "excess parachute payment" (as such term is defined in section 280G(b)(1) of the Code).

          (ii) Except as disclosed in Section 3.1(l) of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any subsidiary (other than an Excluded Real Estate Subsidiary) of the Company under any contract, Benefit Plan, program, arrangement or understanding currently in effect.

          (m) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting with respect to the approval of the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (n) Compliance with Applicable Laws. (i) Each of the Company and its subsidiaries and the Kemper Funds (as defined below) has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a Material Adverse Effect with respect to the Company. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries and the Kemper Funds are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance which individually or in the aggregate would not have a Material Adverse Effect with respect to the Company. Except as disclosed in the Filed SEC Documents and except for regular and routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators"), on the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries or any of the Kemper Funds is pending or threatened, other than, in each case, those that would not have a Material Adverse Effect with respect to the Company. For purposes of this Agreement, the "Kemper Funds" shall mean

                                      A1-20
     the registered investment companies for which the Company or any subsidiary acts as investment adviser or sub-adviser.

          (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1994, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1995, together with all exhibits and schedules thereto, with respect to each subsidiary of the Company that is a regulated insurance company (a "Regulated Insurance Company"), in each case as filed with the Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator ("SAP") applied on a consistent basis (except as set forth in the notes, exhibits or schedules thereto), present fairly, to the extent required by and in conformity with SAP, the statutory financial condition of such Regulated Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Regulated Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Regulated Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Zurich and Insurance Partners prior to the date of this Agreement.

          (iii) Section 3.1(n)(iii) of the Disclosure Schedule contains a complete list of all of the Kemper Funds as of the date of this Agreement. The Company or one of its subsidiaries acts as investment adviser pursuant to valid, binding and enforceable investment advisory agreements for all the Kemper Funds listed in Section 3.1(n)(iii) of the Disclosure Schedule (which agreements will terminate upon the consummation of the transactions contemplated hereby). Except as set forth on Section 3.1(n)(iii) of the Disclosure Schedule, there is no money management operation of the Company or any of its subsidiaries outside the United States other than the money management operation of Kemper Investment Management Company Limited.

          (iv) Since January 1, 1994, each of the Kemper Funds has complied with the requirements of all laws, rules and regulations applicable to it including, without limitation, the 1940 Act, the Securities Act, the Exchange Act, the Commodities Exchange Act, as amended, ERISA, the Code and all state Blue Sky laws, and the rules and regulations promulgated under the foregoing, and has filed with the SEC and all other appropriate regulatory authorities all proxy materials, registration statements, financial reports, prospectuses and other reports and documents required to be filed by it pursuant to applicable laws, and the rules and regulations thereunder, except any filings customarily made by a distributor or principal underwriter on behalf of any Kemper Fund in connection with the underwriting, distribution or sale of any Kemper Fund shares that may be required pursuant to any applicable securities laws or under any governmental or self-regulatory authority, which filings have been made by the Company or an affiliate of the Company if the Company or an affiliate has acted in such capacity (collectively, the "Fund Filings"), except to the extent that any noncompliance or failure to file, either individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company. The Company has made available to ZIP true and complete copies of all Fund Filings. The Fund Filings (A) complied in all material respects with the requirements of applicable law and (B) did not (as of their respective filing dates, mailing dates or effective dates, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (v) Section 3.1(n)(v) of the Disclosure Schedule contains a complete list of all of the separate accounts (the "Separate Accounts") of the Insurance Companies as of the date of this Agreement. Since January 1, 1994, each of the Separate Accounts of the Insurance Companies has complied in all material respects with the requirements of all laws, rules and regulations applicable to it including, without limitation, the 1940 Act, the Securities Act, the Exchange Act and all state Blue Sky laws and the rules and regulations promulgated under the foregoing, and has filed with the SEC and all other appropriate

                                      A1-21
     regulatory authorities all proxy materials, registration statements, financial reports, prospectuses and other reports and documents required to be filed by it pursuant to applicable laws, and the rules and regulations promulgated thereunder (collectively, the "Separate Account Filings"). The Separate Account Filings (1) complied in all material respects with the requirements of applicable law and (2) did not (as of their respective filing dates, mailing dates or effective dates, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (vi) All proxy statements to be prepared for use by the Kemper Funds in connection with the transactions contemplated by this Agreement and the KFS Agreement (including, without limitation, the proxy statements to be used for the purpose of soliciting voting instructions from the holders of Variable Contracts issued by the Insurance Companies), any written information provided by the Company and its subsidiaries to each Board of Directors or Trustees or other comparable body of the Kemper Funds in connection with this Agreement or the transactions contemplated hereby at the time such information is provided and, in the case of a proxy statement, the date of the shareholder vote for which such proxy statement will be used, as then amended or supplemented, and any information disseminated to any advisory clients in respect of the transactions contemplated hereby at the time such information is disseminated (other than, in each case, for information provided or to be provided by ZIP in writing relating to ZIP or its affiliates expressly for use therein), in each case, will be accurate and complete in all material respects and will not be false or misleading with respect to a material fact, or omit to state any material fact required to make the statements therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication that has become false or misleading.

          (vii) Each of the Company and each of its subsidiaries (other than the Excluded Real Estate Subsidiaries) is, if so required by the nature of its business or assets, duly registered with the SEC and the various states as a broker-dealer and is duly registered with the Commodity Futures Trading Commission and the various states as required as a commodities trading advisor or commodity pool operator. Each of the Company and each of its subsidiaries (other than the Excluded Real Estate Subsidiaries) is, if so required by the nature of its business or assets, duly registered with the various states as an investment adviser, other than in such states where the failure to be so registered (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company.

          (viii) The Company and its subsidiaries have complied with the requirements of Section 15(f)(1)(B) of the 1940 Act that there not be imposed an "unfair burden" on any of the Kemper Funds as a result of the Merger, the KFS Sale or the transactions contemplated hereby or thereby or any express or implied terms, conditions or understandings applicable thereto.

          (o) Fair Value of KFS Sale. As contemplated by Section 1009 of each of (i) the Indenture, dated as of January 15, 1987, between the Company and The Chase Manhattan Bank, N.A., as amended and supplemented (the "Chase Indenture"), and (ii) the Indenture, dated as of September 15, 1993 between the Company and The First National Bank of Chicago, as amended and supplemented (the "First Chicago Indenture"), the Board of Directors of the Company has, by resolution duly adopted in accordance with the DGCL, declared that the merger of KFS into KFS Acquisition Corp. in the KFS Sale is for consideration at least equal to the fair value thereof.

          (p) ESOP Sale. As of the date hereof, the Company has delivered to ZIP true and complete copies of the most recent draft of the Newco S-1. The Company and its subsidiaries shall not retain any liabilities (whether directly or indirectly through guaranties, keepwell agreements, similar arrangements or otherwise) of Newco and its subsidiaries (including, without limitation, liabilities attributable to employees, former employees, directors and consultants of KSH and its subsidiaries) upon completion of the ESOP Sale and shall not incur any liabilities in connection with the ESOP Sale other than those liabilities set forth in
     Section 3.1(p) of the Disclosure Schedule. After the Effective Time, neither Newco nor any of its subsidiaries shall be permitted to use the Kemper name except to the extent set forth in Section 3.1(p) of the Disclosure Schedule. Prior to the ESOP Sale, the Board of Directors of the

                                      A1-22

     Company will have, by resolution duly adopted in accordance with the DGCL, stated that none of Newco, KSH or KSI is a Restricted Subsidiary within the meaning ascribed to such term in Section 101 of each of the Chase Indenture and the First Chicago Indenture. The ESOP Sale and the transfer of Newco Common Stock in accordance with Section 2.1 will not result in or cause the occurrence of an Event of Default (as defined in the Chase Indenture and the First Chicago Indenture) or an event or condition that, with the giving of notice or lapse of time, would become an Event of Default or result in a prohibited transaction under either ERISA or the Code.

          (q) Dividends. Pursuant to the terms of the Charter and Certificates of Designations relating to the Company Preferred Stock, the Company has declared and paid all scheduled dividends to the holders of the Company Preferred Stock, except for (i) the scheduled cash dividend declared on the Series D Preferred Stock in April 1995, which will be paid on May 31, 1995 and (ii) scheduled cash dividends declared on the Company Preferred Stock after the date hereof and which are payable after the Closing Date. As of the date hereof, the Company has paid all dividends declared on all shares of its Common Stock, except for the quarterly cash dividend of $.23 per share of Common Stock declared on April 18, 1995, which will be paid on May 31, 1995.

          (r) Intercompany Indebtedness. Section 3.1(r) of the Disclosure Schedule sets forth as of March 31, 1995, the amount of all intercompany indebtedness (i) among the Company and any of its subsidiaries, on the one hand, and KFC and any of its subsidiaries, on the other hand, and (ii) among the Company and any of its subsidiaries, on the one hand, and KSH and any of its subsidiaries, on the other hand. Except as set forth in Section 3.1(r) of the Disclosure Schedule, the amount of intercompany indebtedness owing by KFC to the Company at March 31, 1995 has not been reduced.

          (s) Transfer of Real Estate Assets. Between January 1, 1995 and the date hereof, there has been no sale, transfer or other disposal of real estate assets between the Company and any of its subsidiaries or between any of such subsidiaries other than the transfers of the real estate assets described in Section 3.1(s) of the Disclosure Schedule; provided, however, that the sale, transfer or other disposition of real estate assets between the Company and the Insurance Companies described in Section 3.1(s) of the Disclosure Schedule involve assets with a book value not in excess of $5 million in the aggregate.

          (t) State Street Boston Corporation Common Stock. As of the date hereof, KFS owns beneficially and of record 2,986,111 shares of common stock of State Street Boston Corporation, free and clear of all Liens.

          (u) Opinion of Financial Advisor. The Company has received the opinion of Goldman, Sachs & Co., dated the date hereof, to the effect that, on such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's common stockholders from a financial point of view.

          (v) Article Fifteenth of the Charter. The Board of Directors of the Company (including a majority of the "Continuing Directors," as defined in the Charter) has approved the execution and delivery by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement the restrictions contained in Article Fifteenth of the Charter.

          (w) Rights Agreement. The Rights Agreement has been duly amended pursuant to the Second Amendment to the Rights Agreement between the Company and Harris Trust and Savings Bank, as rights agent, attached hereto as Exhibit A, and the Rights Agreement, as amended by such Second Amendment, is in full force and effect. No Distribution Date (as such term is defined in the Rights Agreement) has occurred.

          (x) Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which have been disclosed in writing to ZIP and which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or

                                      A1-23
     commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (y) Ineligible Persons. None of the Company or any "affiliated person" (as defined in the 1940 Act) thereof (i) is ineligible pursuant to
     Section 9(a) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company or (ii) except as set forth in Section 3.1(y) of the Disclosure Schedule, to the knowledge of the senior officers of the Company on the date hereof, has engaged in any of the conduct specified in Section 9(b) of the 1940 Act of Section 203(e) of the Advisers Act prior to the date hereof that would be reasonably likely to result in SEC action to disqualify the Company or any of its affiliates as an investment adviser.

          (z) Insurance Business. (i) All insurance policies and annuity contracts (including, without limitation, certificates issued pursuant to group policies or contracts, riders and endorsements to such certificates, contracts or policies, and contracts issued in connection with retirement plans or arrangements) issued by the Insurance Companies (collectively, the "Policies") are, to the extent required by the insurance laws of each jurisdiction in which an Insurance Company is authorized to do business, on forms that have been approved by the Insurance Regulator of each such jurisdiction (or have been filed with and not objected to by the relevant Insurance Regulator within the time for objection), except when the failure to obtain any necessary approval (or to make such filing) would not have a Material Adverse Effect with respect to the Company.

          (ii) Except to the extent funded by the Separate Account of either Insurance Company, or as set forth on Section 3.1(z)(ii) of the Disclosure Schedule, no Policy gives the holder thereof the right to receive dividends, distributions or other benefits based on the earnings or revenues of such Insurance Company.

          (iii) Except as disclosed in writing to Zurich and Insurance Partners,
     (A) all Policies issued by either Insurance Company that are intended to qualify as "life insurance contracts" meet the requirements of sections 7702 and 817(h) of the Code; (B) all Policies that are intended to qualify as "annuity contracts" (excluding annuity contracts described in sections 72(s)(5) or 72(u) of the Code) meet the requirements of sections 72(s) and 817(h) of the Code; (C) all Policies that are intended to qualify under sections 403(a), 403(b) or 408 of the Code contain all provisions required by the Code for qualification under such sections; (D) any Policy or product (including any "prototype plan") marketed in connection with any Policy that is intended to meet formal requirements imposed by sections 401 or 457 of the Code meet all such requirements; (E) the Separate Accounts supporting Variable Contracts of each Insurance Company, and each subaccount of such Separate Accounts, have been operated in compliance with the diversification requirements of Section 817(h) of the Code and the regulations thereunder since their enactment; and (F) each Insurance Company has adequate administrative measures in place to ensure that each such Separate Account and subaccount is maintained in compliance with the diversification rules of section 817(h) of the Code and the regulations thereunder.

          (iv) To the knowledge of the Company, each insurance agent, at the time such agent wrote, sold or produced business for any Insurance Company, was duly licensed as an insurance agent (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business, and no such insurance agent is in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to the writing, sale or production of business for any Insurance Company except when any such failure to be licensed or such violation would not have a Material Adverse Effect with respect to the Company.

          (v) There has been no violation of the provisions of Section 404 or 406 of ERISA or Section 4975 of the Code with respect to any "plan assets" (within the meaning of Section 2510.3-101 of the Department of Labor regulations) held under the general account of the Company or of any affiliate of the Company, except where such a violation would not have a Material Adverse Effect with respect to the Company.

                                      A1-24

          (aa) Reinsurance. Section 3.1(aa) of the Disclosure Schedule sets forth as of the date hereof all contractual treaties and agreements regarding reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance to which FKLA or KILICO is a party (collectively, the "Reinsurance Agreements"). Each of the Reinsurance Agreements is valid and binding in all material respects in accordance with its terms on FKLA or KILICO, as the case may be. The Reinsurance Agreements are in material compliance with applicable insurance laws and regulations regarding life and health reinsurance agreements. To the knowledge of the Company, any amount recoverable by FKLA and KILICO under the Reinsurance Agreements is fully collectible in due course. Neither FKLA nor KILICO nor, to the knowledge of the Company, any other party thereto, is in default in any material respect under any Reinsurance Agreement and, to the knowledge of the Company, there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated.

          (bb) Full Disclosure. To the knowledge of the Company, no information given by the Company to ZIP, Zurich or Insurance Partners or their advisers relating to the material matters listed on Section 3.1(bb)(i) of the Disclosure Schedule contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which made, not materially false or misleading. To the knowledge of the Company, the Company has made available (or has caused its subsidiaries to make available) to Zurich, Insurance Partners and ZIP and their advisers true, correct and complete copies of all material agreements and documents pertaining or which relate to the real estate assets owned by the Company and its subsidiaries. To the knowledge of the Company, none of the agreements and documents described in the preceding sentence contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the light of circumstances in which made, not materially false or misleading, except for any such misstatement or omission which would not have a material adverse effect on the aggregate fair market value of the real estate assets owned by the Company and its subsidiaries (other than the real estate assets described in Section 3.1(bb)(ii) of the Disclosure Schedule).

     SECTION 3.2. Representations and Warranties as to ZIP of Zurich, IP, IP Bermuda and ZIP. Each of Zurich, IP, IP Bermuda and ZIP, jointly and severally, represents and warrants to the Company as follows:

          (a) Organization, Standing and Corporate Power. ZIP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of ZIP consists of (i) 1,000 shares of ZIP Common Stock and (ii) 1,000 shares of preferred stock, without par value. All of the outstanding shares of capital stock of ZIP have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by Zurich, IP or IP Bermuda, free and clear of all Liens. Zurich directly or indirectly owns a majority of the issued and outstanding shares of ZIP Common Stock. As of the date hereof, ZIP has no indebtedness for borrowed money outstanding, and at the Effective Time, ZIP will have no indebtedness for borrowed money outstanding except for indebtedness incurred in connection with the financing of the Merger.

          (c) No Prior Activities. ZIP is a newly formed corporation and, except for activities incident to the Merger and as contemplated by this Agreement, ZIP (i) has not engaged in any business activities of any type or kind whatsoever, (ii) has not entered into any agreements or arrangements with any person or entity and (iii) is not subject to or bound by any obligation or undertaking.

          (d) Authority; Noncontravention; Binding Effect. ZIP has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by ZIP and the consummation by ZIP of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of ZIP and by the stockholders of ZIP. Each of this Agreement and the Lumbermens Agreement has been duly executed and delivered by ZIP and constitutes a valid and binding obligation of

                                      A1-25

     ZIP, enforceable against ZIP in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles. The execution and delivery of this Agreement by ZIP do not, and the consummation of the transactions contemplated by ZIP by this Agreement and compliance with the provisions of this Agreement by ZIP will not (i) conflict with any of the provisions of the Certificate of Incorporation or By-laws of ZIP or (ii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.2(e) below, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for such consents or contraventions, in the case of clause (ii), which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of ZIP, or would not adversely affect the ability of ZIP to consummate the transactions contemplated by this Agreement in any material respect.

          (e) Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to any Governmental Entity which has not been received or made is required by or with respect to ZIP in connection with the execution and delivery of this Agreement by ZIP or the consummation by ZIP of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act, with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(d)(ii) of the Disclosure Schedule, (iii) the filing of the certificate of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(d)(vi) of the Disclosure Schedule, (v) any applicable filings under state anti-takeover laws, (vi) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of ZIP and (vii) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not adversely affect the ability of ZIP to consummate the transactions contemplated by this Agreement in any material respect.

          (f) Information Supplied. None of the information supplied or to be supplied by ZIP to the Company in writing specifically for inclusion in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g) Brokers. No broker, investment banker, financial advisor or other person, other than such persons who were disclosed by ZIP in writing to the Company prior to the date hereof, the fees and expenses of which will be paid by ZIP, is entitled to any broker's, finder's, financial advisors or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ZIP.

     SECTION 3.3 Representations and Warranties of Zurich. Zurich represents and warrants to the Company as follows:

          (a) Organization, Standing and Corporate Power. Zurich is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.

          (b) Authority; Noncontravention; Binding Effect. Zurich has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Zurich and the consummation by Zurich of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Zurich. Each of this Agreement and the Lumbermens Agreement has been duly executed and delivered by Zurich and constitutes a valid and binding obligation of Zurich enforceable against Zurich in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency,

                                      A1-26
     moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles. The execution and delivery of this Agreement by Zurich do not, and the consummation of the transactions contemplated by this Agreement by Zurich and compliance with the provisions of this Agreement by Zurich will not (i) conflict with any of the provisions of the Articles of Incorporation of Zurich, (ii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.3(c) below, require the consent of any person under any material indenture, agreement, permit, concession, franchise, license or similar instrument or undertaking to which Zurich or any of its subsidiaries is a party or by which Zurich or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.3(c) below, contravene any law, rule or regulation of any state, or of the United States or Switzerland or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for such consents or contraventions, in the case of clauses (ii) and (iii) above, which singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Zurich, and would not adversely affect the ability of Zurich to consummate the transactions contemplated by this Agreement in any material respect.

          (c) Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to any Governmental Entity which has not been received or made is required by or with respect to Zurich in connection with the execution and delivery of this Agreement by Zurich or the consummation by Zurich of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act, with respect to the Merger and the KFS Sale, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(d)(ii) of the Disclosure Schedule,
     (iii) the approval of the Federal Office of Supervision of Private Insurance of Switzerland of the KFS Sale, if necessary, (iv) filings required by the International Investment Survey Act of 1976, (v) filings with Federal and state regulatory authorities and agencies in connection with the registration or qualification of KFS Acquisition Corp. and its subsidiaries, as necessary, as a broker-dealer, investment adviser, transfer agent, commodities trading advisor or commodity pool operator,
     (vi) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(d)(vi) of the Disclosure Schedule, (vii) any applicable filings under state anti-takeover laws and (viii) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Zurich and (xi) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not adversely affect the ability of Zurich to consummate the transactions contemplated by this Agreement in any material respect.

          (d) Information Supplied. None of the information supplied or to be supplied by Zurich to the Company in writing specifically for inclusion in the Proxy Statement will, on the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (e) Ineligible Persons; Compliance with Section 15(f) of the 1940
     Act.  (i) None of Zurich or any "affiliated person" (as defined in the 1940
     Act) thereof (A) is ineligible pursuant to Section 9(a) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company or (B) to the knowledge of senior officers of Zurich as of the date hereof, has engaged in any of the conduct specified in Section 9(b) of the 1940 Act or Section 203(e) of the Advisers Act prior to the date hereof that would be reasonably likely to result in SEC action to disqualify Zurich or any of its affiliates as an investment adviser.

          (ii) Zurich has complied with the requirements of Section 15(f)(1)(B) of the 1940 Act that there not be imposed an "unfair burden" on any of the Kemper Funds as a result of the Merger, the KFS Sale or the transactions contemplated hereby or thereby or any express or implied terms, conditions or understandings applicable thereto.

                                      A1-27

          (f) Brokers. No broker, investment banker, financial advisor or other person, other than such persons who were disclosed by Zurich in writing to the Company prior to the date hereof, the fees and expenses of which will be paid by ZIP, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Zurich.

     SECTION 3.4 Representations and Warranties of Insurance Partners. Each of IP and IP Bermuda represent and warrant to the Company as follows:

          (a) Organization, Standing and Power. Each of IP and IP Bermuda is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its formation and has the requisite power and authority to carry on its business as now being conducted.

          (b) Authority; Noncontravention; Binding Effect. Each of IP and IP Bermuda have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of IP and IP Bermuda and the consummation by each of IP and IP Bermuda of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of each of IP and IP Bermuda. Each of this Agreement and the Lumbermens Agreement has been duly executed and delivered by each of IP and IP Bermuda and constitutes a valid and binding obligation of each of IP and IP Bermuda, enforceable against each such party in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles. The execution and delivery of this Agreement by each of IP and IP Bermuda do not, and the consummation of the transactions contemplated by this Agreement by each of IP and IP Bermuda and compliance with the provisions of this Agreement by each of IP and IP Bermuda will not, (i) conflict with any of the provisions of the partnership agreements or other organizational documents of each of IP or IP Bermuda, (ii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.4(c) below, require the consent of any person under any material indenture, agreement, Permit, concession, franchise, license or similar instrument or undertaking to which IP or IP Bermuda is a party or by which IP or IP Bermuda or any of their assets is bound or affected, or (iii) subject to the consents, approvals, authorizations, declarations and filings referred to in Section 3.4(c) below, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for such consents and contraventions, in the case of clauses (ii) and (iii) above, which singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of IP or IP Bermuda, and would not adversely affect the ability of IP or IP Bermuda to consummate the transactions contemplated by this Agreement in any material respect.

          (c) Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to any Governmental Entity which has not been received or made is required by or with respect to IP or IP Bermuda in connection with the execution and delivery of this Agreement by IP or IP Bermuda or the consummation by IP or IP Bermuda, as the case may be, of any of the transactions contemplated by this Agreement, except for
     (i) the filing of premerger notification and report forms under the HSR Act, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(d)(ii) of the Disclosure Schedule, (iii) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(d)(vi) of the Disclosure Schedule,
     (iv) any applicable filings under state anti-takeover laws, (v) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of IP or IP Bermuda and (vi) filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not adversely affect the ability of IP or IP Bermuda to consummate the transactions contemplated by this Agreement in any material respect.

          (d) Information Supplied. None of the information supplied or to be supplied by IP or IP Bermuda to the Company in writing specifically for inclusion in the Proxy Statement will, on the date the

                                      A1-28

     Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (e) Brokers. No broker, investment banker, financial advisor or other person, other than such persons who were disclosed by Insurance Partners in writing to the Company, the fees and expenses of which will be paid by ZIP, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IP and IP Bermuda.

                                  ARTICLE IV.

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

     SECTION 4.1 Conduct of Business of the Company. Except as contemplated by this Agreement or the Lumbermens Agreement (as defined herein) or as set forth in Section 4.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, except as contemplated by this Agreement or the Lumbermens Agreement or as set forth in Section 4.1 of the Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of ZIP:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than the dividend of Newco Common Stock declared in connection with the ESOP Sale, regular quarterly cash dividends not in excess of $.23 per share of Common Stock and regular cash dividends on Company Preferred Stock, in each case with usual record and payment dates and in accordance with the Company's present dividend policy), (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (iii) purchase, redeem or otherwise acquire any shares of outstanding capital stock, any rights, warrants or options to acquire any such shares or any outstanding notes or debentures except, in the case of clause (iii), for the acquisition of shares of Common Stock from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options outstanding on the date of this Agreement and any mandatory redemption or repurchase of the KFC Debentures, the KFC Class B Common Stock and the KFC Stock Options in accordance with the terms thereof and the terms of the indenture governing the KFC Debentures and the KFC Charter;

          (b) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than (i) pursuant to the Dividend Reinvestment Plan as amended in accordance with Section 4.10, (ii) the ESOP Sale, (iii) upon the exercise of the Company Stock Options outstanding on the date of this Agreement, (iv) upon the conversion of shares of Convertible Preferred Stock outstanding on the date of this Agreement or (v) in accordance with their respective terms, upon the conversion of any KFC Debentures or the exercise of any KFC Stock Options;

          (c) amend its Charter, By-laws or other comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of the Company;

          (d) acquire (i) any assets that are material individually or in the aggregate to the Company and its subsidiaries taken as a whole or any Significant Subsidiary, (ii) any business, (iii) any real estate asset

                                      A1-29

     (or invest any funds in connection with any real estate asset, except pursuant to binding obligations or commitments effective as of the date hereof and except for tenant improvements with respect to any single property costing not more than $100,000; provided, that the Company (or its applicable subsidiary) shall expend funds only in minimum amounts which are absolutely required under such obligations or commitments) or (iv) any corporation, partnership, joint venture, association or other business organization or division thereof, except for portfolio investments (other than investments in real estate assets, debt or preferred equity securities rated below investment grade (except pursuant to the restructuring of any such securities acquired prior to the date hereof) or common equity securities) made in the ordinary course of business consistent with recent past practice;

          (e) (i) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than (A) those that are immaterial to the Company and its subsidiaries taken as a whole or any Significant Subsidiary, (B) those disclosed in Section 4.1(e) of the Disclosure Schedule, (C) the KFS Sale, (D) the ESOP Sale, (E) the sale of common stock of State Street Boston Corporation in accordance with
     Section 4.4 and (F) the Venture Capital Portfolio Sale (as defined herein) in accordance with Section 4.8 (the transactions contemplated by clauses
     (B) through (F) are herein referred to as "Permitted Sale Transactions"),
     (ii) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its assets or properties to the Company or any of its subsidiaries other than (A) sales, leases, mortgages, encumbrances or dispositions between KSH and any of its subsidiaries or between any subsidiaries of KSH, and (B) cash payments for intercompany services performed in the ordinary course of business consistent with recent past practice, (iii) sell, mortgage or otherwise encumber or subject to any Lien (other than in connection with refinancings, extensions and rollovers in the ordinary course of business and only to the extent that such mortgages, encumbrances or Liens were granted in the original financings) or otherwise dispose of any of its real estate assets, except to unrelated third parties in accordance with Section 4.6 or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (f) (i) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any indebtedness or debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than in the ordinary course of business of Kemper Clearing Corp. consistent with recent past practice, or (ii) make any loans, advances or capital contributions to any other person, other than (x) routine advances to employees, (y) policy loans to third parties in the ordinary course of business of the Insurance Companies, and (z) in the ordinary course of business of Kemper Clearing Corp. consistent with recent past practice;

          (g) pay, discharge, settle or satisfy any intercompany indebtedness from KFC to the Company other than as a result of the transactions contemplated by this Agreement;

          (h) enter into any transaction or agreement with any director, executive officer or affiliate of the Company or any of its Significant Subsidiaries or with Lumbermens Mutual Casualty Company ("Lumbermens");

          (i) make any tax election (other than an election under Section 338(h)(10) of the Code related to the ESOP Sale) or settle or compromise any Federal income tax liability or any other material income tax liability (other than with respect to audits of 1990 and prior years on terms substantially consistent with those disclosed to Zurich and Insurance Partners in writing) that could reasonably be expected to be material to the Company and its subsidiaries taken as a whole;

          (j) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with recent past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or

                                      A1-30
     the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with recent past practice;

          (k) except in the ordinary course of business, modify, amend or terminate any material agreement, lease, sublease, Permit, concession, or similar instrument to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

          (l) hire any new executive officers of the Company or any of its subsidiaries (other than KSH and its subsidiaries);

          (m) (i) grant any director, executive officer or other employee of the Company or any of its subsidiaries (other than KSH and its subsidiaries) any increase in compensation, except, in the case of employees who are not executive officers or directors, normal salary increases consistent with recent past practice or as was required under employment agreements or arrangements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (ii) grant any such director, executive officer or other employee any severance or termination pay, except as was required under any employment, severance or termination agreements or arrangements or plans in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents,
     (iii) enter into any employment, severance or termination agreement with, or adopt any plan or arrangement covering, any such director, executive officer, or employee or (iv) amend any Benefit Plan except as required by law;

          (n) (i) expend or commit to expend funds for capital expenditures in excess of an aggregate of $5 million other than as previously disclosed in writing to ZIP and other than capital expenditures (A) of KSH and its subsidiaries funded solely with amounts generated by KSH and its subsidiaries and (B) subject to Section 4.1(d)(iii), in connection with real estate assets, or (ii) notwithstanding the provisions of Section 4.1(d)(iii), expend or commit to expend any funds in connection with the Kepro (Barcelona) project except as contemplated in Section 4.1(n) of the Disclosure Schedule;

          (o) settle or compromise any shareholder derivative suits arising out of the transactions contemplated hereby or existing on the date hereof or any of the litigation or claims set forth in Section 4.1(o) of the Disclosure Schedule;

          (p) change any accounting, underwriting and actuarial principles, assumptions or practices materially affecting the assets, liabilities or business of the Company or any of its subsidiaries, except insofar as may have been required by a change in generally accepted accounting principles or SAP and except changes in crediting rates in the ordinary course of business;

          (q) take any material action with respect to any material real estate asset owned by the Company or any of its subsidiaries (including, without limitation, the entering into of any construction contract or the undertaking of any construction-related activity, the giving of consent to any third party, any action in connection with the exercise of foreclosure or similar remedies, any material amendment of an agreement governing or relating to any such real estate asset or the ownership thereof and any prepayment of any third party debt secured by any such real estate asset);

          (r) cease to maintain the books and records related to the business and assets of the Company and its subsidiaries other than the Excluded Real Estate Subsidiaries; or

          (s) authorize any of, or commit or agree to take any of, the foregoing actions.

     SECTION 4.2 Payment of Dividends; Advances and Cash Proceeds. (a) During the period from the date of this Agreement to the Effective Time, to the extent permitted by applicable law and any Governmental Entity having jurisdiction over the Company and any of its subsidiaries:

          (i) the Company shall cause FKLA to declare and pay quarterly cash dividends to the Company in an amount of $3.25 million so that the total cash dividends paid by FKLA to the Company is at least $13 million during 1995;

                                      A1-31

          (ii) the Company shall cause KFS to transfer to the Company $50 million in cash in a manner and on terms and conditions reasonably satisfactory to ZIP;

          (iii) at the written request of ZIP, the Company shall cause its subsidiaries to dividend or otherwise transfer cash in such amounts immediately prior to the Effective Time, as ZIP may reasonably request, to the Company in a manner and on terms and conditions reasonably satisfactory to ZIP; and

          (iv) the Company shall (i) cause its subsidiaries other than the Insurance Companies to make quarterly tax sharing payments in accordance with recent past practice and (ii) cause the Insurance Companies not to make any quarterly tax sharing payments except to the extent of actual tax liability of the Company that is attributable to the Insurance Companies.

     (b) To the extent that any of the actions set forth in Section 4.2(a) are prohibited by any Governmental Entity having jurisdiction over the Company or any of its subsidiaries, the Company shall use commercially reasonable efforts to cause such Governmental Entity to permit such action.

     SECTION 4.3 KFC Obligations. The Company shall cause KFC to perform its obligations under the KFC Debentures and the indenture relating to the KFC Debentures, the KFC Charter and the Benefit Plans and agreements relating to the KFC Stock Options, including, without limitation, repurchasing or redeeming any KFC Debentures, KFC Class B Common Stock or KFC Stock Options as a result of the ESOP Sale and the KFS Sale, to the extent required.

     SECTION 4.4 Sale of State Street Boston Corporation Common Stock. Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause (a) the proposed offering of the 2,986,111 shares of common stock of State Street Boston Corporation by KFS to be registered by State Street Boston Corporation on a "shelf" Registration Statement on Form S-3 under the Securities Act and to sell such shares at a price and on terms and conditions reasonably satisfactory to ZIP and (b) the net cash proceeds from such sale to be transferred from KFS to the Company in a manner and on terms and conditions reasonably satisfactory to ZIP. If KFS has not sold all of the 2,986,111 shares of common stock of State Street Boston Corporation on or prior to the Closing Date, then, immediately prior to the Effective Time, the Company shall cause KFS to transfer such shares to the Company in a manner and on terms and conditions reasonably satisfactory to ZIP. Upon such transfer, the Company shall own all such shares free and clear of all Liens.

     SECTION 4.5 ESOP Sale. The Company will use commercially reasonable efforts to cause (i) KFC to enter into a stock purchase agreement with an ESOP to sell approximately 55% of the Newco Common Stock to such ESOP (such agreement, together with all other agreements related thereto or contemplated therein, the "ESOP Agreements") and (ii) KSHI and the ESOP each to enter into a bank credit agreement with a syndicate of banks lead by the Bank of New York (the "ESOP Credit Agreement"), in each case in all material respects in accordance with the terms and conditions set forth in Exhibit I to the Disclosure Schedule and such other terms as are reasonably satisfactory to ZIP; provided, however, that the Company and its subsidiaries shall not retain or assume any liabilities (whether directly or indirectly through guaranties, keepwell agreements, similar arrangements or otherwise) of Newco and its subsidiaries (including, without limitation, liabilities attributable to employees, former employees, their respective beneficiaries, directors and consultants of KSH and its subsidiaries) upon completion of the ESOP Sale and shall not incur any liabilities in connection with the ESOP Sale other than those liabilities set forth in Schedule 3.1(p) of the Disclosure Schedule. The Company shall not, and shall not permit any of its subsidiaries to, waive or amend any covenant, agreement, condition or term in the ESOP Agreements or the ESOP Credit Agreement without the prior written consent of ZIP. The Company shall use commercially reasonable efforts to consummate the ESOP Sale (including, without limitation, the distribution by the Company of approximately 44% of the Newco Common Stock to its stockholders) in accordance with the terms and conditions of the ESOP Agreements and the ESOP Credit Agreement; provided, however, that the Company shall not cause the ESOP Sale to be consummated prior to the earlier of (i) the date on which the Company receives a favorable ruling from the Internal Revenue Service relating to the ESOP Sale substantially in the form of the ruling request dated March 24, 1995 and (ii) August 31, 1995. The Company agrees to (x) keep ZIP and its counsel fully informed of all communications with the Internal Revenue Service concerning the proposed ruling

                                      A1-32
request and (y) consult with ZIP and its counsel with respect to any meetings with the Internal Revenue Service concerning the proposed ruling request.

     SECTION 4.6. Real Estate.  (a) Subject to the further provisions of this
Section 4.6, the Company shall use diligent efforts to enter into agreements to sell, or to cause its subsidiaries to enter into agreements to sell, all of the real estate assets set forth on Schedule I to this Agreement under the heading "Retail Real Estate Assets" (the "Retail Real Estate Assets") and the Company shall, and shall cause its subsidiaries to, use its and their best efforts to consummate sales of the Retail Real Estate Assets in accordance with the terms and conditions of such agreements. The Company shall keep ZIP informed as to the status of its efforts pursuant to the foregoing. Without limiting the preceding sentence, whenever the Company receives an offer (whether solicited or unsolicited) from a third-party to purchase one or more of the Retail Real Estate Assets, the Company shall immediately notify ZIP of such offer and furnish ZIP with a copy thereof. Notwithstanding any provision hereof to the contrary, (i) the Company shall not accept any such offer without ZIP's consent and (ii) if, in ZIP's good-faith judgment, any such offer is commercially reasonable and represents, under the circumstances, fair value to the Company for the applicable Retail Real Estate Assets to be sold, the Company shall, at ZIP's direction, accept such offer. If, pursuant to the foregoing, the Company accepts any such offer, the Company shall, subject to the last sentence of this
Section 4.6(a), then use its best efforts to enter into a binding agreement with the offeror on terms and conditions that are consistent with such offer and that are otherwise commercially reasonable; provided, however, that notwithstanding any provision hereof to the contrary, (i) the Company shall not enter into any such agreement without ZIP's consent and (ii) subject to the last sentence of this Section 4.6(a), if, in ZIP's good faith judgment, the terms and conditions of any proposed agreement are consistent with the terms of the applicable offer and are otherwise commercially reasonable, the Company shall, at ZIP's direction, execute and deliver such agreement. The Company shall (x) keep ZIP reasonably informed of all material communications between any such offeror and the Company and (y) deliver to ZIP additional information, material or documents reasonably requested from time to time by ZIP in connection with any such offer. At the Company's option in its sole and absolute discretion, any binding agreement with a third party for the sale to such third party of any Retail Real Estate Asset may provide that the Company shall not be obligated to consummate such sale unless and until either (i) the Merger is consummated or (ii) the Preliminary Closing Conditions are satisfied or waived on the Preliminary Closing Date.

     (b) Subject to the further provisions of this Section 4.6, the Company shall use diligent efforts to enter into agreements to sell, and to cause its subsidiaries to enter into agreements to sell, all of the real estate assets set forth on Schedule I to this Agreement under the heading "Bulk Sale Real Estate Assets" (the "Bulk Sale Real Estate Assets") and the Company shall, and shall cause its subsidiaries to, use its and their best efforts to consummate such bulk sales of the Bulk Sale Real Estate Assets in accordance with the terms and conditions of such agreements. The Company shall keep ZIP informed as to the status of its efforts pursuant to the foregoing. Without limiting the preceding sentence, whenever the Company receives an offer (whether solicited or unsolicited) from a third party to purchase all or a part of the Bulk Sale Real Estate Assets, the Company shall immediately notify ZIP of such offer and furnish ZIP with a copy thereof. Notwithstanding any provision hereof to the contrary, (i) the Company shall not accept any such offer without ZIP's consent and (ii) subject to the penultimate sentence of this Section 4.6(b), if, in ZIP's good-faith judgment, any such offer is commercially reasonable and represents, under the circumstances, fair value to the Company for the applicable Bulk Sale Real Estate Assets to be sold, the Company shall, at ZIP's direction, accept such offer. If, pursuant to the foregoing, the Company accepts any such offer, the Company shall, subject to the penultimate sentence of this
Section 4.6(b), then use its best efforts to enter into a binding agreement with the offeror on terms and conditions that are consistent with such offer and that are otherwise commercially reasonable; provided, however, that notwithstanding any provision hereof to the contrary, (i) the Company shall not enter into any such agreement without ZIP's consent and (ii) subject to the penultimate sentence of this Section 4.6(b), if, in ZIP's good faith judgment, the terms and conditions of any proposed agreement are consistent with the terms of the applicable offer and are otherwise commercially reasonable, the Company shall, at ZIP's direction, execute and deliver such agreement. The Company shall (x) keep ZIP reasonably informed of all material communications between any such offeror and the Company and (y) deliver to ZIP additional information, material or documents reasonably requested from time to time by ZIP in connection

                                      A1-33
with any such offer. All binding agreements with a third party for the sale to such third party of any of the Bulk Sale Assets may, at the Company's option provide that the Company shall not be obligated to consummate such sale unless and until either (i) the Merger is consummated or (ii) the Preliminary Closing Conditions are satisfied or waived on the Preliminary Closing Date. All out-of-pocket costs and expenses incurred by the Company and ZIP and their respective affiliates in connection with the bulk sale process outlined in this
Section 4.6(b) (other than fees and expenses payable to Goldman Sachs & Co. or any other investment advisor or broker retained by any such person) shall be paid one-half by the Company and one-half by ZIP.

     (c) Subject to Section 4.6(e), at the request of ZIP, the Company shall not sell or enter into an agreement to sell, any of the Retail Real Estate Assets or Bulk Sale Real Estate Assets that are specified by ZIP in writing to the Company.

     (d) Notwithstanding anything to the contrary in the foregoing provisions of this Section 4.6, the Company shall, and shall cause its subsidiaries to, comply with and perform all obligations under written agreements executed by the Company (and/or any applicable subsidiary) and the proposed buyer as of the date hereof and written agreements executed pursuant to Section 4.6(a) or 4.6(b) (including, without limitation, letters of intent, term sheets and the like) for the sale of any real estate asset currently owned by the Company and/or any of its subsidiaries; provided, however, that neither the Company nor any of its subsidiaries shall make any decision it is entitled to make under, or relating to, any such agreement, or exercise any remedy in connection with any such agreement, without the prior written consent of ZIP, such consent not to be unreasonably withheld.

     (e) ZIP may, at any time, by written notice to the Company, add or subtract any real estate asset to or from the "Retail Real Estate Asset" or "Bulk Sale Real Estate Asset" category. Any such addition or subtraction shall be binding and effective for all purposes of this Section 4.6.

     (f) Neither the Company nor any of its subsidiaries shall sell any real estate assets except in accordance with the foregoing provisions of this Section 4.6; provided, however, that the Company or any of its subsidiaries may sell any vacant land or residential real estate (or any interest therein) if the purchase price therefor is not more than $500,000, so long as such purchase price represents, in the reasonable judgment of the Company, fair value for such asset.

     (g) The Company shall, and shall cause its subsidiaries to, perform all obligations under or described in, paragraphs 11 and 12 of the Lumbermens Agreement (as defined in Section 6.2(i)). Neither the Company nor any of its subsidiaries shall make any decision it is entitled to make under, or relating to, paragraphs 11 and 12 of the Lumbermens Agreement, or exercise any remedy in connection with paragraphs 11 and 12 of the Lumbermens Agreement, without the prior written consent of ZIP, such consent not to be unreasonably withheld. Without limiting the foregoing, the Company shall use good faith and diligent efforts to enter into a written agreement with Lumbermens covering the issues described in paragraph 12 of the Lumbermens Agreement, provided that neither the Company nor any of its subsidiaries shall enter into any such agreement (or any agreement covering any of the matters addressed in paragraph 11 of the Lumbermens Agreement) without the prior written consent of ZIP, such consent not to be unreasonably withheld.

     (h) The Company shall, and shall cause its subsidiaries to, take any action reasonably requested by ZIP in connection with or pertaining to any real estate asset owned by the Company or any of its subsidiaries; provided, however, that if, in the reasonable judgment of the Company or the applicable subsidiary, the taking of such action would materially decrease the value of such asset, the Company or the applicable subsidiary shall not be required to take such action.

     SECTION 4.7 KFS Sale. Pursuant to the KFS Agreement, the Company intends to sell its asset management business to an affiliate of Zurich. The parties agree to take commercially reasonable steps to cooperate in the KFS Sale.

     SECTION 4.8 Sale of Venture Capital Portfolio. Without the prior written consent of ZIP, the Company shall not permit Kemper Asset Holdings, Inc., KILICO or FKLA, and shall use its commercially reasonably efforts to prevent Fidelity Life Association (collectively, with Kemper Asset Holdings, Inc.,

                                      A1-34

KILICO and FKLA, the "Kemper Entities") to waive or amend any material covenant, agreement or term in the agreements, each dated as of May 5, 1995, (collectively, the "Landmark Agreements") among the Kemper Entities and Landmark Partners Inc. ("Landmark") to sell certain portfolio assets to Landmark (the "Venture Capital Portfolio Sale"). The Company shall use commercially reasonable efforts to consummate the Venture Capital Portfolio Sale in accordance with the terms and conditions of the Landmark Agreements. Upon consummation of the Venture Capital Portfolio Sale, the Company shall cause the Kemper Entities that are subsidiaries of Kemper (other than KILICO) to transfer the net cash proceeds of such sale (allocable to such Kemper Entities) to the Company in a manner and on terms and conditions reasonably satisfactory to ZIP and the Company.

     SECTION 4.9 Tax Returns. The Company shall, as promptly as practicable, file (i) form 1120 for its 1994 taxable year, (ii) form 1139 relating to carrybacks from its 1994 taxable year to earlier taxable years and (iii) any corresponding forms under state and local tax law; provided however, that the Company shall not file or request an extension to file any of such returns after
(a) September 15, 1995 with respect to clause (i), (b) September 22, 1995 with respect to clause (ii) and (c) October 15, 1995 with respect to clause (iii), in any case without the consent of ZIP.

     SECTION 4.10 Dividend Reinvestment Plan. As soon as practicable after the date hereof (but in no event later than May 22, 1995), the Company shall amend the Dividend Reinvestment Plan to limit participation thereunder to employees of the Company and its subsidiaries who, as of the date hereof, are actually participating in the Dividend Reinvestment Plan ("Continuing Participants") and to limit contributions made by Continuing Participants to payroll deduction contributions not in excess, on a monthly basis, to the average monthly contributions made in 1994.

     SECTION 4.11 Subsidiaries. The Company shall not be obligated to cause any of its Excluded Real Estate Subsidiaries to take any affirmative action under either Article IV or V of this Agreement if either (i) such Excluded Real Estate Subsidiary would violate a fiduciary or legal duty by taking such action or (ii) the Company, either directly or through a subsidiary, does not have any right or ability to require such action to be performed. The Company shall not be obligated to cause any Excluded Real Estate Subsidiaries not to take any action under either Article IV or V of this Agreement if either (A) such Excluded Real Estate Subsidiary would violate a fiduciary or legal duty by not taking such action or (B) the Company, either directly or through a subsidiary, does not have a right or ability to veto or otherwise consent to such action or if the Company or such subsidiary has such a right or ability to veto or consent to such action, but either (x) the Company or a subsidiary thereof is not informed of any such action by the relevant Excluded Real Estate Subsidiary or (y) the relevant Excluded Real Estate Subsidiary performs such action after the Company or a subsidiary thereof vetoes such action or otherwise withholds its consent for such action. The Company has taken, and shall continue to take, commercially reasonable steps to be informed of all material business transactions and management decisions of the Excluded Real Estate Subsidiaries and to exercise such rights as the Company has, directly or indirectly, with respect to the Excluded Real Estate Subsidiaries to effectuate the purposes of the covenants of Articles IV and V relating to the real estate assets owned by such Excluded Real Estate Subsidiaries. The Company shall notify ZIP in writing promptly after the Company learns of any action taken, or proposed to be taken, by the Excluded Real Estate Subsidiaries which, in the absence of this Section 4.11, would violate the covenants of Article IV and V of this Agreement.

     SECTION 4.12 Other Actions. The Company, on the one hand, and ZIP, Zurich and Insurance Partners, on the other, shall not, and the Company shall not permit any of its respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Agreement becoming untrue or (b) any of the conditions of the Merger set forth in Article VI not being satisfied.

                                      A1-35

                                   ARTICLE V.

                              ADDITIONAL COVENANTS

     SECTION 5.1 Preparation of Newco Form S-1 and the Proxy Statement. As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The Company will use commercially reasonable efforts to cause the Proxy Statement to be cleared by the SEC and shall thereafter mail the Proxy Statement to the Company's stockholders as promptly as practicable. ZIP shall furnish all information concerning ZIP, Zurich and Insurance Partners as may be reasonably requested by the Company in connection with any of the actions to be taken by the Company pursuant to this
Section 5.1. The Company shall make, and shall cause Newco to make, available to ZIP and its counsel prior to filing thereof with the SEC copies of the Newco Form S-1 and the Proxy Statement and any amendments or supplements thereto and shall make, and shall cause Newco to make, any changes therein reasonably requested by ZIP insofar as such changes relate to such party or its affiliates or the description of the transactions contemplated by this Agreement.

     SECTION 5.2 Meeting of Stockholders. The Company will take all action necessary in accordance with applicable law and its Charter and By-laws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon the approval of the Merger. Subject to Section 5.8, the Company will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters. The Company shall hold the Stockholders Meeting as soon as reasonably practicable after the date hereof.

     SECTION 5.3 Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, the KFS Sale and the other transactions contemplated by this Agreement.

     SECTION 5.4 Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to ZIP, Zurich and Insurance Partners and to the officers, employees, counsel, financial advisors and other representatives of each of ZIP, Zurich and Insurance Partners reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its subsidiaries to, furnish as promptly as practicable to ZIP, Zurich and Insurance Partners such information concerning its business, properties, financial condition, operations and personnel as Zurich and Insurance Partners may from time to time reasonably request (including, without limitation, reasonably requested regular reports on all material developments concerning such matters); provided, that no review pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty made by the Company or any closing condition under this Agreement. Except as required by law, ZIP, Zurich and Insurance Partners will hold, and will cause their respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the Company in confidence to the extent required by, and in accordance with, the provisions of the letter agreement, dated December 23, 1994 (the "Confidentiality Agreement"), between the Company and Insurance Partners Advisors, L.P. ("IP Advisors") and the letter agreement, dated March 13, 1995, between IP Advisors and Zurich, incorporating the terms of the Confidentiality Agreement.

     SECTION 5.5 Indemnification and Insurance. ZIP and the Surviving Corporation agree that all rights to indemnification and exculpation from liability for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time. ZIP and the Surviving Corporation shall cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors, officers or employees of the Company or any subsidiary of the Company on the date of this Agreement, if, or to the extent that, the annual premium therefor would not be in excess of

                                      A1-36

$3,338,000 (the "Maximum Premium"); provided, however, that ZIP and the Surviving Corporation may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy maintained for the benefit of the directors and officers of Zurich or any of its major United States subsidiaries, so long as (i) the issuer thereof has at least an equal claims-paying rating and (ii) the material terms thereof are no less advantageous than the existing D&O Insurance to the extent commercially available. If the existing D&O Insurance expires, is terminated or cancelled during such six-year period, ZIP and the Surviving Corporation shall use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance to the extent commercially available.

     SECTION 5.6 Public Announcements. ZIP, Zurich and Insurance Partners, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements, including such communications to employees of the Company or its subsidiaries, with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or government regulation or decree, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 5.7 No Solicitation. The Company shall not, nor shall it authorize or permit any of its affiliates or subsidiaries to, nor shall it or any of its affiliates or subsidiaries authorize or permit any of their respective officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by the Company or any of its affiliates or subsidiaries to, directly or indirectly (a) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Transaction Proposal or agree to or endorse any Transaction Proposal or (b) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Clauses (a) and (b) of the preceding sentence shall not prohibit the Company from (i) furnishing information pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to a third party who has made an unsolicited Transaction Proposal that is a Qualified Proposal, (ii) engaging in discussions or negotiations with such a third party who has made an unsolicited Transaction Proposal that is a Qualified Proposal or (iii) following receipt of a Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act, but in each case referred to in the foregoing clauses (i) through (iii) only after the Board of Directors of the Company concludes in good faith based on the advice of outside counsel that such action is necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law. Notwithstanding anything in this Agreement to the contrary, the Company shall immediately inform ZIP, Zurich and Insurance Partners orally and in writing of the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Transaction Proposal, or any inquiry which could lead to any Transaction Proposal or to any termination of this Agreement, the terms and conditions of such Transaction Proposal or inquiry, and the identity of the person making any such Transaction Proposal or inquiry. The Company will keep ZIP, Zurich and Insurance Partners fully informed of the status and details of any such Transaction Proposal or inquiry, and any response to such proposal or inquiry. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 5.7 by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, financial advisors, attorney, accountant, or other advisor or representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.7 by the Company. "Transaction Proposal" means any proposal with respect to any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company or any of its subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of equity securities, recapitalization,

                                      A1-37
liquidation, dissolution or similar transaction (whether accomplished by means of bulk reinsurance or otherwise) involving the Company or any of its subsidiaries or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger, the ESOP Sale, the KFS Sale or any of the other transactions contemplated by this Agreement or materially dilute the benefits to ZIP, Zurich and Insurance Partners of the Merger, the ESOP Sale, the KFS Sale or any of the other transactions contemplated by this Agreement (other than Permitted Sale Transactions, the sale of any real estate assets contemplated by Section 4.6 or the conversion or exercise of any outstanding securities of the Company or any of its subsidiaries in accordance with their terms). "Qualified Proposal" means any Transaction Proposal that would provide the holders of the Common Stock with cash and/or readily marketable securities having a value, in the good faith opinion of the Board of Directors of the Company following consultation with its independent financial advisors, of more than the sum of $49.50 per share of Common Stock plus, at any time prior to the distribution of the Newco Common Stock in connection with the ESOP Sale, the value of the Newco Common Stock per share of Common Stock to be so distributed.

     SECTION 5.8 Fiduciary Duties. The Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to ZIP, Zurich or Insurance Partners, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Transaction Proposal or (iii) approve the Company entering into any agreement with respect to any Transaction Proposal (including, without limitation, the commencement of a self tender offer), unless the Company receives an unsolicited Transaction Proposal from a third party that is a Qualified Proposal and the Board of Directors of the Company concludes in good faith based on the advice of outside counsel that in order to comply with its fiduciary obligations to stockholders under applicable law, it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend such Transaction Proposal, enter into an agreement with respect to such Transaction Proposal or terminate this Agreement. In the event the Board of Directors of the Company takes any of the foregoing actions, the Company shall, concurrently with the taking of any such action, pay to Zurich or Insurance Partners (or their designees) the Section 5.12 Fee, plus all of their Transaction Expenses as required by Section 5.12. Nothing contained in this
Section 5.8 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company based on the advice of outside counsel, is required under applicable law, provided that the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Transaction Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section 5.8 shall not constitute a breach of this Agreement by the Company if, concurrently with such action, the Company pays the
Section 5.12 Fee and the Transaction Expenses as required by this Section 5.8.

     SECTION 5.9 Consents, Approvals and Filings. (a) The Company, ZIP, Zurich and Insurance Partners will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and applicable state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company, ZIP, Zurich and Insurance Partners will each use their commercially reasonable efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement, (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) to obtain consents from Insurance Regulators with respect to KILICO that provide that the unassigned surplus of KILICO will be reset to zero at the Effective Time; provided, however, that none of the Company, the Surviving Corporation, ZIP, KFS Acquisition Corp., Zurich or Insurance Partners shall be required to comply with any governmental requirements or permits, orders or other consents of Governmental Entities that
(i) prohibit or restrict the ownership or operation by the Surviving Corporation, Zurich or Insurance Partners (or any of their respective affiliates or subsidiaries) of any portion of the Company's

                                      A1-38
business or assets which is material to the business of the Company and its subsidiaries taken as a whole, or compels the Surviving Corporation, Zurich or Insurance Partners (or any of their respective affiliates or subsidiaries) to dispose of or hold separate any portion of the business of Zurich or Insurance Partners or the Company's business or assets which is material to the business of the Company and its subsidiaries taken as a whole, (ii) impose any material limitations on the ability of Zurich or Insurance Partners or any of their respective affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company and its subsidiaries, or
(iii) otherwise would materially adversely affect the Company and its subsidiaries taken as a whole. Each of the Company, ZIP, Zurich and Insurance Partners shall use all commercially reasonable efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

     (b) Each of the parties shall provide to the other party copies of all applications as early as practicable in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement.

     SECTION 5.10 Company Satisfaction of the Conditions of Section 15 of the 1940 Act. (a) The Company shall, and shall cause each of KFS and the applicable subsidiaries of KFS (collectively, with KFS, the "Asset Management Subsidiaries") to, use their commercially reasonable efforts to cause the boards of trustees/directors of the Kemper Funds (other than Kemper Investors Fund ("KINF")) to approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements with the Asset Management Subsidiaries acting as investment advisers for such funds, to be effective on or as promptly as practicable after the Effective Time, pursuant to the provisions of Section 15 of the 1940 Act, and consistent with all requirements of the 1940 Act applicable thereto, provided that such agreements are identical in all respects to the existing agreements other than the term of the agreement.

     (b) The Company shall cause each Insurance Company and KFS to use their commercially reasonable efforts to cause the board of trustees of KINF to approve, and to solicit voting instructions from owners of Variable Contracts issued by the Insurance Companies as promptly as practicable with regard to the approval of, a new investment advisory agreement with KFS, to be effective on or as promptly as practicable after the Effective Time, pursuant to the provisions of Section 15 of the 1940 Act, and consistent with all requirements of the 1940 Act applicable thereto, provided that such agreement is identical in all respects to the existing agreement other than the term of the agreement.

     (c) The Company shall, and shall cause each of the Asset Management Subsidiaries to, use their commercially reasonable efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each of the Kemper Funds (including KINF), including the requirement that no "unfair burden" (as defined in Section 15(f)(1)(B) of the 1940 Act) be imposed on any of the Kemper Funds.

     SECTION 5.11 Advisory Contract Consents. As promptly as practicable, the Company shall cause the non-investment company advisory clients of the Asset Management Subsidiaries to be informed of the transactions contemplated by this Agreement and shall give such clients an opportunity to terminate their advisory contracts with such Asset Management Subsidiaries or any of their affiliates. Unless written consent is required by the terms of such advisory contracts, ZIP, Zurich and Insurance Partners agree that the Company may satisfy this obligation to the extent that applicable law permits insofar as it relates to noninvestment company advisory clients by providing them with the notice contemplated by the first sentence of this Section 5.11 and obtaining such clients' consent in the form of actual or implied consent by way of informing such clients of the Asset Management Subsidiaries' intention to continue the advisory services, pursuant to the Asset Management Subsidiaries' existing contracts with such clients, subject to such clients' right to terminate such contracts within sixty (60) days of receipt of such notice, and that each such client's consent will be implied if it continues to accept the services without rejection during such specified sixty-day period.

     SECTION 5.12 Certain Fees and Expenses. (a) The Company shall pay to Zurich and Insurance Partners (or their designees) a single fee of $80 million (the "Section 5.12 Fee"), upon the earlier of demand

                                      A1-39
or at the time specified in Section 5.8, if (i) this Agreement is terminated pursuant to Section 7.1(b), (c) or (d) or (ii) the Section 5.12 Fee is payable pursuant to Section 5.8.

     (b) If this Agreement is terminated pursuant to Section 7.1(a) or (e), provided that any such termination pursuant to Section 7.1(e) is based on a breach of a covenant or agreement or a willful breach of a representation or warranty on the part of the Company, then the Company shall pay Zurich and Insurance Partners (or their designees) (i) a single fee of $40 million, upon demand following the date of such termination and (ii) if within 12 months after the date of such termination of this Agreement, a transaction contemplated by a Transaction Proposal shall have occurred or the Company shall have entered into a definitive agreement relating to a transaction contemplated by a Transaction Proposal, an additional single fee of $40 million which, in the case such a transaction shall have occurred, shall be payable upon demand and, in the case such transaction shall not have occurred, shall be payable upon demand on the earlier of (x) the date such transaction occurs and (y) six months after a definitive agreement relating to such transaction has been entered into by the Company.

     (c) If this Agreement is terminated pursuant to Section 7.1(h), (i) or (j), and such termination is due to the fact that any of the conditions set forth in Sections 6.1(c), 6.1(e)(i)(b), 6.1(g), 6.2(a) (as qualified below, but without limiting the provisions of Section 5.12(b) hereof), 6.2(c), 6.2(e), 6.2(i), 6.2(j), 6.2(k) or 6.2(l) have not been satisfied or waived, and if within 12 months after the date of such termination a transaction contemplated by a Transaction Proposal shall have occurred or the Company shall have entered into a definitive agreement relating to a transaction contemplated by a Transaction Proposal, then the Company shall pay Zurich and Insurance Partners (or their designees) a single fee of $40 million, which, in the case such a transaction shall have occurred, shall be payable upon demand and, in the case such transaction shall not have occurred, shall be payable upon demand on the earlier of (x) the date such transaction occurs and (y) six months after a definitive agreement relating to such transaction has been entered into by the Company. If the termination of the Agreement pursuant to Section 7.1(h) (and without limiting the provisions of Section 5.12(b) hereof) is due to the failure to satisfy the condition set forth in Section 6.2(a), the payment required by the preceding sentence shall only be payable if the condition is not satisfied because of the failure of a representation or warranty to meet the applicable standard of truthfulness and correctness set forth in said Section 6.2(a) as of the date of this Agreement.

     (d) For purposes of this Section 5.12, "Transaction Proposal" shall not include the purchase of an equity interest in the Company or any of its subsidiaries if such purchase, together with all related purchases, constitutes less than 5% of the common stock of the Company or such subsidiary and less than 5% of all securities of the Company or such subsidiary entitled to vote generally in the election of directors.

     (e) Whether or not the Merger is consummated or this Agreement is terminated and in addition to any other amounts payable under this Section 5.12, the Company agrees to pay all of its Transaction Expenses and the Transaction Expenses of ZIP, Zurich and Insurance Partners; provided, however, that the Company shall have no obligation to pay any Transaction Expenses of ZIP, Zurich and Insurance Partners if (i) ZIP, Zurich or Insurance Partners fails to close the transactions contemplated hereby after each of the closing conditions set forth in Sections 6.1 and 6.2 have been fully satisfied (or deemed satisfied pursuant to Section 6.4) (unless such failure to close occurs as a result of any action taken by the Company) or (ii) the Company terminates this Agreement pursuant to Section 7.1(f) (unless the breach by ZIP, Zurich or Insurance Partners occurs as a result of any action taken by the Company). To the extent provided for in the preceding sentence, the Transaction Expenses of ZIP, Zurich and Insurance Partners shall be paid by the Company on the earlier of the Effective Time, the date of termination of this Agreement, or at the time specified in Section 5.8. For purposes of this Section 5.12, "Transaction Expenses" shall mean, with respect to any party, the documented out-of-pocket expenses (except to the extent expressly set forth below) of such party (whether or not incurred prior to the date hereof) arising out of, relating to or incidental to the discussion, evaluation, negotiation, documentation and closing or potential closing of the Merger, the KFS Sale, the sale of real estate assets in accordance with Section 4.6, the financing of such transactions, and all other transactions contemplated by this Agreement (including, without limitation, the fees, disbursements and other expenses of attorneys (including allocated in-house attorneys costs), accountants, actuaries, investment bankers, consultants and any other advisors (which may include fees, disbursements and other expenses payable to affiliates of Zurich

                                      A1-40
or Insurance Partners), and all printing costs and filing fees incurred in connection with such transactions); provided, however, that the Transaction Expenses payable under this Section 5.12 shall not exceed an aggregate of $35 million. For purposes of this Section 5.12, "Insurance Partners" means IP, IP Bermuda, and their affiliates and "Zurich" means Zurich and its affiliates.

     (f) In addition to the other provisions of this Section 5.12, upon demand, the Company agrees to reimburse ZIP, Zurich and Insurance Partners for all out-of-pocket costs, fees and expenses, including, without limitation, the fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting Transaction Expenses, the Section 5.12 Fee or any other fee described in this Section 5.12 as a result of any breach by the Company of its obligations under this Section 5.12.

     (g) All amounts payable under this Section 5.12 shall be paid in immediately available funds to an account or accounts designated by ZIP. The Company shall not be required to pay the Section 5.12 Fee or the same expense reimbursement more than once.

     SECTION 5.13 Compliance with Section 15(f) of the 1940 Act by
Zurich. Zurich shall use commercially reasonable efforts to assure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each of the Kemper Funds, including the requirement that no "unfair burden" (as defined in Section 15(f)(1)(b) of the 1940 Act) be imposed on any of the Kemper Funds. With the assistance of the Company in accordance with Section
5.3 of this Agreement, Zurich shall use commercially reasonable efforts (including reasonable undertakings) to obtain approval of the new investment advisory agreements between the Asset Management Subsidiaries and the Kemper Funds by the boards of trustees or directors of the Kemper Funds.

     SECTION 5.14 Financing. The Company will, and will cause its subsidiaries to, cooperate with ZIP and take all commercially reasonable actions necessary in order to assist ZIP in obtaining third party financing, if any, for the Merger and arranging third party credit facilities to replace any bank credit facilities of the Company and its subsidiaries which shall no longer be available as a result of the Merger.

     SECTION 5.15 Certain Information Regarding Pension Plan Terminations. The Company shall promptly provide ZIP with copies of all written annuity quotes as received from insurance companies in connection with the termination of the Economy Retirement Plan, the FKLA Retirement Plan and the FKI Retirement Plan within a reasonable time after received but in any event no later than five business days prior to the date on which the annuities are purchased.

     SECTION 5.16 Board Action Relating to Stock Options and Phantom Stock Rights. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Option Plan) shall adopt such resolutions or take such actions as may be required to cancel outstanding Company Stock Options and Phantom Stock Rights in accordance with Section 2.2, and the Company shall have taken such actions prior to the record date of the distribution of Newco Common Stock contemplated by the ESOP Sale with respect to the Company Stock Options (other than adjustment of the exercise price of Company Stock Options granted in April 1994 the exercise price of which is $58 per share, but only to the extent of an adjustment to the exercise price thereof that does not reduce such exercise price below $50 per share) and Phantom Stock Rights to preclude any anti-dilution adjustment (whether to the exercise price, the appreciation base, the number of shares of Common Stock subject thereto or otherwise) that otherwise would have occurred as a result of the ESOP Sale (collectively, the "Anti-dilution Actions") (it being understood that the holders may receive shares of Newco Common Stock in lieu of such adjustment) and shall make such other changes to the Company Stock Option Plans and Phantom Stock Rights as it deems appropriate to give effect to the Merger (subject to the approval of ZIP, which shall not be unreasonably withheld).

     (b) As soon as practicable following the date of this Agreement, the Company shall cause the Board of Directors of KFC (or, if appropriate, any committee administering any plan relating to the KFC Stock Options) to take such actions as may be required to cancel outstanding KFC Stock Options effective as of the Effective Time (subject to the approval of ZIP, which shall not be unreasonably withheld) (the Company

                                      A1-41
hereby represents and warrants that no anti-dilution adjustments with respect to the KFC Stock Options shall be required in connection with the ESOP Sale).

     SECTION 5.17 Lumbermens Series C Preferred Stock. If, prior to the Effective Time, Zurich, Insurance Partners and Lumbermens enter into an agreement relating to the Lumbermens Agreement which involves action, with respect to the Series C Preferred Stock, in the Merger, that is different than as contemplated hereby, the Company shall take such actions (including agreeing to amend this Agreement if necessary), as ZIP reasonably requests, to effectuate such agreement.

     SECTION 5.18 Merger Preferred Stock. If, prior to the Effective Time, ZIP requests that the Company authorize one or more new series of Preferred Stock to be issued in connection with the Merger, the Company shall file a certificate of designation or certificates of designation, in forms delivered by ZIP and, as to form, reasonably acceptable to the Company, with respect to such new series of Preferred Stock with the Delaware Secretary of State immediately prior to the Effective Time and, if necessary, shall amend this Agreement to permit the issuance of such Preferred Stock in the Merger.

     SECTION 5.19 Consents. As soon as reasonably practicable following the date hereof, ZIP shall provide the Company with a list of individuals who shall have authority from ZIP to grant consent on behalf of ZIP under Articles IV and V of this Agreement.

     SECTION 5.20 Benefit Plans. (a) The Company and each other Commonly Controlled Entity shall, if requested by ZIP, use commercially reasonable efforts to cause any payment to an employee under any contract, Benefit Plan, program, arrangement or understanding, to be delayed until after the Closing Date to the extent that such delay would reduce or eliminate the portion of such payment which otherwise would be disallowed as a deduction under Section 162(m) of the Code; provided, however, that such delay shall occur only if not otherwise legally inconsistent with the terms of any such contract, Benefit Plan, program, arrangement or understanding. The Surviving Corporation shall make any such delayed payments as soon as practicable after the Closing Date in accordance with the terms of the applicable contract, Benefit Plan, program, arrangement or understanding.

     (b) For the one year period beginning on the Closing Date, the Surviving Corporation shall continue to maintain each of the following Benefit Plans: (i) all qualified "defined contribution" plans (as defined in Section 414(i) of the Code), (ii) all supplemental plans, to the extent such plans provide benefits which cannot otherwise be provided, as a result of applicable Code limitations, under the aforementioned defined contribution plans and (iii) all "welfare plans" (as defined in section 3(1) of ERISA); provided, however, that the aforementioned clauses (ii) and (iii) shall only apply with respect to the lesser of the level of benefits provided (A) on March 13, 1994 (except as applied to employees of FKLA and with respect to the General Severance Program included in the employee handbook first distributed on August 12, 1994, such program as in effect on such date) and (B) immediately prior to the Effective Time, under such plans (or any predecessor thereof) as then in effect on such relevant date.

     (c) As of the Effective Time, Continuing Employees then participating in each of the aforementioned defined contribution plans shall have nonforfeitable rights to receive the amounts then credited to their accounts thereunder, as thereafter from time to time adjusted for subsequent investment gain and loss experience thereon; provided, however, that the provisions of this subsection
(c) shall apply with respect to any such plan only to the extent that any forfeitures thereunder would otherwise not be used to reduce future employer contributions otherwise to be made thereto.

     (d) Each Continuing Employee shall be given full credit for his or her pre-Effective Time service with the Company and each of its subsidiaries and predecessor employers, but only to the extent such service is recognized under the terms of the specific Benefit Plan of the Company or Company subsidiary with respect to which such service would be taken into account as of the Effective Time (disregarding any amendment, board of director, benefit plan committee, plan administrator or other action after the date hereof), for all purposes (other than for benefit accrual, level of benefits or determination of the rate or rates of contribution) under each Benefit Plan, program or arrangement offered to Continuing Employees on or after the Effective Time

                                      A1-42
which corresponds to the Company or Company subsidiary plan under which such service was credited prior to the Effective Time.

     (e) As used in this Section 5.20, "Continuing Employee" means each employee of the Company or a subsidiary of the Company as of the Effective Time.

     SECTION 5.21 Lumbermens Agreement. The Company shall keep ZIP informed of all actions taken by the Company (and its affiliates) and/or, to the extent known by the Company, Lumbermens (and its affiliates), and all material communications between the Company and Lumbermens, pursuant to or in connection with the Lumbermens Agreement or the transactions and events contemplated thereby. If Lumbermens breaches any obligation under the Lumbermens Agreement, the Company shall take all actions reasonably requested by ZIP with respect to the enforcement of such obligation.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote thereon.

          (b) Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, including, without limitation, those set forth in Section 3.1(d)(vi) of the Disclosure Schedule in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the consummation of the KFS Sale) will have been made or obtained, as the case may be, and shall be in full force and effect without any term, condition or restriction that is not reasonably satisfactory to ZIP, Zurich or Insurance Partners or, if such term, condition or restriction would be effective absent consummation of the Merger, the Company; provided, however, that such consents, approvals, permits and authorizations may be subject to terms, conditions and limitations (other than terms, conditions or limitations that impose any restrictions (other than any restrictions expressly set forth in applicable insurance statutes) on the payment of dividends by any Regulated Insurance Company) that are set forth expressly in applicable insurance statutes, rules, and regulations or are otherwise authorized by such statutes, rules or regulations and are customarily imposed by insurance regulatory authorities; and provided further, that in the event Insurance Partners shall have breached its obligations under either Section 5.3 or 5.9 in any material respect, neither Zurich nor ZIP may invoke this condition unless Zurich and ZIP shall have used commercially reasonable efforts in accordance with Sections 5.3 and 5.9 to obtain such consents, approvals, permits or authorizations on terms and conditions that do not require the cooperation of, or any action by, Insurance Partners.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger and the KFS Sale under the HSR Act shall have been terminated or shall have otherwise expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and the KFS Sale shall be in effect; provided, however, that the party invoking this condition shall use commercially reasonable efforts to have any such order or injunction vacated.

          (e) Kemper Fund Approvals. In accordance with Section 15 of the 1940 Act, (i)(A) the respective boards of trustees/directors of the Kemper Funds, including in each case a majority of trustees/directors who are not parties to the investment advisory contracts of such Kemper Funds or

                                      A1-43

     "interested persons" (as such term is defined in the 1940 Act) of any such party (the "Non-Interested Directors"), and (B) the holders of a majority of the outstanding voting securities (as such term is defined in the 1940
     Act) of the Kemper Funds (including KINF) which, as of April 30, 1995, represented at least 90% of all of the net assets of all of the Kemper Funds (including KINF) as of such date and the holders of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of KINF acting in accordance with voting instructions shall have approved new investment advisory contracts with the Asset Management Subsidiaries acting as investment advisers of such funds upon terms identical with those of each such Kemper Fund (including KINF) (other than changes in the term of the contract); and (ii) the board of trustees/directors, including a majority of the Non-Interested Directors, of each of the Kemper Funds (including KINF) which has approved a new investment advisory contract shall have approved new underwriting, distribution or dealer contracts, if any, with the applicable subsidiaries of the Company that are parties to such agreements pursuant to Section 15 of the 1940 Act and any other requirements applicable thereto contained in the 1940 Act.

          (f) Advisory Client Approvals. The Company shall have obtained, in accordance with Section 5.11, the consent of non-investment company advisory clients of the Asset Management Subsidiaries who are not affiliated with the Company and who, as of April 30, 1995, represent at least 80% of all of the net assets under management as of such date for all such advisory clients not affiliated with the Company.

          (g) Compliance with Section 15(f) of the 1940 Act. At the time of the Closing, (i) at least 75% of the members of the board of trustees/directors of each Kemper Fund which has approved a new investment advisory contract shall not be "interested persons" (as such term is defined in the 1940 Act) of Zurich or an affiliate of Zurich that will act as investment adviser to such Kemper Funds following the Effective Time, or of the Company or of any affiliate of the Company that was the investment adviser of any such Kemper Fund immediately preceding the Effective Time; and (ii) the requirements of
     Section 15(f)(1)(B) of the 1940 Act shall have been complied with in that no "unfair burden" shall have been imposed on any of the Kemper Funds as a result of this Agreement or under the KFS Agreement, the transactions contemplated hereunder, new investment advisory contracts or otherwise.

     SECTION 6.2 Conditions to Obligations of ZIP, Zurich and Insurance Partners. The obligations of ZIP, Zurich and Insurance Partners to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.1 of this Agreement and in
     Article II of the KFS Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of the Company set forth in Section 3.1 of this Agreement and Article II of the KFS Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and ZIP shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations and covenants required to be performed by it (i) under this Agreement at or prior to the Closing Date and (ii) under the KFS Agreement, and ZIP shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Appraisal Rights. No appraisal rights shall have been asserted by any holders of capital stock of the Company other than the holders of Dissenting Common Shares representing no more than 5% of the Common Stock outstanding on the date of this Agreement and Dissenting Preferred Shares (other than Dissenting Preferred Shares that are shares of Series C Preferred Stock) representing not more than 10% of the aggregate shares of the Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding on the date of this Agreement. No appraisal rights shall have been asserted by any holders of Series C Preferred Stock.

                                      A1-44

          (d) Sale of the Asset Management Subsidiary. The KFS Sale shall have been consummated in all material respects in accordance with the terms and conditions set forth in the KFS Agreement, except that the failure to consummate the KFS Sale shall not be a violation of this condition if (i) such failure shall have been caused by a breach by Zurich or KFS Acquisition Corp. of its representations, warranties, covenants and agreements under the KFS Agreement or (ii) ZIP elects to have the KFS Sale consummated after the Effective Time.

          (e) ESOP Sale. The ESOP Sale and the other transactions contemplated by the ESOP Agreements and the ESOP Credit Agreement shall have been consummated in all material respects in accordance with the terms and conditions set forth in Exhibit I to the Disclosure Schedule.

          (f) New Material Litigation. After the date of this Agreement, no suit, action, proceeding, arbitration or investigation shall have been commenced or threatened against or affecting the Company or any of its subsidiaries that is more likely than not to result, either individually or in the aggregate with any similar newly commenced suits, actions, proceedings, arbitrations or investigations, in liability to the Company or any subsidiary that would have a Material Adverse Effect with respect to the Company.

          (g) No Material Adverse Change in Existing Litigation. There shall have been no material adverse changes or developments arising out of or relating to any suits, actions, proceedings, arbitrations or investigations against or affecting the Company or any of its subsidiaries that were outstanding on the date of this Agreement and described in Section 3.1(j) of the Disclosure Schedule.

          (h) No Material Adverse Change. Since December 31, 1994, there shall have been no Material Adverse Change with respect to the Company; provided, however, that the events set forth in Section 6.2(h) of the Disclosure Schedule shall not constitute a Material Adverse Change for purposes of this Section 6.2(h) or Section 3.1(g)(i).

          (i) Lumbermens Agreement. The letter agreement dated the date hereof among the Company, KFS, ZIP, Zurich, Insurance Partners and Lumbermens (the "Lumbermens Agreement") shall be in full force and effect.

          (j) No Event of Default. (i) No Event of Default shall have occurred and be continuing, (ii) no event or condition shall exist that, with the giving of notice or lapse of time, would become an Event of Default (other than an Event of Default under Section 501(4) of each of the Chase Indenture and the First Chicago Indenture) and (iii) no event or condition exists that, with the giving of a valid notice and lapse of time, would become an Event of Default under Section 501(4) of either of the Chase Indenture and the First Chicago Indenture.

          (k) Stock Options and Phantom Stock Rights. The Company shall have obtained all necessary waivers, consents, releases and amendments in order to implement the provisions of Section 2.2 (except for waivers, consents, releases and amendments relating to Company Stock Options exercisable for fewer than 50,000 shares of Common Stock in the aggregate, provided that such options are held by fewer than twenty optionees) and to cancel the KFC Stock Options effective as of the Effective Time, in each case, to the reasonable satisfaction of ZIP. The Anti-Dilution Actions with respect to all Company Stock Options and the Phantom Stock Rights shall be full force and effect.

          (l) Board of Directors and Officers. Prior to the Effective Time, the directors and officers of the Company or its subsidiaries set forth in a written notice delivered by ZIP to the Company at least 10 days prior to the Closing Date, shall have provided their written resignations to the Company and ZIP or, in the case of any officer of the Company or a subsidiary or any director of a subsidiary of the Company shall have been removed and the persons specified in such written notice shall have been duly elected as directors and/or officers of the Company or any of the subsidiaries in accordance with such written notice, in all cases effective at the Effective Time.

                                      A1-45

     SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of ZIP and Zurich, as the case may be, set forth in Sections 3.2 and 3.3, as the case may be, that are qualified as to materiality shall be true and correct and the representations and warranties set forth in Sections 3.2 and 3.3 of this Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and the Company shall have received certificates signed on behalf of each of ZIP and Zurich by the chief executive officer and the chief financial officer of each of ZIP and Zurich to the effect set forth in this paragraph.

          (b) Performance of Obligations of ZIP, Zurich and Insurance
     Partners. ZIP, Zurich and Insurance Partners shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of each of ZIP, Zurich and Insurance Partners by the chief executive officer and the chief financial officer of each of ZIP and Zurich and the general partners of Insurance Partners to such effect; provided, however, that this condition shall be deemed satisfied if Insurance Partners shall have breached the covenants set forth in Sections 5.3 and 5.9 and the condition to closing set forth in Section 6.1(b) shall nevertheless have been satisfied.

     SECTION 6.4 Satisfaction of Closing Conditions. (a) The conditions to the obligations of ZIP, Zurich and Insurance Partners to effect the Merger set forth in Sections 6.1 and 6.2 of this Agreement shall be deemed to be satisfied on the Closing Date if the KFS Sale shall have been consummated prior to the Closing Date.

     (b) If ZIP makes an election by written notice as described in Section 1.2(b) hereof (the "Section 1.2(b) Notice"), then, on a business day specified in the Section 1.2(b) Notice, which shall be not more than five business days after the date on which ZIP delivers the Section 1.2(b) Notice (the "Preliminary Closing Date"), a preliminary closing shall take place at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York, at 10:00 a.m., at which the Company shall seek to fulfill all conditions to the obligation of ZIP to effect the Merger set forth in Sections 6.1 and 6.2 (other than Sections 6.2(d) and (l) but including, without limitation, the delivery of the officers' certificates under Sections 6.2(a) and (b)) (the "Preliminary Closing Conditions"). If the Company shall fulfill all of the Preliminary Closing Conditions on the Preliminary Closing Date, then on the Closing Date (i) the Company's obligation to effect the Merger shall be subject to the satisfaction or waiver on such date of each of the conditions set forth in Sections 6.1 and 6.3 and (ii) ZIP, Zurich and Insurance Partners' obligation to effect the Merger shall be subject to the satisfaction or waiver on such date of each of the conditions set forth in Sections 6.1 and 6.2; provided, however, that (A) the conditions to the obligation of ZIP, Zurich and Insurance Partners to effect the Merger set forth in Sections 6.2(c), (e), (f), (g) and (h) shall be deemed to have been satisfied on the Closing Date and (B) the condition set forth in Section 6.2(a) must be satisfied or waived on the Closing Date, except that such condition to the extent it applies to the truth and correctness as of the Closing Date of the representations and warranties set forth in Sections 3.1(e) through (l), (n), (p) through (u), and (x) through (bb) of this Agreement and Sections 2.5 through 2.11 and 2.13 through 2.17 of the KFS Agreement and
Section 2.18 of the KFS Agreement, to the extent that such Section 2.18 incorporates by reference Sections 3.1(e) through (l), (n), (p) through (u) and
(x) through (bb) of this Agreement, shall be deemed to be satisfied on the Closing Date unless the failure to satisfy such condition is a result of any willful action or willful inaction by the Company, any of its subsidiaries or any officers or directors thereof. If the Company shall fulfill the Preliminary Closing Conditions, then the Closing shall occur on a business day specified in a written notice from ZIP to the Company, which shall be not fewer than three business days after the date on which ZIP delivers such notice and shall be no later than January 4, 1996. If the Company shall not fulfill all of the Preliminary Closing Conditions on the Preliminary Closing Date, the Company must fulfill all of the conditions set forth in Sections 6.1 and 6.2 on the Closing Date as if no preliminary closing occurred.

                                      A1-46

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company and/or ZIP:

          (a) by either ZIP or the Company, if the Stockholders Meeting is held and the required approval of the stockholders of the Company described in
     Section 6.1(a) shall not have been obtained;

          (b) by ZIP, if the Board of Directors of the Company shall have taken any of the actions specified in Sections 5.8(i), (ii) or (iii) of this Agreement;

          (c) by the Company, if the Board of Directors of the Company shall have taken any of the actions specified in Sections 5.8(i), (ii) or (iii) of this Agreement, the taking of such actions was permitted by Section 5.8 of this Agreement and the Section 5.12 Fee and the Transaction Expenses of ZIP, Zurich and Insurance Partners shall have been paid in accordance with
     Section 5.8;

          (d) by ZIP, if (i) a tender offer or exchange offer for shares of capital stock of the Company (including a self-tender offer by the Company), which would result in the beneficial ownership by any person or any "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 20% of the outstanding shares of Common Stock, is commenced, and the Board of Directors of the Company either (a) recommends that the stockholders of the Company tender their shares in such tender or exchange offer or (b) states that it is neutral with respect to such tender or exchange offer, (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed which beneficially owns, or has the right to acquire "beneficial ownership" of, more than 20% of the then outstanding shares of the Common Stock or (iii) the Board of Directors of the Company approves any transaction pursuant to Section 11(a)(ii)(B) or 13(d) of the Rights Agreement or amends or waives any provision of the Rights Agreement or redeems the Rights issued thereunder other than as contemplated under Section 3.1(w);

          (e) by ZIP, if there has been any material breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement or in the KFS Agreement which breach, if not a willful breach, has not been cured within 15 days following receipt by the Company of notice of such breach; provided, however, that if the breach by the Company may be cured and the Company is taking reasonable steps to cure such breach, then ZIP may not terminate this Agreement until the earlier of
     (i) the 45th day following the receipt by the Company of the notice of such breach and (ii) February 28, 1996.

          (f) by the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Zurich, Insurance Partners or ZIP set forth in this Agreement which breach, if not a willful breach, has not been cured within 15 days following receipt by the breaching party of notice of such breach; provided, however, that if the breach by Zurich, Insurance Partners or ZIP may be cured and Zurich, Insurance Partners or ZIP, as the case may be, is taking reasonable steps to cure such breach, then the Company may not terminate this Agreement until the earlier of (i) the 45th day following the receipt by the breaching party of the notice of such breach and (ii) February 28, 1996; provided, further, however, that the Company may not terminate this Agreement under this Section 7.1(f) if Insurance Partners has breached the covenants set forth in Sections 5.3 and 5.9 and ZIP and Zurich are in compliance therewith;

          (g) by either ZIP or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or the KFS Sale and such order, decree, ruling or other action shall have become final and nonappealable;

          (h) by ZIP, if the conditions set forth in Sections 6.1 and 6.2 of this Agreement shall not have been satisfied or waived and the Merger shall not have been consummated on or before February 29, 1996,

                                      A1-47
     unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

          (i) by the Company, if the conditions set forth in Sections 6.1 and
     6.3 of this Agreement shall not have been satisfied or waived and the Merger shall not have been consummated on or before February 29, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

          (j) by ZIP, (i) if the consents, approvals, permits or authorizations required to be obtained from Governmental Entities pursuant to Section 6.1(b) shall have been sought and have been denied, (ii) if the approval of the contracts required to be obtained pursuant to Section 6.1(e) shall have been sought and shall have been refused or (iii) if the consents required to be obtained pursuant to Section 6.1(f) shall have been sought and shall have been refused; provided, however, that ZIP may not exercise its rights under this Section 7.1(j) to terminate this Agreement if ZIP, Zurich or Insurance Partners shall have willfully and materially breached its obligations under either Section 5.3 or 5.9 of this Agreement; or

          (k) by mutual written consent of ZIP and the Company.

     SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either ZIP or the Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Zurich, Insurance Partners, ZIP or the Company, other than the last sentence of Section 5.4 and Sections 3.1(x), 3.2(g), 3.3(f), 3.4(e), 5.6, 5.8, 5.12, 7.2, 8.8 and 8.12. Nothing contained in this Section shall relieve any party from any liability resulting from any wilful and material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.3 Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of this Agreement by the stockholders of the Company, no amendment shall be made which under applicable law requires the approval of such stockholders unless such further stockholder approval shall have been obtained. This Agreement may not be amended contraventions, except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     SECTION 8.2 Guaranty. Zurich hereby irrevocably and unconditionally guaranties the obligations of Insurance Partners and ZIP to consummate the Merger.

     SECTION 8.3 Definitions.  For purposes of this Agreement:

          (a) except as otherwise indicated in this Agreement, an "affiliate" of any specified person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified;

                                      A1-48

          (b) "Excluded Real Estate Subsidiary" means any Real Estate Subsidiary with respect to which the Company, directly or indirectly, owns less than 80% of the equity interest;

          (c) "Material Adverse Change with respect to the Company" or "Material Adverse Effect with respect to the Company" means any change or effect that, either individually or in aggregate with all other changes or effects, is or would be materially adverse to the business, financial condition or operations of the Company and its subsidiaries taken as a whole or any Significant Subsidiary, or adversely affects the ability of the Company or its affiliates to consummate the transactions contemplated by this Agreement in any material respect;

          (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (e) "real estate asset" means any direct or indirect debt or equity interest in land, buildings, improvements or other real property other than readily marketable securities;

          (f) "Real Estate Subsidiaries" means (i) any subsidiary of the Company that is primarily engaged, directly or indirectly, in the business of real estate development, management or ownership and (ii) for the purposes of Articles IV and V only, any partnership of which a Real Estate Subsidiary described in clause (i) above is a general partner (the parties hereto acknowledge that any Real Estate Subsidiary described in this clause (ii) shall be an Excluded Real Estate Subsidiary notwithstanding not being listed on Section 3.1(a) of the Disclosure Schedule);

          (g) a "subsidiary" of any specified person means (i) a person of which 50% of the total combined voting power of all classes of voting stock or other ownership interests is owned directly or indirectly by such specified person and (ii) any Real Estate Subsidiary; and

          (h) "transactions contemplated by this Agreement" or "transactions contemplated hereby" shall mean the Merger, the KFS Sale, the ESOP Sale, the Venture Capital Portfolio Sale, the sale of common stock of State Street Boston Corporation in accordance with Section 4.4, the real estate sales contemplated by Section 4.6 and Schedule I to this Agreement and any other transactions contemplated by this Agreement, the KFS Agreement, the ESOP Agreement and the ESOP Credit Agreement.

     SECTION 8.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmittal confirmation if sent by facsimile or like transmission, and upon receipt of proof of delivery when sent by overnight mail or overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Zurich, to:

          Zurich Insurance Company
          Mythenquai 2, P.O. Box Ch-8022
          Zurich, Switzerland
          Fax: 011-41-1-201-4790
          Attention:  Mr. Rolf Hueppi, President and Chief Executive Officer

                 with copies to:

          Zurich Insurance Company
          Mythenquai 2, P.O. Box Ch-8022
          Zurich, Switzerland
          Fax: 011-41-1-201-4790
          Attention:  Dr. Kaspar Hotz

                                      A1-49

                 Centre ReSource Limited
                 One Chase Manhattan Plaza
          44th Floor
          New York, New York 10005
          Fax: (212) 898-5002
          Attention:  Mr. Steven M. Gluckstern

          Willkie Farr & Gallagher
          53 East 53rd Street
          New York, NY 10022
          Fax: (212) 821-8111
          Attention:  Thomas M. Cerabino, Esq.

          (b) if to Insurance Partners, to:

           Insurance Partners, L.P.
           201 Main Street, Suite 2600
           Fort Worth, TX 76102
           Fax: (817) 338-2047
           Attention:  Mr. Charles Irwin

           and

           Insurance Partners Offshore
             (Bermuda), L.P.
           Cedar House,
           41 Cedar Avenue
           P.O. Box HM 1179
           Hamilton HM-EX, Bermuda
           Fax: (809) 295-7768
           Attention:  Kenneth E.T. Robinson, Esq.

           with copies to:

           Paul, Weiss, Rifkind, Wharton & Garrison
           1285 Avenue of the Americas
           New York, NY 10019-6064
           Fax: (212) 757-3990
           Attention: Matthew Nimetz, Esq.

           Insurance Partners Advisors, L.P.
           One Chase Manhattan Plaza
           44th Floor
           New York, NY 10005
           Fax: (212) 898-8720
           Attention:  Mr. Daniel L. Doctoroff

                                      A1-50

          (c) if to ZIP or the Surviving Corporation, to:

              ZIP Acquisition Corp.
          Zurich Towers
          1400 America Lane
          Schaumburg, IL 60196
          Fax: (708) 605-6124
          Attention:  David Bowers, Esq.

          with copies to:

          Zurich Insurance Company
          Mythenquai 2, P.O. Box Ch-8022
          Zurich, Switzerland
          Fax: 011-41-1-201-4790
          Attention:  Mr. Rolf Hueppi, President and Chief Executive Officer

                 Zurich Insurance Company
          Mythenquai 2, P.O. Box Ch-8022
          Zurich, Switzerland
          Fax: 011-41-1-201-4790
          Attention:  Dr. Kaspar Hotz

          Centre ReSource Limited
          One Chase Manhattan Plaza
          44th Floor
          New York, New York 10005
          Fax: (212) 898-5002
          Attention:  Mr. Steven M. Gluckstern

          Insurance Partners, L.P.
          201 Main Street
          Fort Worth, TX 76102
          Fax: (817) 338-2047
          Attention:  Mr. Charles Irwin

          Insurance Partners Offshore
            (Bermuda), L.P.
          Cedar House,
          41 Cedar Avenue
          P.O. Box HM 1179
          Hamilton HM-EX, Bermuda
          Fax: (809) 295-7768
          Attention:  Kenneth E.T. Robinson, Esq.

          Insurance Partners Advisors, L.P.
          One Chase Manhattan Plaza
          44th Floor
          New York, NY 10005
          Fax: (212) 898-8720
          Attention:  Mr. Daniel L. Doctoroff

                                      A1-51

                 Paul, Weiss, Rifkind, Wharton & Garrison
                 1285 Avenue of the Americas
          New York, NY 10019-6064
          Fax: (212) 757-3990
          Attention:  Matthew Nimetz, Esq.

          Willkie Farr & Gallagher
          153 East 53rd Street
          New York, NY 10022
          Fax: (212) 821-8111
          Attention:  Thomas M. Cerabino, Esq.

          (d) if to the Company prior to the Effective Time, to:

           Kemper Corporation
           One Kemper Drive
           Long Grove, Illinois 60049
           Fax: (708) 320-4363
           Attention: Mr. David B. Mathis,
                    Chairman of the Board and Chief Executive Officer

                 with copies to:

           Kemper Corporation
           One Kemper Drive
           Long Grove, Illinois 60049
           Fax: (708) 320-4692
           Attention: Kathleen A. Gallichio, Esq.,
                    Senior Vice President, General Counsel and Corporate
                      Secretary

                 Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, New York 10017
           Fax: (212) 455-2502
           Attention: Charles I. Cogut, Esq.

     SECTION 8.5 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used by this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 8.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.7 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the exhibits and Schedules attached hereto) and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto and the third party beneficiaries referred to in the following sentence any rights or remedies. The parties hereto expressly intend the provisions of Section 5.5 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the directors, officers and employees referred to in, or intended to be benefitted by, such provisions.

     SECTION 8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

                                      A1-52

     SECTION 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operations of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void; provided, however, that Zurich shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any majority-owned affiliate of Zurich, but in such event Zurich shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware or any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the State of Delaware or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a court of the State of Delaware or a Federal court sitting in the State of Delaware.

     SECTION 8.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     SECTION 8.12 Fees and Expenses. The costs of preparing and distributing proxy materials to and of holding the meetings of the Kemper Funds' stockholders will be shared equally by ZIP and the Company.

                                      A1-53

     IN WITNESS WHEREOF, each of Zurich, IP, IP Bermuda, ZIP and the Company has caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ZURICH INSURANCE COMPANY

By: /s/ ROLF HUPPI

    ----------------------------------
    Name: Rolf Huppi
    Title: President and Chief
    Executive Officer
By: /s/ KASPAR HOTZ

    ----------------------------------
    Name: Kaspar Hotz
    Title: Corporate Secretary and
         General Counsel
INSURANCE PARTNERS, L.P.

By:  Insurance GenPar, L.P., its
     general partner
By:  Insurance GenPar MGP, L.P., its
     general partner

By:  Insurance GenPar MGP, Inc., its
     general partner
By: /s/ DANIEL L. DOCTOROFF

    ----------------------------------
    Name: Daniel L. Doctoroff
    Title: Managing Director                INSURANCE PARTNERS OFFSHORE
                                            (Bermuda), L.P.
                                            By:  Insurance GenPar (Bermuda),
                                              L.P., its general partner

                                            By:  Insurance GenPar (Bermuda)
                                              MGP, L.P., its general partner
                                            By:  Insurance GenPar (Bermuda)
                                              MGP, Ltd., its general partner

                                            By: /s/ DANIEL L. DOCTOROFF

                                              ----------------------------------
                                              Name: Daniel L. Doctoroff
                                              Title: Managing Director
                                            ZIP ACQUISITION CORP.

                                            By: /s/ DANIEL L. DOCTOROFF

                                              ----------------------------------
                                              Name: Daniel L. Doctoroff
                                              Title: Vice President
                                            KEMPER CORPORATION

                                            By: /s/ DAVID B. MATHIS

                                              ----------------------------------
                                              Name: David B. Mathis
                                              Title: Chairman of the Board and
                                                 Chief Executive Officer

                              AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT, dated as of September 6, 1995, among Zurich Insurance Company, a corporation organized under the laws of Switzerland ("Zurich"), Insurance Partners, L.P., a Delaware limited partnership ("IP"), Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IP Bermuda" and, together with IP, "Insurance Partners"), ZIP Acquisition Corp., a Delaware corporation ("ZIP"), and Kemper Corporation, a Delaware corporation (the "Company").

     WHEREAS, the parties have entered into an Agreement and Plan of Merger dated as of May 15, 1995 (the "Agreement");

     WHEREAS, the parties wish to amend certain provisions of the Agreement; and

     WHEREAS, Section 7.3 of the Agreement provides in relevant part that at any time prior to the Effective Time, the parties may modify or amend the Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Zurich, Insurance Partners, ZIP and the Company hereby agree as follows:

          1. Terms not specifically defined herein shall have the meanings set forth in the Agreement.

          2. The parties agree that the Merger Consideration to be (i) received for each share of Common Stock and (ii) used in the calculation of the cash payment to holders of Company Stock Options and Phantom Stock Rights in the Merger shall be $49.80 without interest. Accordingly, all references in the Agreement to "$49.50 per share" shall be amended to read "$49.80 per share" for all intents and purposes under the Agreement.

          3. References in the Agreement to the ESOP Sale shall be deemed to be references to (i) a sale by KFC to the ESOP of approximately 96% of the Newco Common Stock for $71.4 million, (ii) the issuance of approximately 4% of the Newco Common Stock to the management of KSI, (iii) the issuance of Newco non-voting common stock to the management of KSI representing approximately a 1% common equity interest in Newco, (iv) the sale of approximately $30 million aggregate liquidation preference of Series A Exchangeable Preferred Stock of Newco (the "Newco Preferred Stock") by KFC to the Company as payment for intercompany indebtedness and (v) the distribution of approximately $30 million aggregate liquidation preference of Newco Preferred Stock by the Company to its stockholders. Each of the transactions in clauses (i)-(v) shall be effected pursuant to the terms and conditions set forth in Annex A attached hereto. In furtherance thereof,
     Schedule I of the Disclosure Schedule is amended and replaced in its entirety by Annex A attached hereto.

                                      A1-55

          4. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          5. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

     IN WITNESS WHEREOF, each of Zurich, IP, IP Bermuda, ZIP and the Company has caused this agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

ZURICH INSURANCE COMPANY

By: /S/ ROLF HUPPI

    ----------------------------------
    Name: Rolf Huppi
    Title:  President and Chief
    Executive Officer
By: /S/ KASPAR HOTZ

    ----------------------------------
    Name: Kaspar Hotz
    Title:  Corporate Secretary and
    General Counsel
INSURANCE PARTNERS, L.P.
By:  Insurance GenPar, L.P.,
     its general partner

By:  Insurance GenPar MGP, L.P.,
     its general partner
By:  Insurance GenPar MGP, Inc.,
     its general partner

By: /s/ STEVEN B. GRUBER

    ----------------------------------
    Name: Steven B. Gruber
    Title:  Vice President and
    Assistant Secretary                     INSURANCE PARTNERS OFFSHORE
                                            (BERMUDA), L.P.
                                            By:  Insurance GenPar (Bermuda),
                                                 L.P.,
                                              its general partner

                                            By:  Insurance GenPar (Bermuda) MGP,
                                                 L.P.,
                                              its general partner
                                            By:  Insurance GenPar (Bermuda) MGP,
                                                 Ltd.,
                                              its general partner

                                            By: /s/ DANIEL DOCTOROFF

                                              ----------------------------------
                                              Name: Daniel Doctoroff
                                              Title:  Vice President and
                                                Assistant Secretary
                                            ZIP ACQUISITION CORP.

                                            By: /s/ DANIEL DOCTOROFF
                                              ----------------------------------
                                              Name: Daniel Doctoroff
                                              Title:  Vice President
                                            KEMPER CORPORATION

                                            By: /s/ DAVID B. MATHIS

                                              ----------------------------------
                                              Name: David B. Mathis
                                              Title:  Chairman of the Board and
                                                     Chief Executive Officer

                                    ANNEX 2

                    FAIRNESS OPINION OF GOLDMAN, SACHS & CO.

                                      A2-1

October 17, 1995


Board of Directors
Kemper Corporation
One Kemper Drive
Long Grove, Illinois  60049-0001

Gentlemen:

You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $5.00 per share (the "Shares"), of Kemper Corporation (the "Company") of the $49.80 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger dated as of May 15, 1995, as amended on September 6, 1995, among Zurich Insurance Company ("Zurich"), Insurance Partners L.P. ("IP"), Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda" and, together with IP, "Insurance Partners"), ZIP Acquisition Corp., and the Company (the "Agreement"). We understand that the Company, as contemplated by the Agreement, has distributed to stockholders all of its ownership in the securities brokerage business.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company and its affiliates from time to time including, among others, having acted as managing underwriter for the issuance of $260 million of preferred stock and $200 million of long-term debt of the Company in 1993, having acted as its financial advisor in the Company's divestiture of its reinsurance and risk management operations in 1993, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We have been separately retained by the Company as financial advisor with respect to the sale of all or a part of the Company's real estate portfolio.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1994; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; the Proxy Statement relating to the Special Meeting of Stockholders of the Company to be held in connection with the Agreement; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for

Kemper Corporation
October 17, 1995
Page Two



the Shares and compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the insurance and investment management industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries, and we have not been furnished with any such evaluation or appraisal.

Based upon the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof the $49.80 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair to such holders.

Very truly yours,


GOLDMAN, SACHS & CO.

                                    ANNEX 3

                      GENERAL CORPORATION LAW OF DELAWARE

SECTION 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251, 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale

                                      A3-1
of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown

                                      A3-2
on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      A3-3

                                    NOTICE OF SPECIAL MEETING
                                    OF STOCKHOLDERS
                                    NOVEMBER 15, 1995
                                    AND
                                    PROXY STATEMENT

                                    KEMPER CORPORATION
                                    LONG GROVE, ILLINOIS 60049

                                                                            LOGO

P R O X Y                       KEMPER CORPORATION                     P R O X Y

                 PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                              NOVEMBER 15, 1995


        The undersigned hereby appoints each of Peter B. Hamilton, George D. Kennedy and David B. Mathis proxies, with full power of substitution, with the powers (each having full power to act without the others, and if two or more of them act together, by action of a majority of them) the undersigned would possess if personally present, to vote, as designated below, all shares of the $5.00 par value Common Stock of Kemper Corporation (the "Company") owned by the undersigned at the Special Meeting of Stockholders to be held on November 15, 1995 (the "Special Meeting"), and at any adjournments or postponements thereof.

        This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposal 1 unless otherwise indicated.


         PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.



                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                              KEMPER CORPORATION

        1. The approval and adoption of the Agreement and Plan of Merger, dated as of May 15, 1995 and amended as of September 6, 1995, among Zurich Insurance Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda) L.P., ZIP Acquisition Corp. and the Company.

                / / FOR         / / WITHHELD          / / ABSTAIN

        2. In their discretion, the proxies are authorized to vote upon any other matter that properly may come before the Special Meeting or any adjournments or postponements thereof.


        This Proxy, if properly executed, will be voted in accordance with the undersigned's direction as set forth herein. If no direction is made, this Proxy will be voted FOR Proposal 1. This Proxy may be revoked in writing prior to its exercise.

        Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as an attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

                                The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that said attorneys, agents, proxies, the substitutes or any of them may lawfully do by virtue hereof.

                                Dated: ________________________________, 1995

                                Signature(s) ________________________________

                                Signature(s) ________________________________

                                (When signing as an attorney, executor,
                                administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)